EXECUTION VERSION

_____________________________________________________________________________________
Deal CUSIP Number: 39762JAR5
Term A-1 Loan CUSIP Number: 39762JAT1
Term A-2 Loan CUSIP Number: 39762JAU88
Global Revolving Credit Facility CUSIP Number: 39762JAS3
U.S. Revolving Credit Facility CUSIP Number: 39762JAS3

SECOND AMENDED & RESTATED
CREDIT AGREEMENT
Dated as of March 1, 2022

among

GREIF, INC.,
GREIF PACKAGING LLC,
GREIF INTERNATIONAL HOLDING B.V.
and
GREIF BEHEER B.V.,
as Borrowers,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent and
an L/C Issuer,
and
The Other Lenders Party Hereto

________________________________________________________

WELLS FARGO SECURITIES, LLC,
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
BOFA SECURITIES, INC.,
MUFG BANK, LTD.,
U.S. BANK NATIONAL ASSOCIATION,
and
TD BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners,
COBANK, ACB,
as the Term A-2 Facility Lead Arranger

PNC BANK, NATIONAL ASSOCIATION,
GOLDMAN SACHS BANK USA,
CITIZENS BANK, N.A.,
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
ING BANK N.V., DUBLIN BRANCH,
BNP PARIBAS S.A.,
and
HSBC SECURITIES (USA) INC.,
as Co-Documentation Agents
_____________________________________________________________________________________

(continued)
Page

    i

(continued)
Page

(continued)
Page

(continued)
Page

(continued)
Page

11.04 Waiver	165
11.05 Payments; Application	166

SIGNATURES    S-1
    v

SCHEDULES
2.01    Commitments and Applicable Percentages
2.03    Existing Letters of Credit
10.02    Administrative Agent’s Office, Certain Addresses for Notices
10.06(g)    Voting Participants

EXHIBITS
Form of
A    Loan Notice
B    Swing Line Loan Notice
C-1    Term Note
C-2    Revolving Credit Note
D    Compliance Certificate
E    Assignment and Assumption
F    New Borrower Request and Assumption Agreement
G    New Borrower Notice
H    U.S. Tax Compliance Certificates

SECOND AMENDED & RESTATED
CREDIT AGREEMENT
This SECOND AMENDED & RESTATED CREDIT AGREEMENT is entered into as of March 1, 2022 (this “Agreement”), among GREIF, INC., a Delaware corporation (the “Company”), GREIF PACKAGING LLC, a Delaware limited liability company (“Greif Packaging”), GREIF INTERNATIONAL HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 33065401 (“Greif International Holding”), Greif Beheer B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 30170356 (“Greif Beheer”) and certain other Wholly-Owned Subsidiaries of the Company party hereto pursuant to Section 2.15 (each such Wholly-Owned Subsidiary of the Company together with the Company, Greif Packaging, Greif International Holding and Greif Beheer, the “Borrowers” and each, a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and an L/C Issuer.
PRELIMINARY STATEMENTS:
WHEREAS, the Company, the other Loan Parties party thereto, the lenders party thereto and the Administrative Agent were, immediately prior to the Restatement Effective Date, party to that certain Amended and Restated Credit Agreement, dated as of February 11, 2019, (as amended, restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) pursuant to which the lenders party thereto (such lenders, the “Existing Lenders”) provided a credit facility to the Company and each Designated Borrower (as defined therein) in an initial aggregate principal amount of $2,475,000,000 pursuant to which the Existing Lenders made extensions of credit (including loans (the “Existing Loans”)) to the Borrowers (as defined therein) on the terms and conditions set forth therein;
WHEREAS, the Company has requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Borrowers pursuant to the terms of this Agreement, and the Lenders (including certain of the Existing Lenders) have agreed (subject to the terms of this Agreement) to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by the parties to the Existing Credit Agreement that (a) the commitments which the Existing Lenders have agreed to extend to the Borrowers under the Existing Credit Agreement shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement; and (b) the Existing Loans and other Obligations (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained in this Agreement, with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement (each of which shall hereafter have no further effect upon the parties thereto, other than for accrued fees and expenses, and indemnification provisions accrued and owing, under the terms of the Existing Credit Agreement prior to the Restatement Effective Date or arising (in the case of indemnification) under the terms of the Existing Credit Agreement);
WHEREAS, without limiting any of the foregoing, it is the intent of the parties hereto that this Agreement not constitute a novation of the “Obligations” under and as defined in the Existing Credit Agreement;
WHEREAS, it is the intent of the Loan Parties to confirm that all Obligations shall continue in full force and effect and that, from and after the Restatement Effective Date, all references to the “Credit Agreement” contained in the Loan Documents shall be deemed to refer to this Agreement; and
WHEREAS, the Lenders have indicated their willingness to extend, or continue to extend, as applicable, credit and the L/C Issuers have indicated their willingness to issue, or continue to issue, as applicable, Letters of Credit, in each case, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Article I
DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2027 Senior Notes Redemption” means the redemption of the 2027 Senior Notes with a portion of the proceeds of the Loans hereunder and/or Cash of the Company.
“2027 Senior Notes” means the Company’s 6.50% Senior Notes due 2027, as evidenced by the 2027 Senior Notes Indenture.
“2027 Senior Notes Indenture” means the Indenture, dated as of February 11, 2019, among the Company, as Issuer, certain Domestic Subsidiaries of the Company, as Guarantors, and U.S. Bank National Association, as Trustee.
“Acquisition” means (a) the purchase by a Person of all or a significant part of a business or business unit conducted by another Person; or (b) the merger, consolidation or amalgamation of any Person with any other Person.
“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a)  the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) the applicable Term SOFR Adjustment; provided that if the Adjusted Term SOFR Rate as so determined would be less than 0.00%, such rate shall be deemed to be equal to 0.00% for the purposes of this Agreement.
“Administrative Agent” means JPMorgan in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent, as applicable, or such Affiliates thereof as it shall from time to time designate solely for the purpose of performing its obligations hereunder in such capacity, including with respect to any Loan denominated in an Alternative Currency, and (subject to, and without limiting the rights of the Administrative Agent under, Section 9.05) not for purposes of giving consent, receiving notices (other than any Loan Notice or Swing Line Loan Notice) or for any other reason, J.P. Morgan Europe Limited.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied or otherwise approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency Site” means the Electronic System established by the Administrative Agent to administer this Agreement and the other Loan Documents.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreed Currencies” means Dollars and each Alternative Currency.
“Agreement” has the meaning specified in the preamble hereto.
“Alternative Currency” means Euro and each other currency (other than Dollars) that is approved in accordance with Section 1.08.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Alternative Currency Swing Line Lender” means BNP Paribas S.A.
“Alternative Currency Swing Line Sublimit” means the Dollar Equivalent of €75,000,000 as of the most recent Revaluation Date for Swing Line Loans denominated in an Alternative Currency. As of the Restatement Effective Date, BNP Paribas S.A. has agreed to make all of the Swing Line Loans under the Alternative Currency Swing Line Sublimit. The Alternative Currency Swing Line Sublimit is part of, and not in addition to, the Swing Line Sublimit.
“Ancillary Obligations” means, collectively, obligations arising under any of the Existing Guaranties or Secured Lender Arrangements.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption (including, without limitation, the Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010).
“Applicable Percentage” means:
(a)in respect of the Term A-1 Facility, with respect to any Term A-1 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-1 Facility represented by (i) on the Restatement Effective Date, such Term A-1 Lender’s Term A-1 Commitment at such time, subject to adjustment as provided in Section 2.17, and (ii) thereafter, the principal amount of such Term A-1 Lender’s Term A-1 Loans at such time;
(b)in respect of the Term A-2 Facility, with respect to any Term A-2 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-2 Facility represented by (i) on the Restatement Effective Date, such Term A-2 Lender’s Term A-2 Commitment at such time, subject to adjustment as provided in Section 2.17, and (ii) thereafter, the principal amount of such Term A-2 Lender’s Term A-2 Loans at such time;
(c)in respect of the U.S. Revolving Credit Facility, with respect to any U.S. Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the U.S. Revolving Credit Facility represented by such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17; and
(d)in respect of the Global Revolving Credit Facility, with respect to any Global Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Global Revolving Credit Facility represented by such Global Revolving Credit Lender’s Global Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17.

If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.01, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the U.S. Revolving Credit Facility or the Global Revolving Credit Facility, as the case may be, shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the U.S. Revolving Credit Facility or the Global Revolving Credit Facility, as the case may be, most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Leverage Ratio	Applicable Rate for Revolving Credit Loans and Term A-1 Loans			Applicable Rate for Term A-2 Loans			Commitment Fee
		Term Benchmark Loans	Daily Simple SOFR Loans	Base Rate Loans	Term Benchmark Loans	Daily Simple SOFR Loans	Base Rate Loans
1	> 3.75:1	1.75%	1.75%	0.75%	2.00%	2.00%	1.00%	0.300%
2	< 3.75:1 but > 3.00:1	1.50%	1.50%	0.50%	1.75%	1.75%	0.75%	0.250%
3	< 3.00:1 but > 2.25:1	1.25%	1.25%	0.25%	1.50%	1.50%	0.50%	0.200%
4	< 2.25:1 but > 1.50:1	1.00%	1.00%	0.00%	1.50%	1.50%	0.50%	0.150%
5	< 1.50:1	0.75%	0.75%	0.00%	1.50%	1.50%	0.50%	0.150%

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Restatement Effective Date through the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the first full Fiscal Quarter ending after the Restatement Effective Date shall be Pricing Level 3.
Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (b) the determination of the Applicable Rate (other than with respect to any Term A-2 Loans) for any period shall be adjusted (each an “ESG Adjustment”) as described in the following table (the “Sustainability Margin Adjustment Grid”) to take into account any reduction or increase (as the case may be) in the Applicable Rate (other than with respect to any Term A-2 Loans) as a result of the then applicable ESG Score of the Company:

Baseline Score	ESG Score	Applicable Rate Adjustment	Commitment Fee Adjustment
70	≥ 73	- 0.05%	- 0.01%
	< 73 but > 63	No Adjustment	No Adjustment
	≤ 63	+ 0.05%	+ 0.01%

Notwithstanding the foregoing, (i) any adjustment of the Applicable Rate in accordance with the Sustainability Margin Adjustment Grid above shall take effect on the tenth Business Day (the “ESG Reset Date”) after the Administrative Agent and the Sustainability Structuring Agent have received the most recent ESG Score Report, KPI Metrics Report or Sustainability Certificate, as applicable, is delivered pursuant to Section 6.02(g), provided that in relation to any outstanding Loan, such adjustment shall only take effect from the first day of the Interest Period which starts on or after the ESG Reset Date; provided that (i) no adjustment shall result in an aggregate increase or, as the case may be, aggregate decrease of the Applicable Rate by more than five (5) basis points and the Commitment Fee by more than one (1) basis point; (ii) an ESG Reset Date may not occur more than once in each calendar year; and (iii) if the Company fails to provide the ESG Score Report, KPI Metrics Report or Sustainability Certificate, as applicable, to the Administrative Agent and Sustainability Structuring Agent by the earlier of (A) the date falling sixty (60) days after receiving the ESG Score Report from the ESG Score Provider or after the Sustainability Certificate is required to be delivered under Section 1.13, as applicable (the “ESG Receipt Date”) and (B) the ESG Score Longstop Publishing Date, the Applicable Rate shall be increased by five (5) basis points per annum from the date which falls sixty (60) days after the ESG Receipt Date, or as the case may be the ESG Score Longstop Publishing Date until the date which falls five (5) Business Days after the date on which the Administrative Agent and Sustainability Structuring Agent have received such ESG Score Report, KPI Metrics Report or Sustainability Certificate, as applicable, from the Company.

“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” has the meaning specified in Section 2.15.
“Applicant Borrower Documents” has the meaning specified in Section 2.15.
“Appropriate Lender” means, at any time, (a) with respect to any Term Facility, the U.S. Revolving Credit Facility or the Global Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan, a U.S. Revolving Credit Loan or a Global Revolving Credit Loan, respectively, at such time; (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Global Revolving Credit Lenders; and (c) with respect to the Swing Line Sublimit (including the Dollar Swing Line Sublimit and the Alternative Currency Swing Line Sublimit), (i) the Swing Line Lenders and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the U.S. Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means WFS, and, with respect to the Term A-2 Facility, CoBank, in their respective capacities as lead arrangers and bookrunners.
“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of all or any part of an interest in shares of Equity Interests of a Subsidiary of the Company (other than directors’ qualifying shares) and similar arrangements required by Law, property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Subsidiaries; provided that a Recovery Event shall not be considered an Asset Disposition.

“Assignee Group” means two (2) or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by MarkitClear or another electronic platform) approved by the Administrative Agent.
“Attributable Debt” means as of the date of determination thereof, without duplication, (a) in connection with a Sale and Leaseback Transaction, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then remaining term of any applicable lease; (b) Receivables Facility Attributable Debt; provided that, for purposes of the definition of “Leverage Ratio”, Receivables Facility Attributable Debt in an amount not to exceed $350,000,000 (less the aggregate principal amount of Indebtedness outstanding under the Specified Euro Securitization Facility, to the extent and for so long as such Indebtedness is excluded from Consolidated Debt) in the aggregate for all such Receivables Facility Attributable Debt shall not be considered “Attributable Debt” to the extent the Permitted Accounts Receivable Securitization giving rise to such Receivables Facility Attributable Debt constitutes a “true sale” under GAAP; and (c) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.
“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the Fiscal Year ended October 31, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year of the Company and its Subsidiaries, including the notes thereto.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 3.03.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the NYFRB Rate in effect on such day plus ½ of 1%, (b) the Prime Rate in effect on such day, and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Benchmark” means, initially, with respect to any (i) Daily Simple SOFR Loan, the applicable Relevant Rate, or (ii) Term Benchmark Loan in any Agreed Currency, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.03.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Agreed Currency other than Dollars, “Benchmark Replacement” shall mean the alternative set forth in (2) below: (1) the in the case of any Term Benchmark Loan denominated in Dollars, Daily Simple SOFR; or (2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined purusant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Company) decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (in consultation with the Company) determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent (in consultation with the Company) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof)

announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” and “Borrowers” each has the meaning specified in the preamble hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Term Borrowing, a U.S. Revolving Credit Borrowing, a Global Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City and Chicago; provided that, (a) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day and (b) in relation to any fundings, disbursements, settlements, payments, or any other dealings in a currency other than Dollars or Euro to be carried out pursuant to this Agreement, any day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“CAM Exchange” means the exchange of the Lenders’ interests provided for in Section 8.03.
“CAM Exchange Date” means the date on which any Event of Default referred to in Section 8.01(e) shall occur or the date on which the Company receives written notice from the Administrative Agent that any Event of Default referred to in Section 8.01(f) has occurred.
“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar amount of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate amount of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) immediately prior to the CAM Exchange Date.
“Capitalized Lease” means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with GAAP.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease which would at such time be so required to be capitalized on the balance sheet of the lessee in accordance with GAAP.
“Cash” means money, currency or the available credit balance in a Deposit Account.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its reasonable discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means (a) Dollars, Canadian dollars, Japanese yen, pounds sterling, euros and the national currency of any participating member of the European Union, (b) any security, maturing not more than one year after the date of acquisition, issued by the United States or an instrumentality or agency thereof and guaranteed in full as to principal, premium, if any, and interest by the United States; (c) any certificate of deposit, time deposit or bankers’ acceptance (or, with respect to non-U.S. banking institutions, similar instruments), maturing not more than one year after the day of acquisition, issued by any commercial banking institution that is a member of the U.S. Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States, in each case, having combined capital and surplus and undivided profits of not less than $500,000,000 (or the foreign currency equivalent thereof), whose short-term debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P; (d) commercial paper maturing not more than one year after the date of acquisition issued by a corporation (other than an Affiliate or Subsidiary of the Company or any Borrower) with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P; (e) any money market deposit accounts issued or offered by a commercial banking institution that is a member of the U.S. Federal Reserve System or a commercial institution organized and located in a country recognized by the United States, in each case, having combined capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof); and (f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management not exceeding a Dollar Equivalent amount of $35,000,000 in aggregate principal amount outstanding at any time.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that (a) has entered into a Cash Management Agreement with the Company or any Subsidiary of the Company prior to the Restatement Effective Date (which, for the avoidance of doubt, includes only those Subsidiaries of the Company that were Subsidiaries prior to the Restatement Effective Date), if (i) such Person is a Lender or an Affiliate of a Lender as of the Restatement Effective Date and (ii) the obligations under such Cash Management Agreement were secured pursuant to the Existing Credit Agreement; and (b) enters into a Cash Management Agreement with the Company or any Subsidiary of the Company on or after the Restatement Effective Date, if such Person is a Lender or an Affiliate of a Lender at the time it enters into such Cash Management Agreement.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means the Applicable Rate applicable to any Loan that is replaced by a CBR Loan.

“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion in consultation with the Company: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (b) any other Alternative Currency determined after the Restatement Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion in consultation with the Company and (ii) the Floor; plus (B) the applicable Central Bank Rate Adjustment.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period and (b) any other Alternative Currency determined after the Restatement Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion in consultation with the Company. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.
“CFC” means a Person that is a controlled foreign corporation as defined in Section 957 of the Code.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority: provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence at any time of any of the following events:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Permitted Investors) is or becomes (as a result of the acquisition or issuance of securities, by merger or otherwise) the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 35% of the voting power with respect to the election of directors of all then outstanding voting Equity Interests of the Company (other than as a result of a public primary registered equity offering by the Company of new shares issued by the Company in such offering), whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Investors or otherwise (for purposes of this clause (a), the Permitted Investors will be deemed to beneficially own any voting Equity Interests of a specified corporation held by a parent corporation so long as the Permitted Investors beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the voting Equity Interests of such parent corporation);

(b)during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or
(c)the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its Subsidiaries (other than Soterra LLC), considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly owned Subsidiary or one or more Permitted Investors or a Person of which one or more of the Permitted Investors own more than 50% of the voting power) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Investors; provided that the Company is the surviving entity) or any other Person (other than one or more Permitted Investors or a Person of which one or more of the Permitted Investors own more than 50% of the voting power; and provided, further, that the Company is the surviving entity) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding voting Equity Interests of the Company are reclassified into or exchanged for cash, securities or other property, other than any such transaction where:
(i)the outstanding voting Equity Interests of the Company are reclassified into or exchanged for other voting Equity Interests of the Company or for voting Equity Interests of the surviving corporation, and
(ii)the holders of the voting Equity Interests of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting Equity Interests of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“CoBank” means CoBank, ACB, a federally chartered instrumentality of the United States.
“CoBank Equities” has the meaning specified in Section 10.20(a).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
“Collateral Documents” means, collectively, the Security Agreement and any joinders or other supplements thereto, the Foreign Security Agreement and any joinders or other supplements thereto, and any other similar agreements delivered to the Administrative Agent pursuant to Section 6.11, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Collateral Release Period” means any period during which the Company has obtained an Investment Grade Rating and the Administrative Agent (on behalf of the Secured Parties) has released its security interests in the Collateral at the request of the Company pursuant to Section 6.11(e).
“Commitment” means a Term A-1 Commitment, a Term A-2 Commitment, a U.S. Revolving Credit Commitment or a Global Revolving Credit Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Common Stock” means the Class A Common Stock and Class B Common Stock of the Company, in each case without par value.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to Section 10.02, including through an Electronic System.
“Company” has the meaning specified in the preamble hereto.
“Company Guaranty” means the continuing guarantee made by the Company under Article XI in favor of the Administrative Agent and the other Secured Parties.
“Company Owned Life Insurance Program” means a life insurance program in which the Company is a participant, pursuant to which the Company is the owner of whole life policies insuring the lives of certain of its employees.
“Compliance Certificate” has the meaning specified in Section 6.02(a).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes, backup withholding Taxes or branch profits Taxes.
“Consolidated Debt” means, at any time, (a) all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP (less, the aggregate principal amount outstanding under the Specified Euro Securitization Facility, to the extent and for so long as the Specified Euro Securitization Facility is, solely for accounting reasons (not resulting from any changes or other modifications to the structure or documentation of the Specified Euro Securitization Facility), reflected as “indebtedness” on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP) and (b) the aggregate outstanding amount, without duplication, of Attributable Debt of the Company and its Subsidiaries determined on a consolidated basis.
“Consolidated EBITDA” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of:
    (a)    Consolidated Net Income;
plus    (b)    Consolidated Interest Expense, to the extent deducted in computing Consolidated Net Income;
plus     (c)    charges against income for foreign, Federal, state and local taxes and capital taxes in each case based on income, to the extent deducted in computing Consolidated Net Income;
plus    (d)    depreciation and depletion expense, to the extent deducted in computing Consolidated Net Income;
plus    (e)    amortization expense, including, without limitation, amortization of goodwill and other intangible assets, fees, costs and expenses in connection with the execution, delivery and performance of any of the Loan Documents, and other fees, costs and expenses in connection with Permitted Acquisitions, in each case, to the extent deducted in computing Consolidated Net Income;

minus    (f)    the gain (or plus the loss) resulting from the sale of any assets other than in the ordinary course of business to the extent added (deducted) in computing Consolidated Net Income;
minus    (g)    any amount of gains from the sale of Timber Lands in excess of the Dollar Equivalent of $40,000,000 for any such period;
minus    (h)    extraordinary or non-cash nonrecurring gains (or plus extraordinary or non-cash nonrecurring losses) to the extent added (deducted) in computing Consolidated Net Income;
minus    (i)    any gain resulting from any write-up of assets (other than with respect to any Company Owned Life Insurance Program) to the extent added (deducted) in computing Consolidated Net Income;
plus    (j)    any non-cash charge resulting from any write-down of assets to the extent deducted in computing Consolidated Net Income, and any deferred financing costs for such period written off, or premiums paid, in either case, in connection with the early extinguishment of Indebtedness, in each case, to the extent deducted in computing Consolidated Net Income;
plus    (k)    any non-cash restructuring charge to the extent deducted in computing Consolidated Net Income;
plus    (l)    cash restructuring charges that, in the aggregate, do not exceed (i) $50,000,000 for any Fiscal Year and (ii) $200,000,000 over the term of this Agreement, in each case, to the extent deducted in computing Consolidated Net Income;
plus    (m)    any non-cash losses (or minus any non-cash gains) realized in connection with adjustments to any Plan due to changes in actuarial assumptions, valuations or studies, in any case, to the extent deducted (added) in computing Consolidated Net Income; and
plus    (n)    the amount of “run-rate” cost savings, operating expense reductions and synergies (in each case, net of amounts actually realized) related to mergers and other business combinations, acquisitions, investments, dispositions, divestitures, restructurings, operating improvements, cost savings initiatives and other similar initiatives (including the modification and renegotiation of contracts and other arrangements) and other similar transactions that are projected by the Company in good faith to result within eighteen (18) months after any such transaction, initiative or event from actions that have been taken or with respect to which substantial steps have been taken (including prior to the date of any such transactions) or are expected to be taken (in the good faith determination of the Company) (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period); provided that such cost savings, operating expense reductions and synergies under this clause (n) (A) shall be certified by a Responsible Financial Officer in a notice to the Administrative Agent and the Lenders at the time of any calculation of Consolidated EBITDA pursuant to the terms of this Agreement as being reasonably identifiable, reasonably attributable to the actions specified and factually supportable and (B) shall not, in the aggregate during any applicable Test Period, account for more than twenty percent (20.0%) of Consolidated EBITDA in such Test Period (calculated prior to giving effect to any adjustment pursuant to this clause (n));

in each case calculated for the applicable period in conformity with GAAP; provided that Consolidated EBITDA shall be decreased by the amount of any cash expenditures in such period related to non-cash charges added back to Consolidated EBITDA during any prior periods.
Without limiting the foregoing, in the event that the joint ventures of the Company constituting consolidated Subsidiaries (including Pinwheel) are at any time accountable for aggregate amounts in excess of either 25% of Consolidated Operating Profits or 25% of Consolidated Total Assets, then the Company shall, for purposes of determining compliance with financial covenants hereunder, reduce the Consolidated EBITDA by the aggregate EBITDA of such joint ventures (as determined by the Company in good faith and consistent with calculations of Consolidated EBITDA and past business practice) by the amount that exceeds 25% of Consolidated EBITDA.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Expense for such period, to the extent deducted in computing Consolidated Net Income.
“Consolidated Interest Expense” means, for any period, without duplication, the sum of the total interest expense (including that attributable to Capitalized Leases in accordance with GAAP) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, but excluding any amortization of deferred financing costs, all as determined on a consolidated basis for the Company and its consolidated Subsidiaries in accordance with GAAP, plus the interest component of any lease payment under Attributable Debt transactions paid by the Company and its Subsidiaries on a consolidated basis, plus expenses and any discount and/or interest component in respect of a sale of Receivables by the Company and its Subsidiaries permitted under this Agreement regardless of whether such expenses, discount or interest would constitute interest under GAAP, plus interest expense on deferred compensation or customer deposits; provided that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk.
“Consolidated Net Income” and “Consolidated Net Loss” mean, respectively, with respect to any period, the aggregate of the net income (loss) of the Person in question for such period, determined in accordance with GAAP on a consolidated basis; provided that there shall be excluded (a) the income or loss of any unconsolidated Subsidiary to the extent included therein, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Wholly-Owned Subsidiaries by such unconsolidated Subsidiary during such period; (b) unrealized gains or losses in respect of Swap Contracts to the extent that there is not an underlying and offsetting unrealized gain or loss in net income; and (c) the cumulative effect of a change in accounting principles.
“Consolidated Operating Profits” means the amount set forth as “Consolidated Operating Profits” on the internal, unaudited financial reports of the Company, as determined by the Company in good faith, in a manner consistent with the Company’s past business practice.
“Consolidated Secured Debt” means Consolidated Debt of the Company and its Subsidiaries that is secured by a Lien on any asset of the Company or any of its Subsidiaries.
“Consolidated Tangible Assets” means, for any Person, the total assets of such Person and its Subsidiaries, as determined from a consolidated balance sheet of such Person and its consolidated Subsidiaries prepared in accordance with GAAP, but excluding therefrom all items that are treated as goodwill and other intangible assets under GAAP.
“Consolidated Total Assets” means the aggregate amount of all current and long-term assets of the Company and its Subsidiaries, on a consolidated basis.

“Contaminant” means any material with respect to which any Environmental Law imposes a duty, obligation or standard of conduct, including without limitation any pollutant, contaminant (as those terms are defined in 42 U.S.C. § 9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. § 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. §9601(14)), hazardous chemical (as that term is defined by 29 CFR § 1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. § 6903(5)), or any state, local or other equivalent of such laws and regulations, including, without limitation, radioactive material, special waste, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any petroleum-derived substance, (or any fraction thereof), waste, or breakdown or decomposition product thereof, mold, bacteria or any constituent of any such substance or waste, including but not limited to polychlorinated biphenyls and asbestos.
“Contractual Obligation” means, as to any Person, any provision of any Securities issued by such Person or of any indenture or credit agreement or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or to which it may be subject.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. A Person shall be deemed to Control a corporation if such Person possesses, directly or indirectly, the power to vote ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of directors of such corporation. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Subsidiary” of any Person means a Subsidiary of such Person (a) ninety percent (90%) or more of the Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person and (b) of which such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 10.25.
“Credit Extension” means each of (a) a Borrowing and (b) an L/C Credit Extension.
“CTA” means the Corporation Tax Act 2009.
“Customary Permitted Liens” means, for any Person:
(a)Liens for taxes, fees, assessments or other governmental charges not yet delinquent, or can thereafter be paid without penalty or which are being contested in good faith by appropriate proceedings diligently pursued; provided that adequate provision for the payment of all such taxes, assessments or governmental charges known to such Person has been made on the books of such Person to the extent required by GAAP;

(b)mechanics’, suppliers’, processor’s, materialmen’s, carriers’, warehousemen’s, workmen’s, landlord’s, repairmen’s and similar Liens arising by operation of law and arising or created in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than sixty (60) days or are being contested in good faith by appropriate proceedings diligently pursued which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;
(c)Liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits or other similar benefits which are not delinquent or are being contested in good faith by appropriate proceedings diligently pursued; provided that adequate provision for the payment of such Liens known to such Person has been made on the books of such Person to the extent required by GAAP;
(d)(i) Liens incurred or deposits made in the ordinary course of business to secure the performance of bids, tenders, statutory obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and customary deposits granted in the ordinary course of business under Operating Leases, (ii) Liens securing surety, indemnity, performance, appeal, customs and release bonds and (iii) other non-delinquent obligations of a like nature; provided that all such Liens individually or in the aggregate do not impair in any material respect the use of the property of the Company and its Subsidiaries or the operation of the business of the Company and its Subsidiaries taken as a whole;
(e)Permitted Real Property Encumbrances;
(f)consignment arrangements (whether as consignor or as consignee) or similar arrangements for the sale or purchase of goods in the ordinary course of business;
(g)attachment, judgment, writs or warrants of attachment or other similar Liens arising in connection with court or arbitration proceedings; provided that the enforcement of such Liens are stayed, payment is covered in full by insurance or which do not constitute an Event of Default under Section 8.01(i);
(h)licenses of patents, trademarks, or other intellectual property rights granted in the ordinary course of business;
(i)Liens in respect of an agreement to dispose of any asset, to the extent such disposal is permitted by Section 7.04 or 7.10;
(j)Liens arising due to any cash pooling, netting or composite accounting arrangements between any one or more of the Borrowers and any of their Subsidiaries or between any one or more of such entities and one or more banks or other financial institutions where any such entity maintains deposits.
(k)leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries and any interest or title of a lessor, licensor or subleasor under any lease or license permitted by this Agreement or the Collateral Documents;
(l)contract easements and other contract rights on Timber Assets in connection with an arrangement under which the Company or any of its Subsidiaries permits, in the ordinary course of business, a Person to cut or pay for timber, however determined;
(m)Liens to secure Indebtedness of joint ventures in which the Company or a Subsidiary has an interest, to the extent that such Liens are on property or assets of, or Equity Interests in, such joint ventures;

(n)Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing funded Indebtedness of the Company or any of its Subsidiaries, and legal or equitable encumbrances deemed to exist by reason of negative pledges as they relate to such funds or evidences of Indebtedness entered into in connection with such defeasances;
(o)customary rights of set off, banker’s lien, revocation, refund or chargeback or similar rights under deposit disbursement, concentration account agreements or under the UCC (or comparable foreign law) or arising by operation of law of banks or other financial institutions where any Borrower or any of its Subsidiaries maintains deposit, disbursement or concentration accounts in the ordinary course of business that is not prohibited by this Agreement;
(p)Liens granted in the ordinary course of business securing obligations that do not constitute Indebtedness; and
(q)statutory liens in favor of CoBank pursuant to the Farm Credit Act of 1971 on the CoBank Equities that Greif Packaging may now own or hereafter acquire, which statutory lien shall be for CoBank’s sole and exclusive benefit.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if the Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.
“Daily Simple SOFR Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on Daily Simple SOFR. All Daily Simple SOFR Loans shall be denominated in Dollars.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Loans and Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the Term A-1 Facility plus (iii) 2% per annum; (b) with respect to any Loan, an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (c) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate therefor plus 2% per annum.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that, as determined by the Administrative Agent, (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuers, the Swing Line Lenders or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in

Letters of Credit or Swing Line Loans) within two Business Days of the date when due; (b) has notified the Company, the Administrative Agent, the L/C Issuers or the Swing Line Lenders in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three Business Days after reasonable request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company); or (d) has, or has a direct or indirect parent company that has (other than in connection with an Undisclosed Administration), (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest or appointment does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuers, the Swing Line Lenders and each other Lender promptly following such determination.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Designated Borrower” means (a) as of the Restatement Effective Date, Greif International Holding and Greif Beheer and (b) from time to time after the Restatement Effective Date, each other Wholly-Owned Foreign Subsidiary of the Company designated as a Borrower pursuant to Section 2.15(b).
“Designated Borrower Sublimit” means an amount equal to the lesser of (a) the Revolving Credit Facility and (b) $400,000,000. The Designated Borrower Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Designated Obligations” means all obligations of the Borrowers with respect to (a) principal of and interest on the Loans and (b) accrued and unpaid fees under the Loan Documents.
“Disclosure Letter” means the letter of even date herewith delivered by the Company to the Administrative Agent and the Lenders.
“Disqualified Lender” means, on any date, (a) Persons that are specifically identified by the Company by written notice to the Administrative Agent prior to such date, (b) Persons that are determined by the Company to be competitors of the Company or its Subsidiaries and which are specifically identified by the Company by written notice to the Administrative Agent (“Competitors”) prior to such date, (c) in the case of the foregoing clauses (a) and (b), any of such Persons’ Affiliates to the extent such Affiliates (i)(A) are clearly identifiable as Affiliates based solely on the similarity of such Affiliates’ names and (B) are not bona fide debt investment funds, or (ii)(A) upon reasonable written notice to the Administrative Agent, are specifically identified as Affiliates in a written supplement to the list of “Disqualified Lenders” and (B) are not bona fide debt investment funds; provided that (x) the initial

Disqualified Lenders shall be specifically identified as such in a written notice delivered to the Administrative Agent not less than five (5) Business Days prior to the Restatement Effective Date and (y) any supplements or other updates made thereto from time to time after the Restatement Effective Date shall become effective five (5) Business Days after delivery to the Administrative Agent and the Lenders (but which shall not apply retroactively to disqualify any parties that have previously acquired an interest in the Loans, whether by assignment or participation).
“Dividend” has the meaning specified in Section 7.05.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the Spot Rate on the Business Day (New York City time) immediately preceding the date of determination and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion.
“Dollar Swing Line Sublimit” means $110,000,000. As of the Restatement Effective Date, Bank of America has agreed to make up to $50,000,000 in Swing Line Loans under the Dollar Swing Line Sublimit, U.S. Bank has agreed to make up to $50,000,000 in Swing Line Loans under the Dollar Swing Line Sublimit, and JPMorgan has agreed to make up to $10,000,000 in Swing Line Loans under the Dollar Swing Line Sublimit, with each such agreed amount subject to change upon the mutual agreement of the Company, the Administrative Agent and the Swing Line Lenders. The Dollar Swing Line Sublimit is part of, and not in addition to, the Swing Line Sublimit.
“Domestic Receivables Securitization” means any securitization transaction or series of securitization transactions that may be entered into by the Company or any of its Domestic Subsidiaries whereby the Company or any of its Domestic Subsidiaries sells, conveys or otherwise transfers any Receivables Facility Assets of the Company and its Domestic Subsidiaries to a Receivables Subsidiary or to any unaffiliated Person, on terms customary for securitizations of Receivables Facility Assets in the United States; provided that any such transaction entered into by the Company and/or any of its Domestic Subsidiaries after the Restatement Effective Date shall be consummated on terms reasonably acceptable to the Administrative Agent, and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, as evidenced by its written approval thereof.
“Domestic Loan Party” means any Loan Party that is a Domestic Subsidiary.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“DQ List” has the meaning specified in Section 10.06(h)(iv).
“Dual Investment Grade Status” exists at any time when the Company has obtained Investment Grade Ratings from both S&P and Moody’s; provided that if either S&P or Moody’s shall change its system of classifications after the date of this Agreement, Dual Investment Grade Status shall exist at any time when the Company’s applicable corporate family rating is at or above the new rating which most closely corresponds to the applicable Investment Grade Rating under the previous rating system.
“Dutch CITA” means the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969).
“Dutch CIT Fiscal Unity” means the fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) purposes between Greif International Holding (as parent company), and Greif Nederland B.V., Paauw Holdings B.V. and Greif Beheer B.V. (as subsidiaries).
“Dutch Law Credit Party” has the meaning specified in Section 10.19(a).

“Dutch Loan Party” means any Loan Party that is resident in the Netherlands for tax purposes and, for the purpose of Section 10.19(i), includes any Loan Party that carries on a business in the Netherlands through a permanent establishment or deemed permanent establishment.
“Dutch Person” means a Person incorporated or existing under the Laws of The Netherlands.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any L/C Issuer and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)). For the avoidance of doubt, any Disqualified Lender is subject to Section 10.06(h).
“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
“EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Claim” means any notice of violation, claim, suit, demand, abatement order, or other lawful order by any Governmental Authority or any Person for any damage, personal injury (including sickness, disease or death), property damage, contribution, cost recovery, or any other common law claims, indemnity, indirect or consequential damages, damage to the environment, nuisance, cost recovery, or any other common law claims, pollution, contamination or other adverse effects on the environment, human health, or natural resources, or for fines, penalties, restrictions or injunctive relief, resulting from or based upon (a) the occurrence or existence of a Release or substantial threat of a material Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Contaminant in, into or onto the environment at, in, by, from or related to any Premises or (b) the violation, or alleged violation, of any Environmental Laws relating to environmental matters connected with any Borrower’s operations or any Premises.
“Environmental Laws” means any and all applicable foreign, Federal, state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees, judgments, directives, or Environmental Permits relating to the protection of health, safety or the environment, including, but not limited to, the following statutes as now written and hereafter amended: the Water Pollution Control Act, as codified in 33 U.S.C. § 1251 et seq., the Clean Air Act, as codified in 42 U.S.C. § 7401 et seq., the Toxic Substances Control

Act, as codified in 15 U.S.C. § 2601 et seq., the Solid Waste Disposal Act, as codified in 42 U.S.C. § 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as codified in 42 U.S.C. § 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, as codified in 42 U.S.C. § 11001 et seq., and the Safe Drinking Water Act, as codified in 42 U.S.C. § 300f et seq., and any related regulations, as well as all state, local or other equivalents.
“Environmental Permit” means any and all permits, licenses, certificates, authorizations or approvals of any Governmental Authority required by Environmental Laws and necessary or reasonably required for the current and anticipated future operation of the business of the Company or any Subsidiary.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.
“ESG Score” means the applicable sustainability rating assigned to the Company, which is calculated by the ESG Score Provider and is published in the most recently released ESG Score Report annually.
“ESG Score Longstop Publishing Date” means the day falling fifteen (15) months after the date on which the latest ESG Score has been published.
“ESG Score Provider” means EcoVadis SAS, a Simplified Stock Company organized under the laws of France, with its registered office 43 avenue de la Grande armée 75116 Paris (or any successor thereof acceptable to the Sustainability Structuring Agent in consultation with the Company).
“ESG Score Report” means the ESG Score Provider scorecard that contains the ESG Score of the Company most recently published by the ESG Score Provider.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company. If the EURIBOR Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of calculating such rate.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended and as codified in 15 U.S.C. 78a et m., and as hereafter amended.
“Excluded Domestic Joint Venture Subsidiary” means, collectively, (a) the non-Wholly-Owned Domestic Subsidiaries of the Company described on Schedule 1.01(b) to the Disclosure Letter; and (b) as of any date, any other non-Wholly-Owned Domestic Subsidiary of the Company designated as an “Excluded Domestic Joint Venture Subsidiary” by the Company to the Administrative Agent.
“Excluded Foreign Issuer” means (a) any Specified Foreign Issuer that (i) is a special purpose, Wholly-Owned Subsidiary of the Company which has been or may be formed for the sole and exclusive purpose of engaging in activities in connection with the issuance of Specified Foreign Indebtedness; or (ii) has incurred Specified Foreign Indebtedness in an aggregate principal amount not exceeding the Dollar Equivalent of €35,000,000, and (b) Pinwheel (so long as the only Indebtedness of Pinwheel outstanding is Indebtedness under Section 7.02(q)(i)); provided that, in either case, the terms of, and the definitive debt documentation with respect to, any Specified Foreign Indebtedness incurred by such Specified Foreign Issuer shall otherwise comply with the requirements of the Loan Documents, including as set forth in Section 7.13.
“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Subsidiary Guarantor and any and all guarantees of such Subsidiary Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Subsidiary Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, backup withholding Taxes and branch profits Taxes (or any similar Tax), in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that amounts with respect to such Taxes were payable pursuant to clause (a)(ii), (a)(iii) or (c) of Section 3.01 either to such Lender’s assignor, if any, immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with clause (e) of Section 3.01, (d) in the case of a Lender, any United Kingdom withholding Taxes (i) with respect to which the applicable Lender is a Qualifying Lender and entitled to claim a reduction or exemption from UK withholding Taxes or (ii) that would not have been payable if the Lender has been a Qualifying Lender but is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or published practice of any Governmental Authority, (e) any U.S. federal withholding Taxes imposed pursuant to FATCA and (f) in the case of a Dutch Loan Party, any Tax due or payable pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) ), as amended, on payments due to a Lender affiliated to a Dutch Loan Party (within the meaning of the Dutch Withholding Tax Act 2021 as published in the Official Gazette (Staatsblad) Stb. 2019, 513 of 27 December 2019.
“Existing Credit Agreement” has the meaning specified in the recitals hereto.
“Existing Guaranties” means, collectively, guaranties with respect to the Indebtedness set forth on Schedule 7.02(a) to the Disclosure Letter that are designated as being subject to a guaranty from a Subsidiary of the Company to a Person that is a Lender or an Affiliate of a Lender as of the Restatement Effective Date.
“Existing Guaranty Bank” means any Person that has received an Existing Guaranty.
“Existing Issuers” means, collectively, the issuers of the Existing Letters of Credit.
“Existing Lenders” has the meaning specified in the recitals hereto.
“Existing Letters of Credit” means each of the letters of credit listed on Schedule 2.03.
“Existing Loans” has the meaning specified in the recitals hereto.
“Existing Payment Jurisdiction” means the United States and The Netherlands.
“Existing Swing Line Loans” means certain Existing Loans that are Swing Line Loans that are outstanding under the Existing Credit Agreement immediately prior to the Restatement Effective Date.
“Facility” means the Term A-1 Facility, the Term A-2 Facility, the U.S. Revolving Credit Facility or the Global Revolving Credit Facility, as the context may require.
“Farm Credit System Institution” means any farm credit bank, any Federal land bank association, any production credit association, the banks for cooperatives and such other institutions as may be a part of the Farm Credit System and chartered by and subject to regulation by the Farm Credit Administration.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.
“Fee Letters” means, collectively, (a) the letter agreement, dated as of February 8, 2022, among the Company and WFS, (b) the letter agreement, dated as of March 1, 2022, between the Company and the Administrative Agent, and (c) the letter agreement, dated as of February 10, 2022, between the Company and CoBank.
“Fiscal Quarter” has the meaning specified in Section 6.12.
“Fiscal Year” has the meaning specified in Section 6.12.
“Flexible Packaging JV” means the manufacturing, sale and distribution of flexible intermediate bulk containers and poly woven products by Greif Flexibles Asset Holding B.V. (“Greif Flexibles Asset”) and Greif Flexibles Trading Holding B.V. (“Greif Flexibles Trading”), where Pinwheel owns forty nine percent (49%) of the Equity Interest in Greif Flexibles Asset and fifty one percent (51%) of the Equity Interest in Greif Flexibles Trading.
“Flexible Packaging JV Disposition” means the sale of all of Pinwheel’s Equity Interests in the Flexible Packaging JV.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, or Daily Simple SOFR, or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Daily Simple SOFR, and the Central Bank Rate shall be 0.00%.
“Foreign Borrower” means any Borrower that is a Foreign Subsidiary.
“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside of the United States of America by the Company or one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund, or similar program provides or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which is not subject to ERISA or the Code.
“Foreign Receivables Securitization” means any securitization transaction or series of securitization transactions that may be entered into by any Foreign Subsidiary of the Company whereby such Foreign Subsidiary of the Company sells, conveys or otherwise transfers any Receivables Facility Assets of such Foreign Subsidiary to a Receivables Subsidiary or to any unaffiliated Person, on terms customary for securitizations of Receivables Facility Assets in the jurisdiction of organization of such Foreign Subsidiary; provided that any such transaction entered into by Foreign Subsidiaries after the Restatement Effective Date shall be consummated on terms reasonably acceptable to the Administrative Agent, and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, as evidenced by its written approval thereof.
“Foreign Security Agreement” means a Foreign Security Agreement among the Foreign Subsidiaries party thereto and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which Equity Interests only are pledged, including, as to any

Foreign Security Agreement in existence on the Restatement Effective Date, as reaffirmed pursuant to the Reaffirmation Agreement.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.
“Foreign Subsidiary Guarantors” means, collectively, each Foreign Subsidiary that is required under the terms of Section 6.11 to execute and deliver a Foreign Subsidiary Guaranty.
“Foreign Subsidiary Guaranty” means a Foreign Subsidiary Guaranty made by the Foreign Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent, including, as to any Foreign Subsidiary Guaranty in existence on the Restatement Effective Date, as reaffirmed pursuant to the Reaffirmation Agreement.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Global Revolving Credit Borrowing” means a borrowing consisting of simultaneous Global Revolving Credit Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period made by each of the Global Revolving Credit Lenders pursuant to Section 2.01(c)(ii).
“Global Revolving Credit Commitment” means, as to each Lender, its obligation to make Global Revolving Credit Loans to the Borrowers pursuant to Section 2.01(c)(ii), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Global Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Global Revolving Credit Exposure” means, as to any Global Revolving Credit Lender at any time, the aggregate Outstanding Amount at such time of the Global Revolving Credit Loans of such Global Revolving Credit Lender, plus such Global Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time.
“Global Revolving Credit Facility” means, at any time, the aggregate amount of the Global Revolving Credit Lenders’ Global Revolving Credit Commitments at such time. As of the Restatement Effective Date, the Global Revolving Credit Facility is $725,000,000.
“Global Revolving Credit Lender” means, at any time, any Lender that has a Global Revolving Credit Commitment at such time.

“Global Revolving Credit Loan” has the meaning specified in Section 2.01(c)(ii).
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Greif International Holding” has the meaning specified in the preamble hereto.
“Greif Packaging” has the meaning specified in the preamble hereto.
“GS” means Goldman Sachs Bank USA.
“Guarantee Obligations” means, as to any Person, without duplication, any direct or indirect contractual obligation of such Person guaranteeing or intended to guarantee any Indebtedness or Operating Lease, dividend or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided that the term Guarantee Obligations shall not include any endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.
“Guaranties” means, collectively, the Company Guaranty, the U.S. Subsidiary Guaranty and the Foreign Subsidiary Guaranty (each individually, a “Guaranty”).
“Guarantors” means, collectively, the Company, the U.S. Subsidiary Guarantors, the Foreign Subsidiary Guarantors and each other Subsidiary of the Company that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.11.
“Hazardous Materials” means (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous wastes,” “restrictive hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar meaning and regulatory effect; or (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.
“Hedge Bank” means any Person that (a) has entered into a Swap Contract with the Company or any Subsidiary of the Company prior to the Restatement Effective Date (which, for the avoidance of doubt, includes only those Subsidiaries of the Company that were Subsidiaries prior to the Restatement Effective Date), if (i) such Person is a Lender or an Affiliate of a Lender as of the Restatement Effective Date and (ii) the obligations under such Swap Contract were secured pursuant to the Existing Credit Agreement; or (b) enters into a Swap Contract with the Company or any Subsidiary of the Company on or after the Restatement Effective Date, if such Person is a Lender or an Affiliate of a Lender at the time it enters into such Swap Contract.

“IBA” has the meaning specified in Section 1.07(c).
“Incremental Cap” means the sum of (A) $800,000,000 plus (B) the amount of any voluntary prepayments of the Term Loans and voluntary permanent reductions of the Revolving Credit Commitments effected after the Restatement Effective Date (it being understood that any prepayment of Term Loans with the proceeds of substantially concurrent borrowings of new Loans hereunder or any reduction of Revolving Credit Commitments in connection with a substantially concurrent issuance of new revolving commitments hereunder shall not increase the calculation of the amount under this clause (B)) plus (C) an unlimited additional amount such that, in the case of this clause (C) only, after giving pro forma effect thereto (assuming full drawing under such Incremental Facilities or any Incremental Equivalent Debt), the Secured Leverage Ratio calculated on a Pro Forma Basis for the most recent Test Period shall not exceed 3.00:1.00 (other than to the extent such Incremental Facilities and/or any Incremental Equivalent Debt are incurred pursuant to this clause (C) concurrently with the incurrence of Incremental Facilities and/or Incremental Equivalent Debt in reliance on clause (A), in which case the Secured Leverage Ratio shall be permitted to exceed 3.00:1.00 to the extent of such Incremental Facilities and/or Incremental Equivalent Debt incurred in reliance on clause (A)). For the avoidance of doubt, the aggregate principal amount of all Incremental Facilities and Incremental Equivalent Debt shall not exceed the Incremental Cap.
“Incremental Equivalent Debt” has the meaning specified in Section 7.02(r).
“Incremental Facilities” has the meaning specified in Section 2.14(a).
“Indebtedness” means, as applied to any Person (without duplication):
(a)all indebtedness of such Person for borrowed money;
(b)the deferred and unpaid balance of the purchase price of assets or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business);
(c)all Capitalized Lease Obligations;
(d)all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person;
(e)notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services which does not constitute Indebtedness pursuant to clause (b) above);
(f)indebtedness or obligations of such Person, in each case, evidenced by bonds, notes or similar written instruments;
(g)the amount available to be drawn of all letters of credit and bankers’ acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder other than, in each case, commercial or standby letters of credit or the functional equivalent thereof issued in connection with performance, bid or advance payment obligations incurred in the ordinary course of business, including, without limitation, performance requirements under workers compensation or similar laws;
(h)the net obligations of such Person under Swap Contracts (valued as set forth in the last paragraph of this definition);
(i)Attributable Debt of such Person; and
(j)all Guarantee Obligations of such Person with respect to outstanding primary obligations that constitute Indebtedness of the types specified in clauses (a) through (i) above of Persons other than such Person.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless in any case such Indebtedness is expressly made non-recourse to such Person, whether in such Person’s Organizational Documents, in the documents relating to such Indebtedness, by operation of law or otherwise. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Insurance Subsidiary” means each of (i) Greif Insurance Company Limited, a Bermuda company and Wholly-Owned Subsidiary of the Company (“Greif Insurance Bermuda”), and (ii) Greif Insurance Company, LLC, a Vermont limited liability company and Wholly-Owned Subsidiary of the Company (“Greif Insurance Vermont”).
“Insurance Subsidiary Holdco” means, with respect to Greif Insurance Bermuda only, Greif Nevada Holdings LLC, a Nevada limited liability company.
“Intercompany Indebtedness” means Indebtedness of Company or any of its Subsidiaries which is owing to Company or any of its Subsidiaries.
“Interest Payment Date” means (a) with respect to any Daily Simple SOFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (ii) the Maturity Date, (b) with respect to any Term Benchmark Loan, (i) the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (ii) the Maturity Date, (c) as to any Base Rate Loan (other than a Swing Line Loan), (i) the last Business Day of each January, April, July and October and (ii) the Maturity Date of the Facility under which such Loan was made, and (d) with respect to any Swing Line Loan, (i) the day that such Loan is required to be repaid and (ii) the Maturity Date.
“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Company may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 3.03(e) shall be available for specification in a Loan Notice. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Credit Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Inventory” means, inclusively, all inventory as defined in the UCC from time to time and all goods, merchandise and other personal property wherever located, now owned or hereafter acquired (including Timber (but not Timber Lands)) by the Company or any of its Subsidiaries of every kind or description which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work-in-process or materials used or consumed or to be used or consumed in Company’s or any of its Subsidiaries’ business.
“Investment” means, as applied to any Person, (a) any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, Securities of any other Person, or a capital contribution by that Person to any other Person (b) any direct or indirect loan or advance to any other Person (other than prepaid expenses or Receivables created or acquired in the ordinary course of business), including all Indebtedness to such Person arising from a sale of property by such person other than in the ordinary course of its business or (c) any purchase by that Person of a futures contract or such person otherwise becoming liable for the purchase or sale of currency or other commodity at a future date in the nature of a futures contract. The amount of any Investment by any Person on any date of determination shall be the sum of the value of the gross assets transferred to or acquired by such Person (including the amount of any liability assumed in connection with such transfer or acquisition by such Person to the extent such liability would be reflected on a balance sheet prepared in accordance with GAAP) plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, minus the amount of all cash returns of principal or capital thereon, cash dividends thereon and other cash returns on investment thereon or liabilities expressly assumed by another Person (other than the Company or another Subsidiary of the Company) in connection with the sale of such Investment. Whenever the term “outstanding” is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.
“Investment Grade Rating” means (a) in the case of S&P, a corporate family rating of the Company of BBB- (stable) or higher; and (b) in the case of Moody’s, a corporate family rating of the Company of Baa3 (stable) or higher.
“Investment Purpose” means the financing (or refinancing) of investments by any Loan Party that satisfy both of the following criteria: (a) such investments are (or were) made in order to allow existing mills of Greif Packaging to utilize waste and waste products (including mixed paper post-consumer materials and old corrugated containers) as inputs for their operations and (b) such investments are (or were) made in mills that are located in rural areas with populations of no more than 20,000.
“IP Rights” has the meaning specified in Section 5.20.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
“ITA” means the Income Tax Act 2007.
“JPMorgan” means JPMorgan Chase Bank, National Association.
“KeyBank” means KeyBank National Association.
“KPI Metrics Auditor” means any qualified independent auditor or third party as acceptable to the Sustainability Structuring Agent in consultation with the Company.
“KPI Metrics Report” means with respect to any applicable Fiscal Year of the Company, a report that may take the form of any nonfinancial disclosure of the Company’s performance of one or more KPI Metrics prepared by or on behalf of the Company for one or more KPI Metrics for a specific calendar year. Such KPI Metrics Report shall be audited by the KPI Metrics Auditor with a statement of limited assurance.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Global Revolving Credit Lender, such Global Revolving Credit Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Global Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means each of WFB, JPMorgan, Bank of America, U.S. Bank, MUFG Bank, Ltd., and TD Bank, N.A., each in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder; provided that any additional Lender may be designated as an “L/C Issuer” and issue Letters of Credit hereunder upon the approval of each of (a) the Administrative Agent, (b) the Company and (c) such Lender.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of any rule of law or uniform practices to which any Letter of Credit is subject (including Rules 3.13 and 3.14 of the ISP) or similar terms in the Letter of Credit itself, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“LCA Election” has the meaning specified in Section 1.02(e).
“LCA Test Date” has the meaning specified in Section 1.02(e).
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes each Term A-1 Lender, each Term A-2 Lender, each U.S. Revolving Credit Lender, each Global Revolving Credit Lender and each Swing Line Lender. Unless the context requires otherwise, the term “Lender” includes each L/C Issuer.
“Lending Office” means, as to any Lender or L/C Issuer, the office or offices (including any branch) of such Lender (or any Affiliate of such Lender or L/C Issuer) described as such in such Person’s Administrative Questionnaire, or such other office or offices as a Lender or L/C Issuer may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or L/C Issuer or any domestic or foreign branch of such Lender or L/C Issuer or such Affiliate. Unless the context otherwise requires, each reference to a Lender or L/C Issuer shall include its applicable Lending Office.
“Letter of Credit” means any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation of documents thereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Facility Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(j).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $80,000,000 and (b) the Global Revolving Credit Facility. As of the Restatement Effective Date,
(i)WFB has agreed to issue up to an amount equal to $13,333,335;
(ii)JPMorgan has agreed to issue up to an amount equal to $13,333,333;
(iii)Bank of America has agreed to issue up to an amount equal to $13,333,333;
(iv)U.S. Bank has agreed to issue up to an amount equal to $13,333,333;
(v)MUFG Bank, Ltd. has agreed to issue up to an amount equal to $13,333,333; and
(vi)TD Bank, N.A., has agreed to issue up to an amount equal to $13,333,333;
in each case, in Letters of Credit under the Letter of Credit Sublimit; provided that (x) subject in any event to the Letter of Credit Sublimit, any L/C Issuer may agree with the Company to increase its individual allocation of such sublimit (which, automatically upon such agreement and increase, will cause an equal and ratable decrease in each other L/C Issuer’s allocation such that the Letter of Credit Sublimit remains unchanged) and (y) the Letter of Credit Sublimit may be increased from time to time upon agreement between the Administrative Agent and the Company, so long as any such increase has been appropriately committed to by a Lender (that is or shall be an L/C Issuer), on terms and conditions satisfactory to the Administrative Agent. The Letter of Credit Sublimit is part of, and not in addition to, the Global Revolving Credit Facility.
“Leverage Ratio” means, for any period, the ratio of (a)(i) Consolidated Debt as of the last day of such period minus (ii) the aggregate amount of unrestricted Cash and Cash Equivalents of the Loan Parties, to (b) Consolidated EBITDA for such period.
“Lien” means (a) any judgment lien or execution, attachment, levy, distraint or similar legal process; and (b) any mortgage, pledge, hypothecation, collateral assignment, security interest, encumbrance, lien (statutory or otherwise), charge or deposit arrangement (other than a deposit to a Deposit Account not intended as security) of any kind or other arrangement of similar effect (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any of the foregoing, or any sale of receivables with recourse against the seller or any Affiliate of the seller).
“Limited Condition Acquisition” any Permitted Acquisition, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term A-1 Loan, a Term A-2 Loan, a U.S. Revolving Credit Loan, a Global Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranties, (d) the Collateral Documents, (e) the Fee Letters, (f) each Issuer Document, (g) the Reaffirmation Agreement and (h) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16.

“Loan Notice” means a notice of a (a) Term A-1 Borrowing, (b) Term A-2 Borrowing, (c) U.S. Revolving Credit Borrowing, (d) Global Revolving Credit Borrowing, (e) conversion of Loans from one Type to the other, or (f) continuation of Term Benchmark Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Loan Parties” means, collectively, the Company, each other Borrower and each Subsidiary Guarantor.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Subsidiary” means any Subsidiary of the Company (a) the Consolidated Tangible Assets of which were more than 5% of the Company’s Consolidated Tangible Assets as of the end of the most recently completed Fiscal Year of the Company for which audited financial statements are available or (b) the consolidated revenues of which were more than 5% of the Company’s consolidated total revenues for such period.
“Maturity Date” means March 1, 2027; provided that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Offering Proceeds” means the proceeds received from (a) the issuance of any Equity Interests (or capital contribution with respect to Equity Interests) or (b) the incurrence of any Indebtedness, in each case net of the liabilities for reasonably anticipated cash taxes in connection with such issuance or incurrence, if any, any underwriting, brokerage and other customary selling commissions incurred in connection with such issuance or incurrence, and reasonable legal, advisory and other fees and expenses, including, without limitation, title and recording tax expenses, if any, incurred in connection with such issuance or incurrence.
“Net Sale Proceeds” means, with respect to any Asset Disposition the aggregate cash payments received by the Company or any Subsidiary from such Asset Disposition (including, without limitation, cash received by way of deferred payment pursuant to a note receivable, conversion of non-cash consideration, cash payments in respect of purchase price adjustments or otherwise, but only as and when such cash is received) minus the direct costs and expenses incurred in connection therewith (including in the case of any Asset Disposition, the payment of the outstanding principal amount of, premium, if any, and interest on any Indebtedness (other than hereunder) required to be repaid as a result of such Asset Disposition); and any provision for taxes in respect thereof made in accordance with GAAP. Any proceeds received in a currency other than Dollars shall, for purposes of the calculation of the amount of Net Sale Proceeds, be in an amount equal to the Dollar Equivalent thereof as of the date of receipt thereof by the Company or any Subsidiary of the Company.
“New Borrower Notice” has the meaning specified in Section 2.15.
“New Borrower Request and Assumption Agreement” has the meaning specified in Section 2.15.

“Non-Consenting Lender” has the meaning specified in Section 10.01(b).
“Note” means a Term A-1 Note, a Term A-2 Note, or a Revolving Credit Note, as the context may require.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party (and, with respect to any Secured Lender Arrangement, any Subsidiary of any Loan Party) arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Lender Arrangement or Existing Guaranty, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations of any Loan Party shall exclude any Excluded Swap Obligations of such Loan Party.
“Operating Lease” of any Person, means any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person, as lessee, which is not a Capitalized Lease.
“Original Closing Date” means November 3, 2016.
“Organizational Documents” means, with respect to any Person, such Person’s articles or certificate of incorporation, certificate of amalgamation, memorandum or articles of association, bylaws, partnership agreement, limited liability company agreement, joint venture agreement or other similar governing documents and any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person’s Equity Interests.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to Term A-1 Loans, Term A-2 Loans, U.S. Revolving Credit Loan, Global Revolving Credit Loans and Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term A-1 Loans, Term A-2 Loans, U.S. Revolving Credit

Loan, Global Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parallel Debt” has the meaning specified in Section 10.19(a).
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Payment” has the meaning assigned to it in Section 9.14.
“Payment Notice” has the meaning assigned to it in Section 9.14.
“PBGC” means the Pension Benefit Guaranty Corporation created by Section 4002(a) of ERISA.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Accounts Receivable Securitization” means (a) any Domestic Receivables Securitization and (b) any Foreign Receivables Securitization, in each case, together with any amendments, restatements or other modifications or refinancings permitted by this Agreement.
“Permitted Acquired IRB Debt” means Indebtedness consisting of industrial revenue bonds of a Subsidiary of the Company issued and outstanding prior to the date on which such Person becomes a Subsidiary or is merged, amalgamated or consolidated with or into a Subsidiary.
“Permitted Acquisition” means any Acquisition by the Company or any of its Subsidiaries if all of the following conditions are met on the date such Acquisition is consummated:
(a)no Default or Event of Default has occurred and is continuing or would result therefrom;
(b)such acquisition has not been preceded by an unsolicited tender offer for such Person by the Company or any of its Affiliates;

(c)all transactions related thereto are consummated in compliance, in all material respects, with applicable Law;
(d)in the case of any acquisition of any Equity Interest in any Person, after giving effect to such acquisition such Person becomes a Wholly-Owned Subsidiary of the Company (or with respect to any such Person that does not become a Wholly-Owned Subsidiary of the Company, such Person becomes a Subsidiary of the Company, and, to the extent required by Section 6.11, (i) guarantees the Obligations hereunder and (ii) grants the security interest contemplated by such Section 6.11);
(e)all actions, if any, required to be taken under Section 6.11 with respect to any acquired or newly formed Subsidiary and its property are taken as and when required under Section 6.11; and
(f)the Leverage Ratio, immediately after giving effect to such Acquisition on a Pro Forma Basis, shall be in compliance with Section 7.15(a) (giving effect to any Covenant Step-Up then in effect pursuant to the proviso to Section 7.15(a)).
“Permitted Additional Indebtedness” means Indebtedness of the Company; provided that (a) the covenants, defaults and similar provisions applicable to such Indebtedness, taken as a whole, are no more restrictive in any material respect than the provisions contained in this Agreement and do not conflict in any material respect with this Agreement and are, taken as a whole, otherwise on market terms and conditions; and (b) after giving effect to the incurrence of such Indebtedness on a pro forma basis for the period of four (4) Fiscal Quarters ending with the Fiscal Quarter for which financial statements have most recently been delivered (or were required to be delivered) pursuant to Section 6.01, no Default or Event of Default would exist hereunder and any refinancings of such Indebtedness that satisfies the foregoing.
“Permitted Covenant” means (a) any periodic reporting covenant; (b) any covenant restricting payments by the Company with respect to any securities of the Company which are junior to the Permitted Preferred Stock; (c) any covenant the default of which can only result in an increase in the amount of any redemption price, repayment amount, dividend rate or interest rate; (d) any covenant providing board observance rights with respect to the Company’s board of directors; and (e) any other covenant that does not adversely affect the interests of the Lenders (as reasonably determined by Administrative Agent).
“Permitted Debt Documents” means, collectively, (a) any documents evidencing, guaranteeing or otherwise governing any Permitted Accounts Receivable Securitization; (b) any documents evidencing, guaranteeing or otherwise governing Permitted Additional Indebtedness; or (c) Permitted Refinancing Indebtedness of any of the foregoing.
“Permitted Guarantee Obligations” means (a) Guarantee Obligations of the Company or any of its Subsidiaries of obligations of any Person under leases, supply contracts and other contracts or warranties and indemnities, in each case, not constituting Indebtedness of such Person, which have been or are undertaken or made in the ordinary course of business by the Company or any of its Subsidiaries (including, without limitation, guarantees of leases and supply contracts entered into in the ordinary course of business); (b) Guarantee Obligations arising under the Loan Documents; (c) Guarantee Obligations arising under the Existing Guaranties; (d) Guarantee Obligations of Greif International Holding or any other Dutch Person that is or may become a party to this Agreement for any obligations of any of its Affiliates in respect of Taxes, which obligations result solely by reason of Greif International Holding or such other Dutch Person that is or may become a party to this Agreement being or having been included in a fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) or Dutch value-added tax (omzetbelasting) purposes with such Affiliate; (e) Guarantee Obligations of Greif International Holding or any other Dutch Person that is or may become a party to this Agreement by virtue of declarations made under Section 403 of Book 2 of the Dutch Civil Code (Burgerlijk Wetboek); (f) Guarantee Obligations of any Loan Party with respect to Indebtedness permitted under Section 7.02 (other than clauses (b), (e), (f) and (h) of such Section) of any other Loan Party; provided that, to the extent that such Indebtedness is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Obligations on terms reasonably acceptable to Administrative Agent; (g) Guarantee Obligations of any Subsidiary that is not a Loan Party with respect to Indebtedness permitted under

Section 7.02 (other than clauses (b), (e), (f) and (h) of such Section) of any other Subsidiary that is not a Loan Party (other than a Receivables Subsidiary, or Subsidiary involved in a Permitted Accounts Receivable Securitization or an Insurance Subsidiary); (h) Guarantee Obligations with respect to surety, appeal and performance bonds obtained by the Company or any of its Subsidiaries in the ordinary course of business; (i) any guarantee for the performance of Contractual Obligations (other than obligations to pay money) of other Persons that are not Affiliates or Subsidiaries so long as such guarantee arises in connection with a project in which the Company or any Subsidiary is otherwise involved in the ordinary course of business, not to exceed in the aggregate for all Permitted Guarantee Obligations pursuant to this clause (i), the Dollar Equivalent of $77,000,000; (j) additional Guarantee Obligations which (other than Guarantee Obligations of Indebtedness permitted under Section 7.02(b)) do not exceed the Dollar Equivalent of $35,000,000 in the aggregate at any time; and (k) additional Guarantee Obligations in respect of obligations of any Subsidiary, Affiliate or any other Person in which the Company or any Subsidiary owns a minority interest which (other than Guarantee Obligations of Indebtedness permitted under Section 7.02(b)) do not exceed the Dollar Equivalent of $42,000,000 (as such amount may be increased pursuant to the proviso to this clause (k), the “Additional Guarantee Basket”) in the aggregate at any time (provided that the Additional Guarantee Basket may be increased, for any Fiscal Year following the first anniversary of the Restatement Effective Date, in an amount equal to the excess, if any, of (i) $15,000,000 over (ii) the difference between (A) the Additional Guarantee Basket in effect for the prior Fiscal Year, minus (B) the highest amount of Guarantee Obligations utilized under this clause (k) at any time during the prior Fiscal Year).
“Permitted Investors” means (a) All Life Foundation, Michael H. Dempsey Trust, Shannon J. Diener (formerly known as Shannon J. Dempsey), the Article 4(c) Trust held under the Naomi C. Dempsey Declaration of Trust, Henry Coyle Dempsey Trust, Patricia M. Dempsey, Patricia M. Dempsey Living Trust, 2021 Amended and Restated Revocable (now Irrevocable) Trust Created by Judith D. Hook and any other trust created by Judith D. Hook during her lifetime and which is now irrevocable, Mary T. McAlpin, Mary T. McAlpin Living Trust, Mary T. McAlpin Charitable Remainder Annuity Trust, John W. McNamara, Virginia D. Ragan and Virginia D. Ragan Living Trust, and Nicholas J. Petitti; (b) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any person in clause (a) and any adopted children and blood relative thereof; (c) the executors and administrators of the estate of any such person, and any court appointed guardian of any person in clause (a) or (b); (d) any trust, custodianship, voting trust, family partnership or similar investment entity or a fiduciary entity for the benefit of any such person referred to in the foregoing clause (a) or (b) or any other Persons (including for charitable purposes), so long as one or more members of the group consisting of the Permitted Investors have the exclusive ownership of such investment or fiduciary entity or the exclusive or a joint right to control the voting and disposition of securities held by such investment or fiduciary entity; and (e) any employee or retiree benefit plan sponsored by the Company.
“Permitted Lender Facility” means any guarantee, trade, letter of credit, short-term working capital or similar facilities, in an aggregate principal amount at any time outstanding for all such guarantee, trade, letter of credit, short-term working capital or similar facilities not to exceed $250,000,000 but only if and for so long as the documentation evidencing such guarantee, trade, letter of credit, short-term working capital or similar facility specifically references this Agreement and provides that it is intended to be a Permitted Lender Facility hereunder.
“Permitted Lien” has the meaning specified in Section 7.01.
“Permitted Preferred Stock” means any preferred stock of the Company (or any equity security of the Company that is convertible or exchangeable into any preferred stock of the Company), so long as the terms of any such preferred stock or equity security of the Company (a) do not provide any collateral security; (b) do not provide any guarantee or other support by any Borrower or any Subsidiaries of any Borrower; (c) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before the fourth anniversary of the Restatement Effective Date; (d) do not require the cash payment of dividends or interest; (e) do not contain any covenants other than any Permitted Covenant; (f) do not grant the holders thereof any voting rights except for (i) voting rights required to be granted to such holders under applicable law, (ii) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of substantial assets, or liquidations involving the Company, (iii) voting rights with respect to the election of directors arising from dividends in arrears, and (iv) other voting rights to the extent not greater than or superior to those allocated to the Company’s Common Stock on a per share basis; and (g) are otherwise reasonably satisfactory to the Administrative Agent.
“Permitted Real Property Encumbrances” means (a) as to any particular real property at any time, such easements, encroachments, covenants, servitudes, rights of way, subdivisions, parcelizations, minor defects, irregularities, encumbrances on title (including leasehold title) or other similar charges or encumbrances which individually or in the aggregate do not materially interfere with the ordinary conduct of the business of the Company or Subsidiary in question or materially impair the use of such real property for the purpose for which it is held by the owner thereof; (b) municipal and zoning ordinances and other land use and environmental regulations, which are not violated in any material respect by the existing improvements and the present use made by the owner thereof of the premises; (c) general real estate taxes and assessments not yet delinquent or the amount or validity of which are being contested in good faith by appropriate proceedings diligently pursued; provided that adequate provision for the payment of all such taxes known to such Person has been made on the books of such Person to the extent required by GAAP; (d) Liens disclosed by the title insurance policies delivered on or subsequent to the Restatement Effective Date for any mortgaged property and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal; and (e) such other items to which the Administrative Agent may consent.
“Permitted Refinancing Indebtedness” means a replacement, renewal, refinancing or extension of any Indebtedness by the Person that originally incurred such Indebtedness (or any successive replacement, renewal, refinancing or extension); provided that:
(a)the principal amount of such Indebtedness (as determined as of the date of the incurrence of the Indebtedness in accordance with GAAP) does not exceed the principal amount of the Indebtedness refinanced thereby on such date plus the amount of premiums, penalties (including prepayment penalties) and accrued and unpaid fees and expenses incurred in connection with such replacement, renewal, refinancing or extension;
(b)the Weighted Average Life to Maturity of such Indebtedness is not less than the Weighted Average Life to Maturity of the Indebtedness being refinanced;
(c)such Indebtedness is not secured by any assets other than those securing such Indebtedness being so refinanced and is not guaranteed by any Loan Party or any Subsidiary of any Loan Party except to the extent such Person guaranteed such Indebtedness being so refinanced; and
(d)the covenants, defaults and similar provisions applicable to such Indebtedness, taken as a whole, are no more restrictive in any material respect than the provisions contained in the original documentation for such Indebtedness or in this Agreement and do not conflict in any material respect with the provisions of this Agreement and is otherwise on market terms and conditions.
“Permitted Restructuring” means any internal reorganization or restructuring transactions entered into among the Company and/or its Subsidiaries in connection with bona fide tax planning activities so long as (i) if a Borrower is party to any merger or consolidation as part of such reorganization or restructuring transactions, such Borrower shall be the surviving entity (provided, however, that for the avoidance of doubt Greif Beheer shall be permitted to merge or consolidate into Greif International Holding so long as Greif International Holding remains a Borrower and is the surviving entity and so long as, at the time of such merger or consolidation, Greif Beheer has no outstanding Loans and there are no other amounts payable by Greif Beheer on account of any Loans made to it hereunder), (ii) the Loan Parties are in compliance with Section 6.11, (iii) the Company determines in good faith that such action is in the best interests of the Company and its Subsidiaries, (iv) the value of the Collateral securing the Obligations, when taken as a whole, is not materially reduced after giving effect to such reorganization or restructuring transaction (as reasonably determined by the Company in consultation with the Administrative Agent), and (v) the security interest of the Administrative Agent, on behalf of the Lenders, in the Collateral, when taken as a whole, is not adversely impacted in any material respect after giving effect to such reorganization or restructuring transaction (as reasonably determined by the Company in consultation with the Administrative Agent).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Pinwheel” means, collectively, Pinwheel General Partnership, a Bermuda general partnership, and its Subsidiaries.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Plan of Reorganization” has the meaning specified in Section 10.06(h)(iii).
“Platform” has the meaning specified in Section 6.02.
“Pledged Equity” has the meaning specified in Section 4.1.2 of the Security Agreement.
“Premises” means, at any time any real estate then owned, leased or operated by the Company or any of its Subsidiaries.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Pro Forma Basis” means (a) with respect to the preparation of pro forma financial statements for purposes of the tests set forth in the definition of Permitted Acquisitions and for any other purpose relating to a Permitted Acquisition, pro forma on the basis that (i) any Indebtedness incurred or assumed in connection with such Acquisition was incurred or assumed on the first day of the applicable period, (ii) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period at the rate in effect on the date of such Acquisition, and (iii) all income and expense associated with the assets or entity acquired in connection with such Acquisition (other than the fees, costs and expenses associated with the consummation of such Acquisition) for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by the Company over the applicable period on a pro forma basis, (b) with respect to the preparation of a pro forma financial statement for any purpose relating to an Asset Disposition, pro forma on the basis that (i) any Indebtedness prepaid out of the proceeds of such Asset Disposition shall be deemed to have been prepaid as of the first day of the applicable Test Period, and (ii) all income and expense (other than such expenses as the Company, in good faith, estimates will not be reduced or eliminated as a consequence of such Asset Disposition) associated with the assets or entity disposed of in connection with such Asset Disposition shall be deemed to have been eliminated as of the first day of the applicable Test Period and (c) with respect to the preparation of pro forma financial statements for any purpose relating to an incurrence of Indebtedness, pro forma on the basis that (i) any Indebtedness incurred or assumed in connection with such incurrence of Indebtedness was incurred or assumed on the first day of the applicable period, (ii) if such incurrence of Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period at the rate in effect on the date of the incurrence of such Indebtedness, and (iii) all income and expense associated with the assets or entity acquired in connection with the incurrence of Indebtedness (other than the fees, costs and expenses associated with the consummation of such incurrence of Indebtedness) for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by the Company over the applicable period on a pro forma basis. Any pro forma increase or decrease to Consolidated EBITDA in accordance with the foregoing for any Test Period shall be without duplication of any “run-rate” cost savings, operating expense reductions and synergies already included in Consolidated EBITDA for such Test Period.
“Projections” has the meaning specified in Section 5.05(e).

“Public Lender” has the meaning specified in Section 6.02.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 10.25.
“Qualifying Lender” means:
(a)    a Lender which is beneficially entitled to interest payable to that Lender in respect of any Credit Extension under this Agreement and is:
(i)    a Lender (A) which is a bank (as defined for the purpose of section 879 of the ITA) making a Credit Extension under this Agreement and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18 of the CTA, or (B) in respect of a Credit Extension made under this Agreement by a Person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that such Credit Extension was made and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance;
(ii)    a Lender which is (A) a company resident in the United Kingdom for United Kingdom tax purposes, (B) a partnership each member of which is (I) a company resident in the United Kingdom or (II) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA, or (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or
(iii)    a Treaty Lender; or
(b)    a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making a Credit Extension under this Agreement.
“Reaffirmation Agreement” means, as applicable, (a) the Reaffirmation Agreement, dated as of the Restatement Effective Date, executed and delivered by the Company and each of the other applicable Loan Parties, in favor of the Administrative Agent and (b) any confirmation, reaffirmation or similar agreement or instrument, executed and delivered by any Loan Party that is a Foreign Subsidiary, pursuant to the laws of the jurisdiction governing the applicable Loan Documents to which such Foreign Subsidiary is a party.
“Receivable(s)” means and includes all of the Company’s and its Subsidiaries’ presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Company and its Subsidiaries to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guarantees with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.
“Receivables Documents” shall mean all documentation relating to any Permitted Accounts Receivable Securitization.
“Receivables Facility Assets” shall mean all Receivables (whether now existing or arising in the future) of the Company or any of its Subsidiaries which are transferred pursuant to a Permitted Accounts

Receivable Securitization, and any assets related thereto, including without limitation (a) all collateral given by the respective account debtor or on its behalf (but not by the Company or any of its Subsidiaries) securing such Receivables, (b) all contracts and all guarantees (but not by the Company or any of its Subsidiaries) or other obligations directly related to such Receivables, (c) other related assets including those set forth in the Receivables Documents, and (d) proceeds of all of the foregoing.
“Receivables Facility Attributable Debt” means at any date of determination thereof in connection with any Receivables Documents, the aggregate net outstanding amount theretofore paid to the applicable seller of Receivables in respect of the Receivables and related assets sold or transferred by it to an unaffiliated Person or Receivables Subsidiary in connection with such documents (it being the intent of the parties that the amount of Receivables Facility Attributable Debt at any time outstanding approximate as closely as possible the principal amount of Indebtedness which would be outstanding at such time under any Receivables Documents if the same were structured as a secured lending agreement rather than a purchase agreement).
“Receivables Subsidiary” means a special purpose, bankruptcy remote Wholly-Owned Subsidiary of the Company which has been or may be formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of Receivables in connection with and pursuant to a Permitted Accounts Receivable Securitization.
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Recipient Lender” has the meaning assigned to it in Section 3.01(g)(i).
“Recovery Event” means the receipt by the Company (or any of its Subsidiaries) of any insurance or condemnation proceeds payable (a) by reason of any theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Company or any of its Subsidiaries, (b) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the Company or any of its Subsidiaries or (c) under any policy of insurance required to be maintained under Section 6.08(b); provided that in no event shall payments made under business interruption insurance constitute a Recovery Event.
“Reduction Amount” has the meaning specified in Section 2.05(b)(vi).
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting, or (4) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing” means, collectively, the repayment, prepayment or other refinancing of certain existing Indebtedness of the Loan Parties, including the 2027 Senior Notes Redemption.
“Register” has the meaning specified in Section 10.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching or migration into the environment or into or out of any property of the Company or its Subsidiaries, or at any other location, including any location to which the Company or any Subsidiary has transported or arranged for the transportation of any Contaminant, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property of the Company or its Subsidiaries or at any other location, including any location to which the Company or any Subsidiary has transported or arranged for the transportation of any Contaminant.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (c) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Relevant Party” has the meaning assigned to it in Section 3.01(g)(i).
“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (b) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, or (c) with respect to any Daily Simple SOFR Borrowing, the Daily Simple SOFR.

“Relevant Screen Rate” means (a) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate or (b) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate.

“Remedial Action” means actions legally required to (a) clean up, remove, treat or in any other way address Contaminants in the environment or (b) perform pre-response or post-response studies and investigations and post-response monitoring and care or any other studies, reports or investigations relating to Contaminants.
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Global Revolving Lenders” means, as of any date of determination, Global Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Global Revolving Credit Outstandings (with the aggregate amount of each Global Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Global Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Global Revolving Credit Commitments; provided that the unused Global Revolving Credit Commitment of, and the portion of the Total Global Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Global Revolving Lenders.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total

Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Required Term A-1 Lenders” means, as of any date of determination, Term A-1 Lenders holding more than 50% of the sum of the Term A-1 Facility on such date; provided that the portion of the Term A-1 Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-1 Lenders.
“Required Term A-2 Lenders” means, as of any date of determination, Term A-2 Lenders holding more than 50% of the sum of the Term A-2 Facility on such date; provided that the portion of the Term A-2 Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-2 Lenders.
“Required U.S. Revolving Lenders” means, as of any date of determination, U.S. Revolving Credit Lenders holding more than 50% of the sum of the (a) Total U.S. Revolving Credit Outstandings (with the aggregate amount of each U.S. Revolving Credit Lender’s risk participation and funded participation in Swing Line Loans being deemed “held” by such U.S. Revolving Credit Lender for purposes of this definition) and (b) aggregate unused U.S. Revolving Credit Commitments; provided that the unused U.S. Revolving Credit Commitment of, and the portion of the Total U.S. Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required U.S. Revolving Lenders.
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means (a) with respect to a Person other than a Dutch Person, any of the Chairman or Vice Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Corporate Financial Controller, the Treasurer or the Assistant Treasurer of the Company or, if applicable, any Subsidiary and (b) with respect to a Dutch Person, a managing director or any other person who is authorized to represent such Dutch Person.
“Responsible Financial Officer” means the Chief Financial Officer, the Treasurer, or any other Responsible Officer of the Company employed in the finance or accounting divisions of the Company.
“Restatement Effective Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Restricted Payment” has the meaning specified in Section 7.05.
“Revaluation Date” means (a) with respect to any Loan denominated in any Alternative Currency (other than a Swing Line Loan denominated in any Alternative Currency), each of the following: (i) the date of the Borrowing of such Loan and (ii) each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement; (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; (c) with respect to Swing Line Loans denominated in an Alternative Currency, the last Business Day of each Fiscal Quarter; and (d) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.
“Revolving Credit Borrowing” means a U.S. Revolving Credit Borrowing or a Global Revolving Credit Borrowing, as applicable.
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its U.S. Revolving Credit Commitment and its Global Revolving Credit Commitment, if any.
“Revolving Credit Facility” means the aggregate amount of the U.S. Revolving Credit Facility and the Global Revolving Credit Facility.
“Revolving Credit Facility Availability Period” means, in respect of the Revolving Credit Facility, the period from and including the Restatement Effective Date to the earliest of (a) the Maturity Date for the Revolving Credit Facility, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.01.
“Revolving Credit Lender” means, at any time, any Lender that has a U.S. Revolving Credit Commitment or a Global Revolving Credit Commitment at such time.
“Revolving Credit Loan” means a U.S. Revolving Credit Loan or a Global Revolving Credit Loan, as the context may require.
“Revolving Credit Note” means a promissory note made by a Borrower in favor of a Revolving Credit Lender evidencing U.S. Revolving Credit Loans, Global Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, each such note substantially in the form of Exhibit C-2.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“Sale and Leaseback Transaction” means any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter within 180 days lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property, but excluding the sale of an asset and the subsequent lease of such asset for a term of less than two years; provided that such transaction is not for the purpose of financing such asset.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds; and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons that is published publicly and maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority of a jurisdiction in which a Loan Party is organized, (b)

any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned more than 50%, or otherwise controlled, by any such Person or Persons described in the foregoing clause (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority of a jurisdiction in which a Subsidiary is organized.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Company or any Subsidiary of the Company and any Cash Management Bank.
“Secured Facility Bank” means any Person that entered (or will) enter into a Permitted Lender Facility with the Company or any Subsidiary of the Company on or after the Original Closing Date, if such Person is a Lender or an Affiliate of a Lender at the time it enters into such Permitted Lender Facility.
“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between the Company or any Subsidiary of the Company and any Hedge Bank.
“Secured Lender Arrangements” means (a) Secured Cash Management Agreements, (b) Secured Hedge Agreements and (c) Secured Other Facilities.
“Secured Leverage Ratio” means, for any period, the ratio of (a)(i) Consolidated Secured Debt as of the last day of such period minus (ii) the aggregate amount of unrestricted cash and Cash Equivalents of the Loan Parties, to (b) Consolidated EBITDA for such period.
“Secured Other Facilities” means any Permitted Lender Facility that is entered into by and between the Company or any Subsidiary of the Company and any Secured Facility Bank; provided that (a) no Permitted Lender Facility shall be a Secured Other Facility unless the Administrative Agent has received written notice thereof, together with such supporting documentation as the Administrative Agent may request; and (b) any such Permitted Lender Facility shall cease to be a Secured Other Facility if the Administrative Agent receives written notice thereof, in each case such notice to be provided by the Company and the applicable Secured Facility Bank in accordance with Section 8.02.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the Secured Facility Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, the Existing Guaranty Banks and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Securities” means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Security Agreement” means that certain U.S. Pledge and Security Agreement, dated as of the Original Closing Date, by and among the Company, each Loan Party from time to time party thereto and the Administrative Agent, as reaffirmed pursuant to the Reaffirmation Agreement.

“Security Agreement Supplement” means a Supplement to the Security Agreement delivered pursuant to Section 7.6 of the Security Agreement.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvent” and “Solvency” mean, for any Person on a particular date, that on such date (a) the fair value and present fair saleable of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts or liabilities mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts as they become payable. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Soterra LLC” means Soterra LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of the Company.
“Soterra Disposition” means (a) the sale or other disposition of any of the assets and properties of Soterra LLC or (b) the sale or other disposition of all or substantially all of the Equity Interests (whether by way of dividend to the shareholders of the Company, the sale of the Equity Interests of Soterra LLC or the sale of all or substantially all of the assets and properties of Soterra LLC in one or more series of transactions); provided that any distribution of Equity Interests to the shareholders of the Company is accomplished pursuant to a transaction which qualifies as a tax free corporate division with respect to the Company and its Subsidiaries.
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Specified Acquisition” means any Permitted Acquisition, the total purchase price (including cash consideration, assumed Indebtedness, earnouts and otherwise) of which is at least $150,000,000.
“Specified Dispositions” means (a) the Flexible Packaging JV Disposition and (b) the Asset Disposition of certain assets that are currently subject to on-going negotiations, so long as such dispositions (i) will be disclosed to the Administrative Agent and Lenders in writing prior to consummation thereof, (ii) will be consummated within nine (9) months after the Restatement Effective Date, and (iii) the value of all assets disposed of in such dispositions under clauses (a) and (b) of this definition does not exceed $250,000,000 in the aggregate.

“Specified Euro Securitization Facility” means the Foreign Receivables Securitization evidenced by and outstanding under (i) that certain Amendment Agreement dated as of April 18, 2017 by and among Coöperative Centrale Raiffeisen-Boerenleenbank B.A. Trading as Rabobank London, Coöperative Centrale Raiffeisen-Boerenleenbank B.A., Nieuw Amsterdam Receivables Corporation S.Á.R.L., Cooperage Receivables Finance B.V., Stichting Cooperage Receivables Finance Holding, Greif Services Belgium BVBA, the Company, the Originators as described therein and Trust International Management (T.I.M.) B.V. (in connection with the Master Definitions Agreement dated April 27, 2012 and as amended and restated April 20, 2015) (ii) that certain Amended and Restated Master Definition Agreement dated as of April 18, 2017 by and among Coöperative Centrale Raiffeisen-Boerenleenbank B.A. Trading as Rabobank London, Coöperative Centrale Raiffeisen-Boerenleenbank B.A., Nieuw Amsterdam Receivables Corporation S.Á.R.L., Cooperage Receivables Finance B.V., Stichting Cooperage Receivables Finance Holding, Greif Services Belgium BVBA, the Company, the Originators as described therein and Trust International Management (T.I.M.) B.V. and (iii) that certain Amendment Agreement dated as of July 27, 2021 by and among Cooperage Receivables Finance B.V., Greif Services Belgium BV (f/k/a as Greif Coordination Center BVBA), the Company, Stichting Cooperage Receivables Finance Holdings, Trust International Management (T.I.M.) B.V., Nieuw Amsterdam Receivables Corporation B.V., Coöperative Rabobank U.A., Coöperatieve Rabobank U.A., Trading as Rabobank London. (in connection with the Master Definitions Agreement dated April 27, 2012 and as amended and restated April 20, 2015 and as amended and restated on April 18, 2017).
“Specified Foreign Indebtedness” means Indebtedness of a Foreign Subsidiary of the Company having a maturity not earlier than the date that is six months following the Maturity Date then in effect for the Revolving Credit Facility, the Term A-1 Facility, or the Term A-2 Facility, whichever occurs later; provided that Specified Foreign Indebtedness shall not include Intercompany Indebtedness.
    “Specified Foreign Issuer” means, individually or collectively as the context may require, any Foreign Subsidiary of the Company (other than any Designated Borrower) that issues Specified Foreign Indebtedness.
“Spot Rate” for a currency means the rate determined by the Administrative Agent, the L/C Issuer or the Alternative Currency Swing Line Lender, as applicable, to be the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thompson Reuters Corp. (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion); provided that the L/C Issuer may use the rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D of the FRB. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the FRB or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that in no event shall the term “Subsidiary” include any Person unless and until its financial results are required to be consolidated with the Company’s financial results under GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Subsidiary Guarantors” means, as applicable, the U.S. Subsidiary Guarantors and/or the Foreign Subsidiary Guarantors.
“Subsidiary Guaranty” means, as applicable, the U.S. Subsidiary Guaranty and/or the Foreign Subsidiary Guaranty.
“Supplier” has the meaning assigned to it in Section 3.01(g)(ii).
“Supported QFC” has the meaning assigned to it in Section 10.25.
“Sustainability Structuring Agent” means ING Capital LLC.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means with respect to any Subsidiary Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” (including, to the extent applicable, a Swap Contract) within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means each of BNP Paribas S.A., Bank of America, U.S. Bank and JPMorgan, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder; provided that additional Lenders may be designated as a “Swing Line Lender” and provide Swing Line Loans hereunder upon the approval of each of (a) the Administrative Agent and (b) the Company.
“Swing Line Loan” has the meaning specified in Section 2.04(a) and shall include the Existing Swing Line Loans.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
“Swing Line Sublimit” means an amount equal to the lesser of (a) the sum of (i) the Alternative Currency Swing Line Sublimit and (ii) the Dollar Swing Line Sublimit and (b) the Global Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Global Revolving Credit Facility.
“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term A-1 Borrowing” means a borrowing consisting of simultaneous Term A-1 Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period made by each of the Term A-1 Lenders pursuant to Section 2.01(a).
“Term A-1 Commitment” means, as to each Term A-1 Lender, its obligation to make Term A-1 Loans to the Company pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A-1 Lender’s name on Schedule 2.01 under the caption “Term A-1 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Term A-1 Facility” means, at any time, (a) on the Restatement Effective Date, the aggregate amount of the Term A-1 Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A-1 Loans of all Term A-1 Lenders outstanding at such time. As of the Restatement Effective Date, the Term A-1 Facility is $1,100,000,000.
“Term A-1 Lender” means, at any time, (a) on the Restatement Effective Date, any Lender that has a Term A-1 Commitment at such time and (b) thereafter, any Lender that holds Term A-1 Loans at such time.
“Term A-1 Loan” means an advance made by any Term A-1 Lender under the Term A-1 Facility.
“Term A-1 Note” means a promissory note made by the Company in favor of a Term A-1 Lender evidencing the Term A-1 Loans made by such Term A-1 Lender, substantially in the form of Exhibit C-1.
“Term A-2 Borrowing” means a borrowing consisting of simultaneous Term A-2 Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period made by each of the Term A-2 Lenders pursuant to Section 2.01(b).
“Term A-2 Commitment” means, as to each Term A-2 Lender, its obligation to make Term A-2 Loans to Greif Packaging pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A-2 Lender’s name on Schedule 2.01 under the caption “Term A-2 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-2 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Term A-2 Facility” means, at any time, (a) on the Restatement Effective Date, the aggregate amount of the Term A-2 Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A-2 Loans of all Term A-2 Lenders outstanding at such time. As of the Restatement Effective Date, the Term A-2 Facility is $515,000,000.

“Term A-2 Lender” means, at any time, (a) on the Restatement Effective Date, any Lender that has a Term A-2 Commitment at such time and (b) thereafter, any Lender that holds Term A-2 Loans at such time.
“Term A-2 Loan” means an advance made by any Term A-2 Lender under the Term A-2 Facility.
“Term A-2 Note” means a promissory note made by the Company in favor of a Term A-2 Lender evidencing the Term A-2 Loans made by such Term A-2 Lender, substantially in the form of Exhibit C-1.
“Term Borrowing” means a Term A-1 Borrowing or a Term A-2 Borrowing.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate.
“Term Commitment” means a Term A-1 Commitment or a Term A-2 Commitment.
“Term Facilities” means, at any time, the Term A-1 Facility and the Term A-2 Facility.
“Term Lender” means, at any time, a Term A-1 Lender or a Term A-2 Lender.
“Term Loan” means a Term A-1 Loan or a Term A-2 Loan.
“Term SOFR Adjustment” means 0.10% (10 basis points) for an Interest Period of one-month’s duration, 0.15% (15 basis points) for an Interest Period of three-month’s duration, and 0.25% (25 basis points) for an Interest Period of six-months’ duration.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Termination Date” means the date on which all Obligations (including any then due and owing indemnity obligations under this Agreement but excluding Ancillary Obligations) have been indefeasibly paid in full in cash (or cash collateralized on reasonably satisfactory terms), and the Aggregate Commitments have been terminated (all of which shall occur in accordance with the terms of the Loan Documents and whether or not any Ancillary Obligations remain outstanding).
“Test Period” means the four consecutive Fiscal Quarters of Company then last ended; provided that the first Test Period shall end on or about April 30, 2022.

“Threshold Amount” means $100,000,000.
“Timber” means timber grown on Timber Lands or the sale, disposition or granting of rights to harvest such timber.
“Timber Assets” means, collectively, the Timber and the Timber Lands.
“Timber Lands” means the real property on which Timber is grown, all of which real property is owned by Soterra LLC and Greif Bros. Canada, Inc.
“Total Global Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Global Revolving Credit Loans.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.
“Total U.S. Revolving Credit Outstandings” means the aggregate Outstanding Amount of all U.S. Revolving Credit Loans, all Swing Line Loans and all L/C Obligations.
“Trade Date” has the meaning specified in Section 10.06(h)(i).
“Transactions” means, collectively, the Refinancing, the continuation of, and the making of, Credit Extensions on the Restatement Effective Date, and the payment of fees, commissions and expenses in connection with each of the foregoing.
“Treaty” has the meaning specified in the definition of “Treaty State”.
“Treaty Lender” means a Lender which (a) is treated as a resident of a Treaty State for the purposes of a Treaty and (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in any Loan is effectively connected.
“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for reduction of or exemption from tax imposed by the United Kingdom on interest.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term Benchmark Loan, or a Daily Simple SOFR Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undisclosed Administration” means, in relation to any Lender organized under the laws of the Netherlands or its parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable Law requires that such appointment is not to be publicly disclosed.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“U.S. Bank” means U.S. Bank National Association.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.25.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“U.S. Revolving Credit Borrowing” means a borrowing consisting of simultaneous U.S. Revolving Credit Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period made by each of the U.S. Revolving Credit Lenders pursuant to Section 2.01(c)(i).
“U.S. Revolving Credit Commitment” means, as to each Lender, its obligation to (a) make U.S. Revolving Credit Loans to the Borrowers pursuant to Section 2.01(c)(i), and (b) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “U.S. Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“U.S. Revolving Credit Exposure” means, as to any U.S. Revolving Credit Lender at any time, the aggregate Outstanding Amount at such time of the U.S. Revolving Credit Loans of such U.S. Revolving Credit Lender, plus such U.S. Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time.
“U.S. Revolving Credit Facility” means, at any time, the aggregate amount of the U.S. Revolving Credit Lenders’ U.S. Revolving Credit Commitments at such time. As of the Restatement Effective Date, the U.S. Revolving Credit Facility is $75,000,000.

“U.S. Revolving Credit Lender” means, at any time, any Lender that has a U.S. Revolving Credit Commitment at such time.
“U.S. Revolving Credit Loan” has the meaning specified in Section 2.01(c)(i).
“U.S. Subsidiary Guarantors” means, collectively, each of the Domestic Subsidiaries of the Company that are parties to the U.S. Subsidiary Guaranty as of the Restatement Effective Date and each other Domestic Subsidiary of the Company that becomes a U.S. Subsidiary Guarantor pursuant to the terms hereof.
“U.S. Subsidiary Guaranty” means the U.S. Subsidiary Guaranty made by the U.S. Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent, including, as to any U.S. Subsidiary Guaranty in existence on the Restatement Effective Date, as reaffirmed pursuant to the Reaffirmation Agreement.
“VAT” means (a) any tax imposed in compliance with the Council Directive of November 28, 2006 on the common system of value added tax (EC Directive 2006/112) and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere
“Voting Participant” has the meaning specified in Section 10.06(g).
“Voting Participant Notification” has the meaning specified in Section 10.06(g).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof times (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.
“WFB” means Wells Fargo Bank, National Association.
“WFS” means Wells Fargo Securities, LLC.
“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, all of the outstanding shares of capital stock of which (other than qualifying shares required to be owned by directors) are at the time owned directly or indirectly by such Person and/or one or more Wholly-Owned Subsidiaries of such Person.
“Wholly-Owned Foreign Subsidiary” means any Wholly-Owned Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity), and such Person shall be deemed to have been formed on the first date of its existence by the holders of its Equity Interests at such time.
(e)Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require, in connection with any Limited Condition Acquisition, (i) compliance with the Leverage Ratio or Consolidated Interest Coverage Ratio, (ii) a determination as to whether the representations and warranties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) (subject to a “bring down” of customary “specified representations” on and as of the date of any Borrowing made in connection with such Limited Condition Acquisition), (iii) the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition to the consummation of any Limited Condition Acquisition or incurrence of Indebtedness in connection therewith or (iv) testing the availability of baskets set forth in this Agreement (including baskets measured as a percentage of total assets or Consolidated EBITDA), in each case, the determination of whether the relevant condition is satisfied may be made, at the election of the Company (the Company’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), as of the date the definitive agreement with respect to such Limited Condition Acquisition is entered into (the “LCA Test Date”), and if, after giving effect to the relevant Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recently completed four fiscal quarter period for which financial statements have been delivered and ended on or prior to the LCA Test Date, the Company could have taken such action on the relevant LCA Test Date in compliance with such ratio, representation, warranty, absence of Default or Event of Default or basket, such ratio, representation, warranty, absence of Default or Event of Default or basket shall be deemed to have been complied with.
For the avoidance of doubt, if the Company has made an LCA Election and any of such ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in such ratio or basket (including due to fluctuations of the target of any Limited Condition Acquisition), at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios or basket will not be deemed to have been exceeded as a result of such fluctuations. If the Company has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earlier of (a) the date on which such Limited Condition Acquisition is consummated or (b) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) had been consummated.
1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, with respect to the accounting for leases as either operating leases or capital leases, the impact of FASB ASC 840 and FASB ASC 842 or any subsequent pronouncement having similar effect shall be disregarded.
(c)Pro Forma Basis. For purposes of computing the Leverage Ratio and the Consolidated Interest Coverage Ratio in the financial covenants in Section 7.15 as of the end of any Test Period, all components of such ratio for the applicable Test Period shall include or exclude, as the case may be, without duplication, such components of such ratio attributable to any business or assets that have been acquired or disposed of by the Company or any of its Subsidiaries (including through mergers or consolidations) after the first day of such Test Period and prior to the end of such Test Period on a Pro Forma Basis as determined in good faith by the Company and certified to by a Responsible Financial Officer to the Administrative Agent.
1.04Rounding. Any financial ratios required to be maintained by the Company and its Subsidiaries pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount may be drawn immediately at such time.
1.07Exchange Rates; Currency Equivalents; etc.
(a)(i) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies and (ii) the Alternative Currency Swing Line Lender shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent amount of the Alternative Currency Swing Line Sublimit. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable.
(b)Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Term Benchmark Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.
1.08Additional Alternative Currencies.
The Company may from time to time request that Term Benchmark Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Term Benchmark Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.
Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Term Benchmark Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Term Benchmark Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Term Benchmark Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the

L/C Issuer, as the case may be, to permit Term Benchmark Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Term Benchmark Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Term Benchmark Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Company.
1.09Divisions
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
1.10Dutch Terms.
In this Agreement, where it relates to a Dutch Person, a reference to:
(a)“The Netherlands” means the European part of the Kingdom of the Netherlands and “Dutch” means in or of The Netherlands.
(b)“Works council” means each works council (ondernemingsraad) or central group works council (centrale of groeps ondernemingsraad) having jurisdiction over that person.
(c)A necessary action to authorize where applicable, includes:
(i)any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and
(ii)obtaining an unconditional positive advice (advies) from the competent works council(s).
(d)A Lien includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht).
(e)A winding-up, administration or dissolution (and any of those terms) includes a Dutch Person being declared bankrupt (failliet verklaard) or dissolved (ontbonden).
(f)A moratorium includes surséance van betaling and granted a moratorium includes surséance verleend.
(g)A reorganization in the context of insolvency or insolvency proceedings includes statutory proceedings for the restructuring of debt (akkoordprocedure) under the Dutch Bankruptcy Act (Faillissementswet);
(h)Any step or procedure taken in connection with insolvency proceedings or any proceedings under any Debtor Relief Law includes a Dutch Person having filed a declaration under article 370(3) of the Dutch Bankruptcy Act (Faillissementswet), a Dutch Person having filed a notice under Section 36 of the Dutch Tax Collection Act (Invorderingswet 1990), but not (for the avoidance of doubt)

where such notice is (deemed) filed by reason of a request by that person for the postponement of its tax liability payments made – and the authorities’ consent to and actual postponement of such payments – in accordance with the Decree of the Dutch State Secretary of Finance dated 19 January 2022, Decree nr. 2022 -12961 (Besluit noodmaatregelen coronacrisis) (as amended from time to time).
(i)An administrative receiver includes a curator or a beoogd curator.
(j)An administrator includes a bewindvoerder, a beoogd bewindvoerder, a herstructureringsdeskundige or an observator within the meaning of the Dutch Bankruptcy Act (Faillissementswet).
(k)An attachment includes a beslag.
1.11Interest Rates; Benchmark Notification.
    The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.03 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.12Additional ESG Provisions.
(a)In the event (i) the ESG Score Provider ceases to exist; (ii) the ESG Score Provider, for any reason which is not exclusively attributable to the Company either (A) no longer publishes an ESG Score with respect to the Company or (B) fails to publish an ESG Score for any calendar year; (iii) the ESG Score Provider adjusts (in the reasonable opinion of the Company) either (A) the valuation methodology or (B) the general approach of the valuation of the industry in which the Company and its Subsidiaries operate and its production methodologies, in each case, in such a way that the ESG Score is no longer comparable to the way the initial ESG Score was determined as of the date of this Agreement; or (iv) the cost involved in maintaining the ESG Score through the ESG Score Provider becomes in the opinion of the Company unreasonable, then the Company shall inform the Administrative Agent, the Sustainability Structuring Agent and the Lenders accordingly and then the Company and the Administrative Agent (acting on the instructions of the Required Lenders) will (upon prior consultation of the Sustainability Structuring Agent) without undue delay enter into discussions to agree on the choice of an alternative party, in consultation with the Company, to calculate and award an equivalent ESG Score to be used for the purposes of the above calculation. In the event that the Company and the Administrative Agent (acting upon the instructions of the Required Lenders) are unable to agree (upon prior consultation of the Sustainability Structuring Agent) on the choice of this alternative party after thirty (30) days (starting from the day on which the Company and/or the Administrative Agent have received the notice to enter into discussions regarding the replacement of the ESG Score Provider), the Applicable Rate shall apply without any ESG Adjustment (and if an ESG Adjustment has already been applied at that time, it shall be discontinued upon expiry of such thirty (30) days period).
(b)The Administrative Agent (acting on the instructions of the Required Lenders and upon prior consultation of the Sustainability Structuring Agent) shall be entitled to agree with the Company on behalf of the Lenders to such amendments to this Agreement which are in its reasonable opinion appropriate to update the relevant provisions of this Agreement to align with the reporting standards and rating codes applied by any new provider of the ESG Score.
(c)During the thirty (30) day period described in clause (a) above, the Applicable Rate shall be based on the ESG Score which was reported immediately prior to the occurrence of any of the events described in clause (a) above.
(d)Each party hereto hereby agrees that neither the Sustainability Structuring Agent nor the Administrative Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Company of any ESG Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any ESG Score Report, KPI Metrics Report, or Sustainability Certificate, as applicable (and the Administrative Agent and the Sustainability Structuring Agent may rely conclusively on any such report or certificate, without further inquiry).
1.13KPI Provisions.
Subject to the terms and condition set forth below, the Company may, in its sole discretion after consultation of the Sustainability Structuring Agent and so long as no Event of Default shall have occurred and be continuing, exercise the option to replace the ESG Adjustment with a KPI-linked adjustment (the “KPI-linked Option”) by giving notice to the Administrative Agent and the Lenders. Such notice shall include a proposal prepared by the Company and the Sustainability Structuring Agent and shall be implemented via an amendment to this Agreement (with the consent of the Required Lenders, the Administrative Agent and the Sustainability Structuring Agent). Exercise of the KPI-linked Option is subject to the following:
(a)the KPI-linked Option may only be made once during the term of this Agreement and may only be made during a period when no ESG Adjustment is in effect;
(b)the key performance indicators (“KPIs”) and the relevant target scores shall be in substantially consistent with the Company’s general sustainability targets, as reasonably determined by the Company from time to time;
(c)annual KPI targets (the “Annual KPI Targets”) in respect of each Fiscal Year of the Company until the Maturity Date shall be defined pursuant to clause (d) below;
(d)the KPIs and the relevant target scores shall be substantially consistent, as reasonably determined by the Company, with the “Sustainability-Linked Loan Principles”, issued in June 2021 by the Loan Market Association (LMA), the Loan Syndications and Trading Association (LSTA), and the Asia Pacific Loan Market Association (APLMA) (as may be amended from time to time, the “Sustainability-Linked Loan Principles”);
(e)any adjustments to the Applicable Rate as provided in any such amendment to this Agreement will take place on the basis of an annual sustainability certificate provided by the Company (the “Sustainability Certificate”) to be delivered to the Administrative Agent and the Sustainability Structuring Agent within one hundred fifty (150) days after the end of any applicable Fiscal Year of the Company and setting out the KPI metrics achieved for such Fiscal Year against the relevant Annual KPI Targets based on its KPI Metrics Report for the respective Fiscal Year;
(f)the maximum increase or decrease of the Applicable Rate and the Commitment Fees will not exceed any ESG Adjustment that would have been in effect if the KPI-linked Option had not been exercised;

(g)the Applicable Rate and the Commitment Fee will be adjusted to give effect to the KPI-linked Option only after delivery of a Sustainability Certificate to the Administrative Agent and Sustainability Structuring Agent within the period provided in clause (e) of this Section; and
(h)the KPI Metrics Auditor shall have delivered a statement of limited assurance concerning the current KPI Metrics Report.
Article II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01The Loans.
(a)The Term A-1 Borrowing. Subject to the terms and conditions set forth herein, each Term A-1 Lender severally agrees to make a single loan to the Company in Dollars, on the Restatement Effective Date, in an amount not to exceed such Term A-1 Lender’s Term A-1 Commitment. The Term A-1 Borrowing shall consist of Term A-1 Loans made simultaneously by the Term A-1 Lenders in accordance with their respective Applicable Percentages of the Term A-1 Facility. Amounts borrowed under this clause (a) and repaid or prepaid may not be reborrowed. Term A-1 Loans may be Base Rate Loans, Daily Simple SOFR Loans or Term Benchmark Loans, as further provided herein.
(b)The Term A-2 Borrowing. Subject to the terms and conditions set forth herein, each Term A-2 Lender severally agrees to make a single loan to Greif Packaging in Dollars, on the Restatement Effective Date, in an amount not to exceed such Term A-2 Lender’s Term A-2 Commitment. The Term A-2 Borrowing shall consist of Term A-2 Loans made simultaneously by the Term A-2 Lenders in accordance with their respective Applicable Percentages of the Term A-2 Facility. Amounts borrowed under this clause (b) and repaid or prepaid may not be reborrowed. Term A-2 Loans may be Base Rate Loans, Daily Simple SOFR Loans or Term Benchmark Loans, as further provided herein.
(c)The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, (i) each U.S. Revolving Credit Lender severally agrees to make loans (each such loan, a “U.S. Revolving Credit Loan”) to the Borrowers in Dollars, from time to time on any Business Day during the Revolving Credit Facility Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment; and (ii) each Global Revolving Credit Lender severally agrees to make loans (each such loan, a “Global Revolving Credit Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies, from time to time on any Business Day during the Revolving Credit Facility Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Global Revolving Credit Lender’s Global Revolving Credit Commitment; provided that, after giving effect to any Revolving Credit Borrowing:
(A)(1) the Total U.S. Revolving Credit Outstandings shall not exceed the U.S. Revolving Credit Facility and (2) the Total Global Revolving Credit Outstandings shall not exceed the Global Revolving Credit Facility;
(B)(1) the U.S. Revolving Credit Exposure of any U.S. Revolving Credit Lender shall not exceed such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment; and (2) the Global Revolving Credit Exposure of any Global Revolving Credit Lender shall not exceed such Global Revolving Credit Lender’s Global Revolving Credit Commitment; and
(C)the aggregate Outstanding Amount of all Revolving Credit Loans made to the Designated Borrowers shall not exceed the Designated Borrower Sublimit.
Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this clause (c), prepay under Section 2.05, and reborrow under this clause (c). U.S. Revolving Credit Loans may be Base Rate Loans,

Daily Simple SOFR Loans or Term Benchmark Loans, and Global Revolving Credit Loans may be Term Benchmark Loans, each as further provided herein.
2.02Borrowings, Conversions and Continuations of Loans.
(a)Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Term Benchmark Loans shall be made upon the relevant Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or by using Electronic Systems in accordance with Section 10.02(b). Each such notice must be received by the Administrative Agent not later than 12:00 noon (or, in the case of any Borrowings in an Alternative Currency, the Applicable Time) (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term Benchmark Loans denominated in Dollars or of any conversion of Term Benchmark Loans denominated in Dollars to Base Rate Loans; (ii) three (3) Business Days (or five (5) Business Days in the case of a Special Notice Currency), or such later time as the Administrative Agent deems acceptable in its reasonable discretion, prior to the requested date of any Borrowing or continuation of Term Benchmark Loans denominated in Alternative Currencies; (iii) on the requested date of any Borrowing of Base Rate Loans, and (iv) five (5) Business Days prior to the date of any Borrowing of Daily Simple SOFR Loans. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each Borrowing of, conversion to or continuation of Term Benchmark Loans shall be in a principal amount of (i) in the case of Term Benchmark Loans denominated in Dollars, $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (ii) in the case of Term Benchmark Loans denominated in Euro, €5,000,000 or a whole multiple of €1,000,000 in excess thereof or (iii) in the case of Term Benchmark Loans designated in any other Alternative Currency, the applicable Alternative Currency Equivalent of $1,000,000 or a whole multiple of the applicable Alternative Currency Equivalent of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans or Daily Simple SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether such Borrower is requesting a Term Borrowing, a U.S. Revolving Credit Borrowing, a Global Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Term Benchmark Loans; (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day); (iii) the principal amount of Loans to be borrowed, converted or continued; (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted; (v) if applicable, the duration of the Interest Period with respect thereto; (vi) the currency of the Loans to be borrowed; and (vii) the applicable Borrower. If a Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If a Borrower fails to specify a Type of Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Term Benchmark Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Benchmark Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Term Benchmark Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Term Benchmark Loan.
(b)Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage under the applicable Facility of the applicable Term A-1 Loans, Term A-2 Loans, U.S. Revolving Credit Loans or Global Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the relevant Borrower or the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding clause. In the case of a Term A-1 Borrowing,

Term A-2 Borrowing, a U.S. Revolving Credit Borrowing or a Global Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of JPMorgan with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by a Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the applicable Borrower as provided above.
(c)Except as otherwise provided herein, a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term Benchmark Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Term Benchmark Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(d)The Administrative Agent shall promptly notify the Company, the relevant Borrower and the Lenders of the interest rate applicable to any Interest Period for Term Benchmark Loans upon determination of such interest rate.
(e)After giving effect to each Term Borrowing, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than four (4) Interest Periods in effect in respect of the Term Facilities. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than sixteen (16) Interest Periods in effect in respect of the Revolving Credit Facility.
(f)Anything in this Section 2.02 to the contrary notwithstanding, no Borrower may select the Term Benchmark for the initial Credit Extension unless such Borrower has delivered a funding indemnity letter to the Administrative Agent at least three (3) Business Days prior to the initial Credit Extension.
(g)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.
2.03Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon, among other things, the agreements of the Global Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Original Closing Date until the Letter of Credit Facility Expiration Date, to issue Letters of Credit denominated in Dollars or one or more Alternative Currencies for the account of the Company or any other Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Global Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Company or any other Borrower and any drawings thereunder; provided that, after giving effect to any L/C Credit Extension with respect to any Letter of Credit:
(I)the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time;
(II)the Total Global Revolving Credit Outstandings shall not exceed the Global Revolving Credit Facility at such time;
(III)the Global Revolving Credit Exposure of any Global Revolving Credit Lender shall not exceed such Global Revolving Credit Lender’s Global Revolving Credit Commitment;
(IV)the aggregate Outstanding Amount of all Credit Extensions to Designated Borrowers shall not exceed the Designated Borrower Sublimit; and
(V)the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.
Each request by the relevant Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly such Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Restatement Effective Date shall be subject to and governed by the terms and conditions hereof.
(ii)The L/C Issuer shall not issue any Letter of Credit if:
(A)subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Global Revolving Lenders have approved such expiry date; or
(B)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Facility Expiration Date, unless all the Global Revolving Credit Lenders have approved such expiry date.
(iii)The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Original Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Original Closing Date and which the L/C Issuer in good faith deems material to it;

(B)the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000 (or the Alternative Currency Equivalent thereof, if denominated in an Alternative Currency), in the case of a commercial Letter of Credit, or $100,000 (or the Alternative Currency Equivalent thereof, if denominated in an Alternative Currency) in the case of a standby Letter of Credit;
(D)except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
(E)the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency (other than Dollars or Euro);
(F)such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
(G)any Global Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its reasonable discretion) with the relevant Borrower or such Global Revolving Credit Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its reasonable discretion.
(iv)The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)The L/C Issuer shall act on behalf of the Global Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
Notwithstanding anything herein to the contrary, the L/C Issuer shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions in any material respect by any party to this Agreement.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company or any other Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for the issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably require. Additionally, the relevant Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
(ii)Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company or another Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Global Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Borrower) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Global Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Global Revolving Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Global Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in Dollars, for the account of the L/C Issuer, such Global Revolving Credit Lender’s Applicable Percentage of (A) each payment made by the L/C Issuer under any Letter of Credit in Dollars and (B) the Dollar Equivalent of each payment made by the L/C Issuer under any Letter of Credit in an Alternative Currency and, in each case, not reimbursed by the relevant Borrower on the date due as provided in Section 2.03(c)(i), or of any reimbursement payment required to be refunded to such Borrower for any reason (or, if such reimbursement payment was refunded in an Alternative Currency, the Dollar Equivalent thereof).
(iii)If the relevant Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the relevant Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Global Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Facility Expiration Date; provided that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Global Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Global Revolving Credit Lender or the relevant Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the relevant Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit or, if no such notice is required under the applicable Letter of Credit (or any related Issuer Documents), upon a compliant drawing, the L/C Issuer shall notify the relevant Borrower and the Administrative Agent thereof. Without limiting or waiving any rights that the Borrowers may have pursuant to the second proviso of Section 2.03(f), the relevant Borrower shall reimburse the L/C Issuer, in Dollars, in the amount of such drawing, plus any interim interest incurred in accordance with this Section 2.03(c). In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the relevant Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in Dollars. If the relevant Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Global Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Global Revolving Credit Lender’s Applicable Percentage thereof. In such event, the relevant Borrower shall be deemed to have requested a Global Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Global Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Global Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Global Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the relevant Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Global Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the relevant Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Global Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)Until each Global Revolving Credit Lender funds its Global Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Global Revolving Credit Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.
(v)Each Global Revolving Credit Lender’s obligation to make Global Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Global Revolving Credit Lender may have against the L/C Issuer, the Company or any other Loan Party, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Global Revolving Credit Lender’s obligation to make Global Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the relevant Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of any Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Global Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Global Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Global Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Federal Funds Effective Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Global Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Global Revolving Credit Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Global Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Global Revolving Credit Lender such Global Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the relevant Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Global Revolving Credit Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Global Revolving Credit Lender shall pay to the Administrative Agent, for the account of the L/C Issuer, its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Federal Funds Effective Rate from time to time in effect. The obligations of the Global Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be, without limiting or waiving any rights the Borrowers may have pursuant to the second proviso of Section 2.03(f), absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Company, any other Borrower, any other Loan Party or any of their respective Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(v)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(vi)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company, any other Borrower or any of their respective Subsidiaries or in the relevant currency markets generally; or
(vii)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company, any other Borrower or any of their respective Subsidiaries.
The relevant Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will promptly notify the L/C Issuer. The relevant Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)Role of L/C Issuer. Each Global Revolving Credit Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Global Revolving Credit Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Global Revolving Credit Lenders or the Required Global Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Article VIII, all amounts (i) that a Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of payments under Letters of Credit denominated in Alternative Currencies (other than amounts in respect of which such Borrower has deposited cash collateral pursuant to Section 2.16, if such cash collateral was deposited in the applicable Alternative Currency to the extent so deposited or applied), (ii) that the Global Revolving Credit Lenders are at the time or thereafter become required to pay to the Administrative Agent, and the Administrative Agent is at the time or thereafter becomes required to distribute to the L/C Issuer pursuant to Section 2.03(c), in respect of Unreimbursed Amounts under Letters of Credit denominated in Alternative Currencies, and (iii) of each Global Revolving Credit Lender’s participation in any Letter of Credit denominated in an Alternative Currency under which a payment has been made shall in each case, automatically and with no further action required, be converted into the Dollar Equivalent of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the L/C Issuer or any Global Revolving Credit Lender in respect of the Obligations described above shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.
(h)Reporting. Each Existing Issuer will report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Existing Issuer expects to issue, amend or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate amount of Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and such Existing Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment or extension occurred and whether the amount thereof changed), (ii) on each Business Day on which such Existing Issuer make any payment under an Existing Letter of Credit, the date of such payment and the amount of such payment and (iii) on any Business Day on which any Borrower fails to reimburse a payment required to be reimbursed to such Existing Issuer on such day, the date of such failure, the relevant Borrower and the amount of such payment.
(i)Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the relevant Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall be stated therein to apply to each standby Letter of Credit, and (ii) the rules of the UCP shall be stated therein to apply to each commercial Letter of Credit.
(j)Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Global Revolving Credit Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the then applicable Applicable Rate for Term Benchmark Loans under the Revolving Credit Facility times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Global Revolving Credit Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each April, July, October and January, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Facility Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Global Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(k)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee equal to (i) with respect to each commercial Letter of Credit, at the rate agreed from time to time between the applicable L/C Issuer and the Company, computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the

Company and the L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate agreed from time to time between the applicable L/C Issuer and the Company, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each April, July, October and January in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Facility Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Company shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(l)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(m)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder (including any Existing Letter of Credit) is in support of any obligations of, or is for the account of, a Subsidiary, the relevant Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
2.04Swing Line Loans.
(a)The Swing Line. Subject to the terms and conditions set forth herein, each Swing Line Lender may, in reliance upon the agreements of the other Global Revolving Credit Lenders set forth in this Section 2.04 but nonetheless in its sole and absolute discretion, make loans denominated in Dollars or one or more Alternative Currencies (each such loan, a “Swing Line Loan”) to the Company or any other Borrower from time to time on any Business Day during the Revolving Credit Facility Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Global Revolving Credit Loans of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Global Revolving Credit Commitment; provided that (I) to the extent a Swing Line Lender shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by a Credit Extension may have, Fronting Exposure, such Swing Line Lender shall be under no obligation to make any Swing Line Loan to the extent of such Fronting Exposure and (II) after giving effect to any Swing Line Loan:
(i)the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time;
(ii)the Total Global Revolving Credit Outstandings shall not exceed the Global Revolving Credit Facility at such time;
(iii)the aggregate Outstanding Amount of all Swing Line Loans shall not exceed the Swing Line Sublimit;
(iv)the aggregate Outstanding Amount of Swing Line Loans denominated in Dollars shall not exceed the Dollar Swing Line Sublimit;
(v)the aggregate Outstanding Amount of Swing Line Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Swing Line Sublimit;

(vi)the aggregate Outstanding Amount of all Credit Extensions to Designated Borrowers shall not exceed the Designated Borrower Sublimit; and
(vii)the Global Revolving Credit Exposure of any Global Revolving Credit Lender shall not exceed such Global Revolving Credit Lender’s Global Revolving Credit Commitment; and
provided, further, that no Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company or any other Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest at a rate to be mutually agreed by the Company and the Swing Line Lender. Immediately upon the making of a Swing Line Loan, each Global Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender making such Swing Line Loan a risk participation in such Swing Line Loan in an amount equal to the product of such Global Revolving Credit Lender’s Applicable Percentage times (i) for Swing Line Loans denominated in Dollars, the amount of such Swing Line Loans and (ii) for Swing Line Loans denominated in Alternative Currencies, the Dollar Equivalent of such Swing Line Loans. All Existing Swing Line Loans shall be deemed to have been made pursuant hereto, and from and after the Restatement Effective Date shall be subject to and governed by the terms and conditions hereof.
(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the relevant Borrower’s irrevocable notice to the applicable Swing Line Lender and the Administrative Agent, which may be given by telephone or other means agreed upon by the relevant Borrower, the Administrative Agent and the Swing Line Lender. Each such notice must be received by such Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of (A) in the case of Swing Line Loans denominated in Dollars, $100,000, (B) in the case of Swing Line Loans denominated in Euro, €100,000, or (C) in the case of Swing Line Loans designated in any other Alternative Currency, the applicable Alternative Currency Equivalent of $1,000,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the applicable Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the relevant Borrower. Promptly after receipt by such Swing Line Lender of any telephonic Swing Line Loan Notice, such Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, such Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the applicable Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Global Revolving Credit Lender) (prior to (x) 2:00 p.m., in the case of any Swing Line Loan denominated in Dollars and (y) the Applicable Time specified by the Swing Line Lender, in the case of any Swing Line Loan denominated in an Alternative Currency, in each case, on the Business Day specified in the applicable Swing Line Loan Notice) on the date of the proposed Swing Line Borrowing (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the applicable Swing Line Lender will, not later than 3:00 p.m., in the case of any Swing Line Loan denominated in Dollars and (y) the Applicable Time specified by the Swing Line Lender, in the case of any Swing Line Loan denominated in an Alternative Currency, in each case, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the relevant Borrower by wire transfer or by crediting the account of such Borrower on the books of such Swing Line Lender in Same Day Funds.
(c)Refinancing of Swing Line Loans.
(i)Any Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize each Swing Line Lender to so request on its behalf), that each Global Revolving Credit Lender make a Base Rate Loan in an amount equal to such Global Revolving Credit Lender’s

Applicable Percentage of (A) the amount of Swing Line Loans denominated in Dollars or (B) the Dollar Equivalent of Swing Line Loans denominated in Alternative Currencies made by such Swing Line Lender then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Global Revolving Credit Facility and the conditions set forth in Section 4.02. The applicable Swing Line Lender shall furnish the relevant Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Global Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent, in Same Day Funds and in such currency as the applicable Lender and the applicable Swing Line Lender may agree (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan), for the account of the applicable Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Global Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the relevant Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Swing Line Lender.
(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Global Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the applicable Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Global Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan, and each Global Revolving Credit Lender’s payment to the Administrative Agent for the account of such Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Global Revolving Credit Lender fails to make available to the Administrative Agent for the account of any Swing Line Lender any amount required to be paid by such Global Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), such Swing Line Lender shall be entitled to recover from such Global Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the applicable Federal Funds Effective Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such Swing Line Lender in connection with the foregoing. If such Global Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Global Revolving Credit Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of any Swing Line Lender submitted to any Global Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)Each Global Revolving Credit Lender’s obligation to make Global Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Global Revolving Credit Lender may have against any Swing Line Lender, the Company or any other Borrower, or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Global Revolving Credit Lender’s obligation to make Global Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Global Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender making such Swing Line Loan receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Global Revolving Credit Lender its Applicable Percentage thereof in such currency as the applicable Global Revolving Credit Lender and the applicable Swing Line Lender shall agree.
(ii)If any payment received by any Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each Global Revolving Credit Lender shall pay to such Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of such Swing Line Lender. The obligations of the Global Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Interest for Account of Swing Line Lender. Each Swing Line Lender shall be responsible for invoicing the Company or any other Borrower for interest on its Swing Line Loans. Until each Global Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Global Revolving Credit Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender making such Swing Line Loan.
(f)Payments Directly to Swing Line Lender. The relevant Borrower shall make all payments of principal and interest in respect of each Swing Line Loan, in the applicable currency in which such Swing Line Loan was made, directly to the Swing Line Lender that made such Swing Line Loan, in the amount of such Swing Line Loan.
(g)Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Article VIII, all amounts (i) that a Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Swing Line Lender in respect of Swing Line Loans denominated in Alternative Currencies, (ii) that the Global Revolving Credit Lenders are at the time or thereafter become required to pay to the Swing Line Lender in respect of Swing Line Loans denominated in Alternative Currencies, and (iii) of each Global Revolving Credit Lender’s participation in any Swing Line Loan denominated in an Alternative Currency under which a payment has been made shall in each case, automatically and with no further action required, be converted into the Dollar Equivalent of such amounts. On and after such conversion, all amounts accruing and owed to the Swing Line Lender or any Global Revolving Credit Lender in respect of the Obligations described above shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.
(h)Updates. The Swing Line Lenders shall provide the Administrative Agent with written updates, on a weekly basis and otherwise (including more frequently) at the reasonable request of the Administrative Agent, setting forth the aggregate Outstanding Amount of all Swing Line Loans and the currencies in which such Swing Line Loans are denominated.
2.05Prepayments.
(a)Optional.

(i)Subject to the last sentence of this Section 2.05(a)(i), the Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans, U.S. Revolving Credit Loans and Global Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 1:00 p.m. (1) three (3) Business Days prior to any date of prepayment of Term Benchmark Loans denominated in Dollars; (2) three (3) Business Days (or five (5) Business Days, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Term Benchmark Loans denominated in Alternative Currencies; (3) on the date of prepayment of Base Rate Loans; and (4) five (5) Business Days prior to any date of prepayment of Daily Simple SOFR Loans; (B) any prepayment of Term Benchmark Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (C) any prepayment of Term Benchmark Loans denominated in Euro shall be in a minimum principal amount of €5,000,000 or a whole multiple of €1,000,000 in excess thereof; (D) any prepayment of Term Benchmark Loans denominated in any other Alternative Currency shall be in a principal amount of the applicable Alternative Currency Equivalent of $1,000,000 or a whole multiple of the applicable Alternative Currency Equivalent of $1,000,000 in excess thereof; and (E) any prepayment of Base Rate Loans or Daily Simple SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term Benchmark Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term Benchmark Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied (x) ratably to the Term A-1 Facility and the Term A-2 Facility and (y) to the principal repayment installments thereof in the direct order of maturity, and subject to Section 2.17, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
(ii)The Borrowers may, upon notice to the applicable Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans, in the applicable currency in which each such Swing Line Loan was made, in whole or in part without premium or penalty; provided that (A) such notice must be received by such Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of (1) in the case of Swing Line Loans denominated in Dollars, $100,000, (2) in the case of Swing Line Loans denominated in Euro, the Dollar Equivalent of €100,000, or (3) in the case of Swing Line Loans designated in any other Alternative Currency, in an amount of such Alternative Currency with a Dollar Equivalent of at least $1,000,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)Mandatory.
(i)Prepayment Upon Overadvance.
(A)If the Administrative Agent notifies the Company at any time that the Outstanding Amount under the Revolving Credit Facility at such time exceeds an amount equal to 105% of the aggregate amount of all Revolving

Credit Commitments then in effect, then, within two (2) Business Days after receipt of such notice, the Borrowers shall prepay Revolving Credit Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the aggregate Revolving Credit Commitments then in effect; provided that, subject to the provisions of Section 2.16, the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to clause (vi) of this Section 2.05(b) unless after the prepayment in full of the Revolving Credit Loans the Total Revolving Credit Outstandings exceed the aggregate Revolving Credit Commitments then in effect.
(B)If the Administrative Agent notifies the Company at any time that the Outstanding Amount under the Global Revolving Credit Facility at such time exceeds an amount equal to 105% of the Global Revolving Credit Facility then in effect, then, within two (2) Business Days after receipt of such notice, the Borrowers shall prepay Global Revolving Credit Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Global Revolving Credit Facility then in effect.
(ii)Mandatory Prepayment Upon Asset Disposition. The Company shall prepay the principal of the Loans (in an amount equal to 100% of such Net Sale Proceeds) within five (5) Business Days after the date of receipt thereof by the Company and/or any of its Subsidiaries of Net Sale Proceeds from any Asset Disposition (other than an Asset Disposition permitted by Section 7.03 or Sections 7.04(a) through (1), (o) or (q)); provided that the Net Sale Proceeds therefrom shall not be required to be so applied on such date to the extent that no Default or Event of Default then exists and, if the aggregate Net Sale Proceeds from all such Asset Dispositions exceed $70,000,000 in any given Fiscal Year, the Company has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be (A) used to purchase assets used or to be used in the businesses referred to in Section 6.04 within 360 days following the date of such Asset Disposition or (B) pending such purchase, used to voluntarily prepay outstanding Revolving Credit Loans to the extent outstanding on the date of receipt of such Net Sale Proceeds; and provided, further, that (1) if all or any portion of such Net Sale Proceeds are not so used (or contractually committed to be used) within such 360 day period and, to the extent not previously used to voluntarily prepay Revolving Credit Loans pursuant to clause (B), such remaining portion shall be applied on the last day of the respective period as a mandatory repayment of principal of outstanding Loans pursuant to the terms of Sections 2.05(b)(v) and (vi); and (2) if all or any portion of such Net Sale Proceeds are not required to be applied on the 360th day referred to in clause (A) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Loans as provided in this Section 2.05(b) to the extent not previously used to voluntarily prepay Loans pursuant to clause (B).
(iii)Mandatory Prepayment With Proceeds of Permitted Accounts Receivable Securitization.
(A)In the event that the Receivables Facility Attributable Debt with respect to Domestic Receivables Securitizations in the aggregate equals or exceeds $300,000,000, then on the date of receipt of cash proceeds arising from such increased principal amount of Domestic Receivables Securitizations, the Company shall, to the extent not previously prepaid pursuant to this Section 2.05(b)(iii)(A), prepay the principal of the Loans in an amount equal to 75% of such excess (unless a Default or Event of Default then exists or would result therefrom, in which case 100% of such excess shall be prepaid), with such amount applied pursuant to the terms of Sections 2.05(b)(v) and (vi); provided that, so long as no Default or Event of Default then exists or would result therefrom, the Company and any of its Subsidiaries shall not be required to make such mandatory prepayment to the extent that the aggregate net cash proceeds of any Domestic Receivables Securitization do not exceed $7,000,000.
(B)In the event that the Receivables Facility Attributable Debt with respect to the Foreign Receivables Securitizations in the aggregate equals or exceeds the Alternative Currency Equivalent of $300,000,000, then on the date of receipt of cash proceeds arising from such increased principal amount of the Foreign Receivables Securitizations, the Company shall, to the extent not previously prepaid pursuant to this Section 2.05(b)(iii)(B), prepay the principal of the Loans in an amount equal to 75% of such excess (unless a Default or Event of Default then exists or would result therefrom, in which case 100% of such excess shall be prepaid), with such amount applied pursuant to the terms of Sections 2.05(b)(v) and (vi); provided that, so long as no Default or Event of Default then exists or would result therefrom, the Company and any of its Subsidiaries shall not be required to make such mandatory prepayment to the extent that the aggregate net cash proceeds of any Foreign Receivables Securitization do not exceed the Alternative Currency Equivalent of $7,000,000.
(iv)Mandatory Prepayment with Proceeds of Certain Permitted Indebtedness. On the Business Day of receipt thereof by the Company or any Subsidiary, the Company shall cause an amount equal to 100% of the Net Offering Proceeds of any Indebtedness permitted by Section 7.02(d) (other than Permitted Refinancing Indebtedness in respect thereof) to be applied as a mandatory repayment of principal of the Loans pursuant to the terms of Sections 2.05(b)(v) and (vi); provided that, the Company shall not be required to make such mandatory prepayment to the extent that such Net Offering Proceeds (A) were used to pay all or any portion of the consideration for a Permitted Acquisition so long as such Indebtedness is unsecured or (B) when aggregated with all other Net Offering Proceeds from issuances of Indebtedness permitted by Section 7.02(d) and not used as a mandatory prepayment pursuant to this clause (other than due to clause (A) above) do not exceed the Dollar Equivalent of $14,000,000.
(v)Each prepayment of Loans (other than any prepayment pursuant to clauses (b)(i) and (b)(ii) of this Section) pursuant to the foregoing provisions of this clause (b) shall be applied, first, ratably to each of the Term Facilities and to the principal repayment installments thereof on a direct order of maturity basis and, second, to the Revolving Credit Facility in the manner set forth in clause (b)(vi) of this Section. Each prepayment of Loans pursuant to clause (b)(ii) of this Section shall be applied, at the option of the Company, either to the Revolving Credit Facility in the manner set forth in clause (b)(vi) of this Section or ratably to each of the Term Facilities and to the principal repayment installments thereof on a direct order of maturity basis.
(vi)Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b) (other than clause (b)(i)(B)), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans; second, shall be applied ratably to the outstanding U.S. Revolving Credit Loans and Global Revolving Credit Loans; and third, only if, after giving effect to such applications, any additional prepayment is required pursuant to clause (i) of this Section 2.05(b) to reduce any excess of the Total Revolving Credit Outstandings over the Revolving Credit Commitments then in effect, shall be used to Cash Collateralize the remaining L/C Obligations, to the extent of any such excess; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (ii), (iv) or (v) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the “Reduction Amount”) may be retained by the Company for use in the ordinary course of its business. Any amounts so repaid on the Revolving Credit Facility may be reborrowed in accordance with the terms of this Agreement. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Company or any other Loan Party) to reimburse the L/C Issuer or the Global Revolving Credit Lenders, as applicable.
2.06Termination or Reduction of Commitments.
(a)Optional. The Company may, upon notice to the Administrative Agent, terminate the U.S. Revolving Credit Facility or the Global Revolving Credit Facility, the Letter of Credit Sublimit, the Dollar Swing Line Sublimit or the Alternative Currency Swing Line Sublimit, or from time to time permanently reduce the U.S. Revolving Credit Facility or the Global Revolving Credit Facility, the Letter of Credit Sublimit, the Dollar Swing Line Sublimit or the Alternative Currency Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Company shall not terminate or reduce (A) the U.S. Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total U.S. Revolving Credit Outstandings would exceed the U.S. Revolving Credit Facility, (B) the Global Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder the Total Global Revolving Credit Outstandings would exceed the Global Revolving Credit Facility, (C) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, (D) the Dollar Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans denominated in Dollars would exceed the Dollar Swing Line Sublimit or (E) the Alternative Currency Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans denominated in Alternative Currencies would exceed the Alternative Currency Swing Line Sublimit.
(b)Mandatory.
(i)The aggregate Term A-1 Commitments and the aggregate Term A-2 Commitments shall each be automatically and permanently reduced to zero on the date of the applicable Term Borrowing.
(ii)If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit, the Designated Borrower Sublimit, the Dollar Swing Line Sublimit or the Alternative Currency Swing Line Sublimit exceeds the Revolving Credit Facility at such time, such Sublimit shall be automatically reduced by the amount of such excess.
(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Dollar Swing Line Sublimit, Alternative Currency Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Percentage of the applicable Reduction Amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
2.07Repayment of Loans.
(a)Term A-1 Loans. The Company shall repay to the Term A-1 Lenders the aggregate principal amount of all Term A-1 Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Date	Amount
The last Business Day of each Fiscal Quarter of the Company from (and including) July 31, 2022 through (and including) January 31, 2027	$13,750,000
Maturity Date for Term A-1 Facility	The outstanding principal balance of the Term A-1 Loans

provided that the final principal repayment installment of the Term A-1 Loans shall be repaid on the Maturity Date for the Term A-1 Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A-1 Loans outstanding on such date.
(b)Term A-2 Loans. Greif Packaging shall repay to the Term A-2 Lenders the aggregate principal amount of all Term A-2 Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Date	Amount
The last Business Day of each Fiscal Quarter of the Company from (and including) July 31, 2022 through (and including) January 31, 2027	$6,437,500
Maturity Date for Term A-2 Facility	The outstanding principal balance of the Term A-2 Loans

provided that the final principal repayment installment of the Term A-2 Loans shall be repaid on the Maturity Date for the Term A-2 Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A-2 Loans outstanding on such date.
(c)Revolving Credit Loans. Each Borrower shall repay to (i) the U.S. Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all U.S. Revolving Credit Loans made to such Borrower outstanding on such date and (ii) the Global Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Global Revolving Credit Loans made to such Borrower outstanding on such date.
(d)Swing Line Loans. Each Borrower shall repay each Swing Line Loan, in the applicable currency in which such Swing Line Loan was made, on the earlier to occur of (i) the date that is fourteen (14) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.
2.08Interest.
(a)Subject to the provisions of Section 2.08(b), (i) each Term Benchmark Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term Benchmark for such Interest Period, plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate, plus the Applicable Rate for such Facility; (iii) each Daily Simple SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Daily Simple SOFR, plus the Applicable Rate for such Facility; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate to be mutually agreed by the Company and the Swing Line Lender.

(b)Default Interest.
(i)If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09Fees. In addition to certain fees described in Sections 2.03(j) and (k):
(a)Commitment Fee. The Company shall pay to the Administrative Agent for the account of each applicable Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of U.S. Revolving Credit Loans and Global Revolving Credit Loans plus (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Revolving Credit Facility for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Revolving Credit Facility Availability Period for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable (x) quarterly in arrears on the last Business Day of each January, April, July and October, commencing with the first such date to occur after the Restatement Effective Date and (y) on the last day of the Revolving Credit Facility Availability Period for the Revolving Credit Facility (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears.
(b)Other Fees.
(i)The Company shall pay to Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in their respective Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)The Company shall pay to the Lenders and the Sustainability Structuring Agent, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Term Benchmark) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Company shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(k) or 2.08(b) or under Article VIII. The Company’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.11Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
(b)Fundings, etc.
(i)Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term Benchmark Loans or Daily Simple SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of (I) the Federal Funds Effective Rate and (II) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the

Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.
A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall reasonably promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
2.13Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of

Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or a Disqualified Lender); (B) the application of Cash Collateral provided for in Section 2.16; or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. This Section 2.13 shall not apply to any action taken by CoBank with respect to any CoBank Equities held by Greif Packaging.
2.14Incremental Facilities.
(a)Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent, the Company may from time to time request (x) an increase to the existing Revolving Credit Commitments (each, an “Incremental Revolving Commitment”) and/or (y) the establishment of one or more new term loan commitments (which may take the form of an increase to one of the Term Facilities) (each, an “Incremental Term Loans”; Incremental Term Loans and Incremental Revolving Commitments are collectively referred to herein as the “Incremental Facilities”); provided that (i) the aggregate amount (calculated as of the date such Indebtedness was incurred, in the case of Incremental Term Loans, or first committed, in the case of Incremental Revolving Commitments) of all Incremental Facilities (after giving effect to all requests) shall not exceed, when taken together with all Incremental Equivalent Debt, the Incremental Cap, (ii) any such request for an increase shall specify the amount of the proposed Incremental Facility and shall in any event be in a minimum amount of $25,000,000, and (iii) the Company may make a maximum of six (6) such requests. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender and/or Eligible Assignee is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders (and/or Eligible Assignee)).
(b)Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its applicable Commitment in respect of the Incremental Facilities and, if so, whether by an amount equal to, greater than, or less than its ratable portion (based on such Lender’s Applicable Percentage in respect of the applicable Facility of such requested increase (it being understood and agreed that any existing Lender approached to provide all or a portion of the Incremental Facilities may elect or decline, in its sole discretion, to provide such Incremental Facilities)). Any Lender not responding within such time period shall be deemed to have declined to provide such Incremental Facilities.
(c)Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each applicable Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase (including in lieu of first soliciting a commitment from any or all Lenders), and subject to the approval of the Administrative Agent (and, solely in the case of any Incremental Revolving Commitment request, the L/C Issuer and each Swing

Line Lender) (which approval(s) shall not be unreasonably withheld), the Company may invite Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
(d)Effective Date and Allocations. Upon receipt of sufficient commitments for the Incremental Facilities to become effective in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation and amount of such increase, which may be less than the requested amount so long as the same is acceptable to the Administrative Agent. The Administrative Agent shall promptly notify the Company and the applicable Lenders and/or Eligible Assignees of the final allocation of the applicable Incremental Facilities and the Increase Effective Date (such Lenders and Eligible Assignees with a commitment to lend under such Incremental Facility, collectively, the “Incremental Lenders”).
(e)Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section, the representations and warranties contained in clause (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. In connection with any Incremental Revolving Commitment, the Borrowers shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section. In connection with any Incremental Term Loans, such additional Term Loans shall be made by the Term Lenders participating therein pursuant to the procedures set forth in Section 2.02.
(f)Limitations on Incremental Term Loans. The terms of any Incremental Term Loan shall be substantially consistent with the terms of either the Term A-1 Loans or the Term A-2 Loans (except for covenants or other provisions applicable only to periods after the Maturity Date of the Term Loans, conditions to funding of such Incremental Term Loans, fees, interest rate and other economic terms); provided that (i) the maturity date of any Incremental Term Loan shall not be earlier than the Maturity Date and (ii) Weighted Average Life to Maturity of any Incremental Term Loan shall not be shorter than the then-remaining Weighted Average Life to Maturity of the Term Loans.
(g)Incremental Facilities Borrower. In connection with the establishment of any Incremental Facility, the Company and the Incremental Lenders may, with the consent of the Administrative Agent (but without the consent of any other Lender), designate any Loan Party as a “Borrower” under such Incremental Facility and the Company and such Loan Party shall provide the Applicant Borrower Documents and New Borrower Notice to the Administrative Agent and the Incremental Lenders at the times and in the manner specified in Section 2.15(b).
(h)Conflicting Provisions. This Section shall supersede any provisions in Section 2.13, Section 2.15(b), or 10.01 to the contrary.
2.15Designated Borrowers.
(a)It is acknowledged and agreed by all parties hereto that, as of the Restatement Effective Date, (i) each of the Company, Greif Packaging, Greif International Holding and Greif Beheer is a “Borrower” hereunder and may receive Loans for its account on the terms and conditions set forth in this Agreement and (ii) the status of each of Greif UK International Holding LTD and Greif Luxembourg Holding S.à r.l. (each, a “Terminated Borrower”) as a “Borrower” is hereby terminated hereunder by the Company and no such Terminated Borrower shall have any right to receive any Loan or other credit extension hereunder (and no Lender shall have any obligation to make any Loan or other credit extension to any Terminated Borrower from and after the Restatement Effective Date).
(b)The Company may at any time, upon not less than fifteen (15) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Wholly-Owned Subsidiary of the Company (an “Applicant Borrower”) as a Borrower (which, in the case of a Wholly-Owned Foreign Subsidiary, shall also be referred to in the Loan Documents as a “Designated Borrower”) to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit F (a “New Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received (w) documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, to the extent requested at least three (3) Business Days prior to the date that such Wholly-Owned Subsidiary is to become a Borrower hereunder, (x) to the extent that such Applicant Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Applicant Borrower, to the extent requested at least five (5) Business Days prior to the date that such Wholly-Owned Subsidiary is to become a Borrower hereunder, (y) such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their reasonable discretion, and (z) Notes signed by such new Borrowers to the extent any Lenders so require (the foregoing clauses (w), (x), (y) and (z), collectively, the “Applicant Borrower Documents”). If the Administrative Agent and the Required Lenders agree that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all Applicant Borrower Documents, the Administrative Agent shall send a notice in substantially the form of Exhibit G (a “New Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Borrower until the date five (5) Business Days after such effective date.
Notwithstanding the foregoing, no Wholly-Owned Subsidiary of the Company that becomes a Borrower after the Restatement Effective Date that is organized under the laws of a jurisdiction other than the United States, any state thereof, the District of Columbia or The Netherlands may borrow or maintain Loans if any Lender has notified the Administrative Agent (which notice has not been withdrawn) that such Lender has determined in good faith that such Lender cannot make or maintain Loans to such Borrower without (x) adverse tax or legal consequences (unless such consequences only involve the payment of money, in which case such Borrower may borrow and maintain Loans if it agrees to pay such Lender such amounts as such Lender determines in good faith are necessary to compensate such Lender for such consequences) or (y) violating (or raising a substantial question as to whether such Lender would violate) (A) any applicable law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) or (B) any internal policy of such Lender.
(c)The Obligations of the Company and each Borrower that is a Domestic Subsidiary shall be joint and several in nature. The Obligations of all Designated Borrowers shall be several in nature.
(d)Each Subsidiary of the Company that is or becomes a “Borrower” (including a “Designated Borrower”) pursuant to this Section hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such other Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all

Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Borrower.
(e)The Company may from time to time, upon not less than fifteen (15) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Borrower’s status as such (other than the Company, as a Borrower); provided that there are no outstanding Loans made to such Borrower payable by such Borrower, or other amounts payable by such Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of any Subsidiary’s status as a “Borrower”.
2.16Cash Collateral.
(a)Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Facility Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, promptly Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at JPMorgan. The Company, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section or Sections 2.03, 2.04, 2.05, 2.17 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided that (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.17Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from such Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to such Defaulting Lender (and as to Borrowers shall be deemed made in satisfaction of the Obligations owing to such Defaulting Lender notwithstanding any different application of such amounts as provided above), and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. Each Defaulting Lender (x) shall be entitled to receive any facility fee pursuant to Section 2.09(a) for any period during which such Lender is a Defaulting Lender only to the extent allocable to the sum of (1) the Outstanding Amount of the Loans funded by it and (2) its Applicable Percentage of the stated amount of Letters of Credit and Swing Line Loans for which it has provided Cash Collateral pursuant to Sections 2.03, 2.04, 2.16, or 2.17(a)(ii), as applicable (and the Company shall (A) be required to pay to each of the L/C Issuer and the Swing Line Lender, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(j).
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the Global Revolving Credit Exposure and/or U.S. Revolving Credit Exposure of any non-Defaulting Lender, as the case may be, to exceed such non-Defaulting Lender’s Global Revolving Credit Commitment and/or U.S. Revolving Credit Commitment, as applicable. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.
(b)Defaulting Lender Cure. If the Company, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders (including payment of amounts that would have been owing by the Company (assuming so demanded by the Administrative Agent) pursuant to Section 3.05(a) if such payment had been made by a Borrower) or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of a Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.18Assignment and Reallocation of Existing Commitment and Existing Loans.
(a)Each of the parties hereto severally and for itself agrees that on the Restatement Effective Date, each Existing Lender hereby irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to each Lender, and each such Lender hereby irrevocably purchases from such Existing Lender, a portion of the rights and obligations of such Existing Lender under the Existing Credit Agreement and each other Loan Document in respect of its Existing Loans and Commitments under (and as defined in) the Existing Credit Agreement such that, after giving effect to the foregoing assignment and delegation and any increase in the Aggregate Commitments effected pursuant hereto, each Lender’s Applicable Percentage of the Commitments and portion of the Loans for the purposes of this Agreement and each other Loan Document will be as set forth opposite such Person’s name on Schedule 2.01.

(b)Each Existing Lender hereby represents and warrants to each Lender that, immediately before giving effect to the provisions of this Section, (i) such Existing Lender is the legal and beneficial owner of the portion of its rights and obligations in respect of its Existing Loans being assigned to each Lender as set forth above; and (ii) such rights and obligations being assigned and sold by such Existing Lender are free and clear of any adverse claim or encumbrance created by such Existing Lender.
(c)Each of the Lenders hereby acknowledges and agrees that (i) other than the representations and warranties contained above, no Lender nor the Administrative Agent has made any representations or warranties or assumed any responsibility with respect to (A) any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement, the Existing Credit Agreement or any other Loan Document or (B) the financial condition of any Loan Party or the performance by any Loan Party of the Obligations; (ii) it has received such information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; and (iii) it has made and continues to make its own credit decisions in taking or not taking action under this Agreement, independently and without reliance upon the Administrative Agent or any other Lender.
(d)The Borrowers, each of the Lenders and the Administrative Agent also agree that each of the Lenders shall, as of the Restatement Effective Date, have all of the rights and interests as a Lender in respect of the Loans purchased and assumed by it, to the extent of the rights and obligations so purchased and assumed by it.
(e)Each Lender which is purchasing any portion of the Existing Loans shall deliver to the Administrative Agent immediately available funds in the full amount of the purchase made by it and the Administrative Agent shall, to the extent of the funds so received, disburse such funds to the Existing Lenders that are making sales and assignments in the amount of the portions so sold and assigned.
(f)In connection with the transactions contemplated to occur on the Restatement Effective Date, including those contemplated by this Section, each of the Existing Lenders hereby (i) waives any right it would otherwise have to seek compensation from the Company under Section 3.05(a) of the Existing Credit Agreement in respect of any Existing Loans paid, prepaid or otherwise refinanced on the Restatement Effective Date and (ii) acknowledges and agrees that the Company shall have no obligation to compensate such Existing Lender under Section 3.05(a) for any loss, cost or expense that may be incurred by such Existing Lender in connection with any such payment, prepayment or refinancing of Existing Loans on the Restatement Effective Date.
Article III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of a Loan Party or the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to clauses (e) or (f) below.
(ii)If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) such Loan Party or the Administrative Agent shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to clauses (e) or (f) below, (B) such Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment made to the applicable Recipient, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to clauses (e) or (f) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes and subject to the requirement that the relevant Lender has provided all the relevant information and documentation to that Loan Party or to the Administrative Agent pursuant to clauses (e) or (f) below before such payment is made, the sum payable by such Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Borrowers. Without limiting the provisions of clause (a) above, each Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Tax Indemnifications.
(i)Each of the Borrowers shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority unless such Recipient has already been compensated under Section 3.01(a)(iii) or would have been compensated under that Section had that Recipient met its requirement under clause (e) or (f) below. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Borrowers shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii)Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (y) the Administrative Agent and the Borrowers, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or such Borrower shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)Evidence of Payments. As soon as practicable after any payment of Taxes by a Borrower to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Status of Lenders; Tax Documentation.
(i)(A) With respect to all payments by the Borrowers under this Agreement or under any other Loan Document which payments originate from an Existing Payment Jurisdiction, each Lender shall deliver to the Company and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the Governmental Authority of any jurisdiction and such other reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine (I) whether or not any such payments are subject to Taxes required to be withheld or deducted from such payments, (II) if applicable, the required rate of withholding or deduction, and (III) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of such payments and otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. (B) With respect to all payments by the Borrowers under this Agreement or under any other Loan Document, other than payments that originate from an Existing Payment Jurisdiction, each Lender shall deliver to the Company and to the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation and other information reasonably requested by the Company or the Administrative Agent, as the case may be, to make the determinations described under Section 3.01(e)(i)(A)(I)-(III) and otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions. Notwithstanding anything to the contrary in this Section 3.01(e)(i)(B), the completion, execution and submission of the documentation described in this Section 3.01(e)(i)(B) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)executed copies of IRS Form W-8ECI;
(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BENE (or W-8BEN, as applicable); or
(IV)to the extent a Foreign Lender is not the beneficial owner (including a Foreign Lender that is a partnership or participating Lender), (1) executed originals of IRS Form W-8IMY, and (2) the relevant forms prescribed in clauses (A), (B)(I), (B)(II), B(III) (in case of a participation, utilizing a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, as applicable), and (C) of this Section 3.01(e)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding

Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit the Company, the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so and the reason therefore.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Recipient, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to a Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.
(g)VAT.
(i)All amounts expressed to be payable under a Loan Document by any Loan Party to a Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to clause (A) below, if VAT is or becomes chargeable on any supply made by any Lender to any Loan Party under a Loan Document and such Lender is required to account to the relevant tax authority for the VAT, that Loan Party must pay to such Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Lender must promptly provide an appropriate VAT invoice to that Loan Party).
(ii)If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient Lender”) under a Loan Document, and any Loan Party other than the Recipient Lender (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient Lender in respect of that consideration):
(A)(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient Lender must (where this clause (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient Lender receives from the relevant tax authority which the Recipient Lender reasonably determines relates to the VAT chargeable on that supply; and
(B)(where the Recipient Lender is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient Lender, pay to the Recipient Lender an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient Lender reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(iii)Where a Loan Document requires any Loan Party to reimburse or indemnify a Lender for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv)Any reference in this Section 3.01(g) to any Loan Party shall, at any time when such Loan Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to a person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union).
(v)In relation to any supply made by a Lender to any Loan Party under a Loan Document, if reasonably requested by such Lender, that Loan Party must promptly provide such Lender with details of such Loan Party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.
(h)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Term Benchmark or Daily Simple SOFR (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Term Benchmark or Daily Simple SOFR, or any Governmental

Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Term Benchmark Loans or Daily Simple SOFR Loans, as applicable, in the affected currency or currencies, or, in the case of Term Benchmark Loans or Daily Simple SOFR Loans, as applicable, in Dollars, to convert Base Rate Loans to Term Benchmark Loans or Daily Simple SOFR Loans, as applicable, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term Benchmark component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term Benchmark component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, and such Loans are denominated in Dollars, convert all Term Benchmark Loans or Daily Simple SOFR Loans, as applicable, of such Lender and Base Rate Loans as to which the interest rate is determined with reference to the Term Benchmark to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term Benchmark component of the Base Rate), either on the last day of the Interest Period therefor (in the case of Term Benchmark Loans) or on the Interest Payment Date (in the case of Daily Simple SOFR Loans), if such Lender may lawfully continue to maintain such Term Benchmark Loans or Daily Simple SOFR Loans, as applicable, to such day, or, in any case, immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans, Daily Simple SOFR Loans or Base Rate Loans, as applicable, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term Benchmark, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term Benchmark component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term Benchmark.  Notwithstanding the foregoing and despite the illegality for such a Lender to make, maintain or fund Term Benchmark Loans, Daily Simple SOFR Loans or Base Rate Loans as to which the interest rate is determined with reference to the Term Benchmark, that Lender shall remain committed to make Base Rate Loans and shall be entitled to recover interest at the Base Rate.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
3.03Alternate Rate of Interest.
(a)Subject to clauses (b), (c), (d) and (e) of this Section 3.03, if:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Term SOFR Rate, the Adjusted EURIBOR Rate, or the EURIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining Daily Simple SOFR; or
(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Loan Notice in accordance with the terms of Section 2.02 electing a new Type of Loan (A) for Loans denominated in Dollars, (1) any Loan Notice that requests the conversion of any Revolving Credit Borrowing to, or continuation of any Revolving Credit Borrowing as, a Term Benchmark Borrowing and any Loan Notice that requests a Term Benchmark Loan shall instead be deemed to be a Loan Notice, as applicable, for (x) a Daily Simple SOFR Loan denominated in Dollars so long as the Daily Simple SOFR for Loans denominated in Dollars is not also the subject of Section 3.03(a)(i) or (ii) above or (y) a Base Rate Loan only if the Daily Simple SOFR for Borrowings denominated in Dollars also is the subject of Section 3.03(a)(i) or (ii) above and (2) any Loan Notice that requests a Type of Loan that is a Daily Simple SOFR Loan shall instead be deemed to be a Loan Notice for a Base Rate Loan only if the Daily Simple SOFR for Borrowings denominated in Dollars also is the subject of Section 3.03(a)(i) or (ii) above and (B) for Loans denominated in an Alternative Currency, any Loan Notice that requests the conversion of any Revolving Credit Borrowing to, or continuation of any Revolving Credit Borrowing as, a Term Benchmark Borrowing for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted.
Furthermore, if any Term Benchmark Loan in any Agreed Currency or Daily Simple SOFR Loan is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or Daily Simple SOFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Loan Notice in accordance with the terms of Section 2.02:
(A)     for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) a Daily Simple SOFR Borrowing denominated in Dollars so long as the Daily Simple SOFR for Dollar Borrowings is not also the subject of Section 3.03(a)(i) or (ii) above or (y) a Base Rate Loan if the Daily Simple SOFR for Dollar Borrowings also is the subject of Section 3.03(a)(i) or (ii) above, on such day, and (2) any Daily Simple SOFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan, and
(B)     for Loans denominated in an Alternative Currency, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Company’s election prior to such day (x) be prepaid by the Borrowers on such day or (y) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 3.03), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Term Benchmark Loans in Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan

Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make (in consultation with the Company) Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)The Administrative Agent will promptly notify the Company and the Lenders of any occurrence of a Benchmark Transition Event, the implementation of any Benchmark Replacement, the effectiveness of any Benchmark Replacement Conforming Changes, the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), if the then-current Benchmark is a term rate (including the Term SOFR Rate or EURIBOR Rate) and either any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and if a tenor that was removed pursuant to clause (i) above either is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a Term Benchmark Borrowing or Daily Simple SOFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the applicable Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) a Daily Simple SOFR Borrowing denominated in Dollars so long as the Daily Simple SOFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) a Base Rate Borrowing if the Daily Simple SOFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any Term Benchmark Loan or Daily Simple SOFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or Daily Simple SOFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 3.03, (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) a Daily Simple SOFR Borrowing denominated in Dollars so long as the Daily Simple SOFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Daily Simple SOFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any Daily Simple SOFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan if the Daily Simple SOFR for Dollar Borrowings is the subject of a Benchmark Transition Event and (B) for Loans denominated in an Alternative Currency, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Company’s election prior to such day: (x) be prepaid by the Borrowers on such day or (y) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time.
3.04Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR Rate or Adjusted EURIBOR Rate, as applicable) or the L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or the L/C Issuer or any applicable offshore interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Company will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05Compensation for Losses. Upon demand of the Administrative Agent, acting at the request of a Lender, from time to time, the Company shall promptly compensate (or cause the applicable Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)with respect to Loans that are Term Benchmark Loans, in the event of: (i) any continuation, conversion, payment or prepayment of any Term Benchmark Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); (ii) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term Benchmark Loan on the date or in the amount notified by the Company or the applicable Borrower; (iii) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or (iv) any assignment of a Term Benchmark Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13; or
(b)with respect to Loans that are Daily Simple SOFR Loans, in the event of: (i) any continuation, conversion, payment or prepayment of any Term Benchmark Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); (ii) the failure to borrow or prepay any Daily Simple SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked hereunder and is revoked in accordance therewith); (iii) any assignment of a Daily Simple SOFR on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13; or (iv) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;
including any loss of anticipated profits, any foreign exchange losses with respect to Loans in an Alternative Currency and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Borrower to pay) any reasonable and customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Company (or the applicable Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Term Benchmark Loan made by it at the Term Benchmark for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Term Benchmark Loan was in fact so funded.
3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay (or to cause the applicable Borrower to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a) within thirty (30) days of the occurrence of such event, the Company may replace such Lender in accordance with Section 10.13.
(c)Withholding Taxes. In addition to the actions described in Section 3.06(a), each Lender shall take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary to avoid any requirement of applicable Laws of any jurisdiction that any Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.
3.07Survival.
(a)All of the Borrowers’ obligations under this Article III shall survive termination of the Termination Date, and resignation and/or replacement of the Administrative Agent.
(b)The obligations and agreements of the Lenders and L/C Issuer in Section 3.01(c)(ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
Article IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01Conditions of Initial Credit Extension. Subject (where applicable) to the last paragraph of this Section, the effectiveness of this Agreement, and the obligation of the L/C Issuer and each Lender to maintain and continue to make Credit Extensions hereunder, including the Credit Extensions to be made on the Restatement Effective Date, is subject to the following conditions precedent:

(a)Documentary Deliverables. The receipt by the Administrative Agent and each Arranger (or, where applicable, any Lender) of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Restatement Effective Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Effective Date) and each in form and substance satisfactory to the Administrative Agent and each Arranger:
(i)This Agreement, properly executed by a Responsible Officer of each Borrower and a duly authorized officer of the Administrative Agent, each L/C Issuer and each Lender;
(ii)Notes in respect of the applicable Facility executed by the Borrowers in favor of each Lender requesting such a Note;
(iii)With respect to each applicable Loan Party, as and to the extent applicable, executed counterparts of this Agreement, each Subsidiary Guaranty (or any joinder thereto), the Security Agreement (or any joinder thereto), the Reaffirmation Agreement, and each of the other Collateral Documents (if any) to be delivered on the Restatement Effective Date by such Loan Party, duly executed by such Loan Party;
(iv)to the extent not previously delivered to, appropriately filed and/or in the possession of, the Administrative Agent as of the Restatement Effective Date, (A) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole reasonable discretion, to perfect the Administrative Agent’s security interest in the Collateral, and (B) stock or membership certificates, if any, evidencing the Pledged Equity and undated stock or transfer powers duly executed in blank; in each case to the extent such Pledged Equity is certificated; and
(v)searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;
(b)Legal Opinions. The Administrative Agent shall have received customary legal opinions, addressed to the Administrative Agent and the Lenders (and which shall expressly permit reliance by/disclosure to the successors and permitted assigns of each of the Administrative Agent and the Lenders), from:
(i)Vorys, Sater, Seymour and Pease LLP, special U.S. counsel to the Loan Parties;
(ii)the General Counsel of the Company; and
(iii)Allen & Overy, special counsel to the Loan Parties relating to Dutch matters.
(c)Certificates. The Administrative Agent shall have received, in each case, in form and substance reasonably satisfactory to the Administrative Agent, a certificate of a Responsible Officer of each Loan Party, dated the Restatement Effective Date, attaching and certifying as to the Organizational Documents of such Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of such Loan Party, the good standing, existence or its equivalent of such Loan Party in the jurisdiction of incorporation or organization of such Loan Party (other than any Loan Party organized under the laws of The Netherlands) or, as to any such Organizational Document which would otherwise be delivered with such certificate, a certification that the same has not been amended, modified, revoked or otherwise altered since its delivery to the Administrative Agent on the Original Closing Date and otherwise remains in force.

(d)KYC Information, etc. Upon the request of any Lender at least ten (10) Business Days prior to the Restatement Effective Date:
(i)Documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three (3) Business Days prior to the Restatement Effective Date.
(ii)With respect to any Borrower or any other Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower, at least five (5) days prior to the Restatement Effective Date.
(e)ESG Score Report. The Company shall have delivered to the Sustainability Structuring Agent, the Administrative Agent¸ and each Lender a copy of the initial ESG Score Report for the Company prepared by the ESG Score Provider (which report shall be in form and substance satisfactory to the Sustainability Structuring Agent).
(f)Material Adverse Effect. Since October 31, 2021, there shall not have occurred a Material Adverse Effect.
(g)Refinancing. The Refinancing shall have been consummated prior to, or shall be consummated substantially simultaneously with the Borrowings on the Restatement Effective Date, and the Administrative Agent and the Arrangers shall have received customary payoff letters in connection therewith confirming that all Indebtedness with respect thereto shall have been fully repaid (except to the extent being so repaid with the proceeds of the Borrowings on the Restatement Effective Date and to the extent outstanding letters of credit are continued under this Agreement as Existing Letters of Credit) and all commitments thereunder shall have been terminated and cancelled and all Liens in connection therewith shall have been terminated and released, in each case prior to or concurrently with the Borrowings on the Restatement Effective Date.
(h)Loan Notice. The Administrative Agent shall have received a Loan Notice with respect to the Loans to be made on the Restatement Effective Date.
(i)Fees, Costs and Expenses.
(i)All accrued, reasonable fees and expenses required to be paid to the Administrative Agent and the Arrangers on or before the Restatement Effective Date shall have been paid.
(ii)All accrued, reasonable fees and expenses required to be paid to the Lenders on or before the Restatement Effective Date shall have been paid.
(iii)Unless waived by the Administrative Agent, the Company shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Restatement Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.

4.02Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term Benchmark Loans) is subject to the following conditions precedent:
(a)The representations and warranties of the Company contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.
(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, the L/C Issuer or the applicable Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)The conditions of Section 2.15 to the designation of such Borrower as a “Borrower” under the Loan Documents shall have been met to the satisfaction of the Administrative Agent.
(e)In the case of a Credit Extension to be denominated in an Alternative Currency other than Euro, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Global Revolving Lenders (in the case of any Revolving Credit Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
Each Request for Credit Extension (other than a Loan Notice requesting (x) only a conversion of Loans to the other Type, or a continuation of Term Benchmark Loans and (y) the Loans to be made on the Restatement Effective Date to consummate the Transactions) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension; provided that the application of clauses (a) and (b) of this Section to any Loan made in connection with any Limited Condition Acquisition shall, at the Company’s option, be subject to Section 1.02(e).
Article V
REPRESENTATIONS AND WARRANTIES
Each Borrower, with respect to itself and its Subsidiaries, represents and warrants to the Administrative Agent and the Lenders that:
5.01Corporate Status. Each Loan Party (a) is a duly organized or formed or incorporated, as the case may be, and validly existing organization in good standing under the laws of the jurisdiction of its organization (to the extent that such concept exists in such jurisdiction); (b) has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged; and (c) is duly qualified and is authorized to do business and is in good standing (to the extent such concept exists in the relevant jurisdiction) in (i) Delaware in the case of the Company, or its jurisdiction of organization in the case of a Subsidiary of the Company and (ii) in each other jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except in the case of clause (i) with respect to Foreign Subsidiaries which are not Loan Parties and in the case of clause (ii) for such failure to be so qualified, authorized or in good standing which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.02Corporate Power and Authority. Each Loan Party has the corporate or other organizational power and authority to execute and deliver each of the Loan Documents to which it is a party and to perform its obligations thereunder and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Loan Documents. Each Loan Party has duly executed and delivered each of the Loan Documents to which it is a party, and each of such Loan Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
5.03No Violation. The execution and delivery by any Loan Party of the Loan Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the Collateral Documents) and the performance of such Loan Party’s obligations thereunder do not (a) contravene any provision of any Law applicable to any Loan Party; (b) conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Collateral Documents) upon any of the property or assets of any Loan Party pursuant to the terms of any Contractual Obligation to which any Loan Party is a party or by which it or any of its property or assets is bound except for such contraventions, conflicts, breaches or defaults that would not be reasonably likely to have a Material Adverse Effect; (c) violate any provision of any Organizational Document of any Loan Party; or (d) require any approval of stockholders or any material approval or consent of any Person (other than a Governmental Authority) except filings, consents, or notices which have been made, obtained or given and except as set forth on Schedule 5.03 to the Disclosure Letter.
5.04Governmental and Other Approvals. Except as set forth on Schedule 5.04 to the Disclosure Letter and except for filings necessary to create or perfect security interests in the Collateral, no material order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Restatement Effective Date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (a) the execution and delivery of any Loan Document or the performance of the obligations thereunder or (b) the legality, validity, binding effect or enforceability of any such Loan Document.
5.05Financial Statements; Etc.
(a)Financial Statements. The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholder’s equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) record or disclose all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness to the extent required by GAAP.
(b)Solvency. On and as of the Restatement Effective Date and on and as of the date of each Borrowing, on a pro forma basis after giving effect to the Loans to be made on such date and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Loan Party on such date, each Loan Party (on a consolidated basis with its Subsidiaries) is and will be Solvent.
(c)No Undisclosed Liabilities. Except as fully reflected in the financial statements and the notes related thereto delivered pursuant to Section 5.05(a) and on Schedule 5.05(c) to the Disclosure Letter, there were as of the Restatement Effective Date (and after giving effect to the transactions contemplated hereby) no liabilities or obligations with respect to the Company and its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would cause a Material Adverse Effect. As of the Restatement Effective Date (and after giving effect to the transactions contemplated hereby), the Borrowers do not know of any basis for the assertion against the Company or any Subsidiary of any liability or obligation of any nature whatsoever that is not reflected in the financial statements or the notes related thereto delivered pursuant to Section 5.05(a) and on Schedule 5.05(c) to the Disclosure Letter, other than the Obligations, which, either individually or in the aggregate, would reasonably be expected to cause a Material Adverse Effect.
(d)No Material Adverse Change. Since October 31, 2021, there has been no fact, event, circumstance or occurrence which has caused or resulted in a Material Adverse Effect.
(e)Projections. On and as of the Restatement Effective Date, the financial projections previously delivered to Administrative Agent and the Lenders (collectively, the “Projections”) are, at the time made, prepared on a basis consistent with the financial statements referred to in Sections 6.01(a) and (b) and are at the time made based on good faith estimates and assumptions made by the management of the Company, and there are no statements or conclusions in the Projections or any such budgets which, at the time made, are based upon or include information known to the Company to be materially misleading or which fail to take into account material information regarding the matters reported therein. On the Restatement Effective Date, the Company believes that the Projections are reasonable and attainable, it being understood that uncertainty is inherent in any forecasts or projections, such Projections are not to be viewed as facts, such Projections are subject to significant uncertainties and contingencies, many of which are beyond any Person’s control, and that no assurance can be given that the results set forth in the Projections will actually be obtained and the differences may be material.
5.06Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Company and its Subsidiaries, threatened (a) against the Company or any Loan Party challenging the validity or enforceability of any material provision of any Loan Document, or (b) that would reasonably be expected to have a Material Adverse Effect.
5.07True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries in writing to any Lender (including, without limitation, all information contained in the Loan Documents) (other than the Projections as to which Section 5.05(e) applies) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company or any of its Subsidiaries in writing to any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, when taken as a whole, do not contain as of the date furnished any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. As of the Restatement Effective Date, the Borrowers have disclosed to the Lenders (a) all agreements, instruments and corporate or other restrictions to which the Company or any of its Subsidiaries is subject, and (b) all other matters known to any of them, that individually or in the aggregate with respect to clauses (a) and (b) above, would reasonably be expected to result in Material Adverse Effect.
5.08Use of Proceeds; Margin Regulations.
(a)Loan Proceeds. All proceeds of the Loans (other than the Term A-2 Loans, which shall be used as set forth in clause (c) of this Section) shall be used by the Borrowers, as applicable, (i) for ongoing working capital needs and general corporate purposes including Permitted Acquisitions by the Company and its Subsidiaries, (ii) to finance the redemption of the 2027 Senior Notes Redemption, and (iii) to finance the Transactions.
(b)Margin Regulations. No part of the proceeds of any Loan will be used to purchase or carry any margin stock (as defined in Regulation U of the FRB), directly or indirectly, or to extend credit for the purpose of purchasing or carrying any such margin stock for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans or other Credit Extensions under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the FRB.
(c)Term A-2 Loans. The proceeds of the Term A-2 Loans shall be used solely for the Investment Purpose.

5.09Taxes.
(a)Each of the Company and its Subsidiaries has timely filed or caused to be filed all material returns, statements, forms and reports for taxes required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (ii) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(b)Each Dutch Loan Party is resident for tax purposes only in its jurisdiction of incorporation. The Dutch CIT Fiscal Unity does not include any Person other than those Persons identified in the definition thereof.
(c)No Dutch Loan Party is required to make any deduction or withholding for or on account of Dutch Tax from any payment under a Finance Document, other than (a) any U.S. federal withholding Taxes imposed pursuant to FATCA and (b) any Tax due or payable pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).
(d)Under Dutch law, a Dutch Loan Party is not required to pay any stamp, registration or similar tax on or in relation to the Finance Documents or the transactions contemplated by the Loan Documents.
5.10Compliance With ERISA.
(a)Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws, except to the extent that the failure to so comply would not reasonably be expected to result in a Material Adverse Effect. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, except to the extent that the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Borrowers, nothing has occurred that would prevent or cause the loss of such tax-qualified status, except to the extent that the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.
(b)There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.
(c)Except as, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)Neither the Company nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Restatement Effective Date, those listed on Schedule 5.10(d) to the Disclosure Letter and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement, except to the extent that the same would not reasonably be expected to result in a Material Adverse Effect.
(e)Each Borrower represents and warrants, as of the Restatement Effective Date, that such Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
5.11Collateral Documents. When executed and delivered, the Security Agreement will be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal and valid security interests in the Collateral described therein and proceeds thereof. In the case of the Pledged Equity to the extent represented by certificated securities (the “Certificated Pledged Stock”) described in the Security Agreement, when stock certificates representing such Certificated Pledged Stock are delivered to Administrative Agent, and in the case of the other Collateral described in the Security Agreement, when financing statements and other filings specified on Schedule 5.11 to the Disclosure Letter in appropriate form are filed in the offices specified on Schedule 5.11 to the Disclosure Letter, the Security Agreement shall constitute a fully perfected Lien (to the extent such Lien can be perfected by filing, recording, registration or, with respect to the Certificated Pledged Stock, possession) on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Security Agreement), to the extent provided therein, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Certificated Pledged Stock, Permitted Liens, and only to the extent that priority can be obtained by filing).
5.12[Reserved].
5.13Ownership of Property.
(a)The Company and each Material Subsidiary has good and marketable title to, or a subsisting leasehold interest in, all material items of real and personal property used in its operations (except as to leasehold interests) free and clear of all Liens, except Liens permitted by Section 7.01 and except to the extent that the failure to have such title or interest (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect. Substantially all items of real and material personal property owned by, leased to or used by the Company and each Material Subsidiary are in adequate operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used, except to the extent the failure to keep such condition (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.
(b)Schedule 5.13(b) to the Disclosure Letter sets forth a complete and accurate list of all Liens on the property or assets of the Company and each Domestic Subsidiary (other than a Receivables Subsidiary or an Excluded Domestic Joint Venture Subsidiary), showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Person subject thereto.
5.14Capitalization of the Company. All outstanding Equity Interests of the Company have been duly authorized and validly issued and are fully paid and non-assessable. A complete and correct copy of each of the Organizational Documents of the Company in effect on the date of this Agreement has been delivered to Administrative Agent.
5.15Subsidiaries.

(a)Organization. Schedule 5.15 to the Disclosure Letter sets forth a true, complete and correct list as of the date of this Agreement of each Subsidiary and indicates for each such Subsidiary (i) its jurisdiction of organization, (ii) its ownership (by holder and percentage interest) and (iii) whether such Subsidiary is a Material Subsidiary.
(b)Capitalization. All Equity Interests of each Loan Party and, to the knowledge of each Responsible Officer of the Company, each other Subsidiary, have been duly authorized and validly issued, are fully paid and non-assessable and are owned free and clear of all Liens except for Liens permitted by Section 7.01. A complete and correct copy of each Organizational Document of each Borrower in effect on the date of this Agreement has been delivered to Administrative Agent.
(c)Restrictions on or Relating to Subsidiaries. Except to the extent permitted by Section 7.13, there does not exist any encumbrance or restriction on the ability of:
(i)any Subsidiary of the Company to pay dividends or make any other distributions on its Equity Interests, or to pay any Indebtedness owed to the Company or a Subsidiary of the Company;
(ii)any Subsidiary of the Company to make loans or advances to the Company or any of the Company’s Subsidiaries; or
(iii)the Company or any of its Subsidiaries to transfer any of its properties or assets to the Company or any of its Subsidiaries, except, in connection with subclauses (i), (ii) or (iii) above, for such encumbrances or restrictions existing under or by reason of (x) applicable Law, (y) this Agreement or the other Loan Documents or (z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company.
5.16Compliance With Law, Etc. Neither the Company nor any of its Material Subsidiaries is in default in any material respect under or in violation in any material respect of any Law applicable to any of them (including, to the extent applicable, the PATRIOT Act) or Contractual Obligation, or under its Organizational Documents, as the case may be, in each case the consequences of which default or violation, either in any one case or in the aggregate, would have a Material Adverse Effect.
5.17Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
5.18Environmental Matters.
(a)The Company and each of its Subsidiaries have complied in all material respects with, and on the date of such Credit Extension are in compliance in all material respects with, all applicable Environmental Laws and Environmental Permits except for such non-compliance as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There are no pending or, to the best knowledge of the Borrowers, threatened Environmental Claims against the Company or any of its Subsidiaries or any real property currently owned or operated by the Company or any of its Subsidiaries except for such Environmental Claims that would not reasonably be expected to have a Material Adverse Effect.
(b)Except as set forth on Schedule 5.18 to the Disclosure Letter, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or otherwise come to be located on, any real property owned or at any time operated by the Company or any of its Subsidiaries where such generation, use, treatment or storage has violated or would reasonably be expected to violate or create liability under any Environmental Law in any material respect and result, either individually or in the aggregate, in a Material Adverse Effect. To the knowledge of the Borrowers, Hazardous Materials have not at any time been Released on or from, or otherwise come to be located on, any real property owned or at any time operated by the Company or any of its Subsidiaries where such

Release has violated or would reasonably be expected to violate or create liability under any Environmental Law in any material respect and result, either individually or in the aggregate, in a Material Adverse Effect.
5.19Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (a) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against any of them before the National Labor Relations Board or any similar Governmental Authority in any jurisdiction, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against any of them and (b) no significant strike, labor dispute, slowdown or stoppage is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against the Company or any of its Subsidiaries, except (with respect to any matter specified in clause (a) or (b) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.
5.20Intellectual Property, Licenses, Franchises and Formulas. Each of the Company and its Subsidiaries owns or holds licenses or other rights to or under all the material patents, patent applications, trademarks, designs, service marks, trademark and service mark registrations and applications therefor, trade names, copyrights, copyright registrations and applications therefor, trade secrets, proprietary information, computer programs, data bases, licenses, permits, franchises and formulas, or rights with respect to the foregoing which are material to the business of the Company and its Subsidiaries, taken as a whole, (collectively, “IP Rights”), and has obtained assignments of all leases and other rights of whatever nature, material to the present conduct of the business of the Company and its Subsidiaries, taken as a whole, without any known material conflict with the rights of others except, in each case, where the failure to own or hold such rights or obtain such assignments would not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Responsible Officer of the Company, neither the Company nor any of its Subsidiaries is subject to any existing or threatened claim by any Person contesting the validity, enforceability, use or ownership of the IP Rights, or of any existing state of facts that would support a claim that use by the Company or any of its Subsidiaries of any such IP Rights has infringed or otherwise violated any proprietary rights of any other Person which would reasonably be expected to have a Material Adverse Effect.
5.21Anti-Corruption Laws; Sanctions; Beneficial Ownership Certification.
(a)The Company has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and directors and, to the knowledge of the Company, its employees and agents, are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in the Company, any such Subsidiary, and of their respective officers or directors or, to the knowledge of the Company, any of its employees and agents, being designated as a Sanctioned Person.
(b)None of (i) the Company, any Subsidiary or, to the knowledge of the Company or such Subsidiary, any of the directors or officers of any Material Subsidiary, or (ii) to the knowledge of the Company, any agent of the Company or any Loan Party that will act in any capacity in connection with or benefit from any Facility, is a Sanctioned Person. No Credit Extension, use of proceeds or other transaction contemplated by this Agreement or any other Loan Document will violate any Anti-Corruption Law or applicable Sanctions.
(c)The foregoing representations in this Section 5.21 will not apply to any party hereto to which Council Regulation (EC) 2271/96 (the “Blocking Regulation”) applies, if and to the extent that such representations are or would be unenforceable pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom.
(d)As of the Restatement Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
5.22Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
Article VI
AFFIRMATIVE COVENANTS
Each Borrower hereby agrees, as to itself and its Subsidiaries, that, so long as any of the Commitments remains in effect, or any Loan or L/C Obligation remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder (other than contingent indemnity Obligations), such Borrower shall:
6.01Financial Statements. Furnish, or cause to be furnished, to each Lender:
(a)Quarterly Financial Statements. As soon as available, but in any event not later than forty-five (45) days after the end of each of the Fiscal Quarters of each Fiscal Year of the Company (commencing with the fiscal quarter ended April 30, 2022), the consolidated balance sheet and statements of income of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the Fiscal Year through the end of such quarter, all of which shall be certified by the Chief Financial Officer or Treasurer of the Company, as at the dates indicated and for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes; and
(b)Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Company (commencing with the fiscal year ended October 31, 2022), a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income, retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year.
All such financial statements shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants preparing such statements or the Chief Financial Officer or Treasurer, in the case of unaudited statements, and disclosed therein) and, in the case of the consolidated financial statements referred to in Section 6.01(b), shall be accompanied by a report thereon of independent certified public accountants of recognized national standing, which report shall contain no qualifications with respect to the continuance of the Company and its Subsidiaries as going concerns and shall state that such financial statements present fairly in all material respects the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP.
6.02Certificates; Other Information. Furnish to each Lender (or, if specified below, to the Administrative Agent or the Sustainability Structuring Agent, as applicable):
(a)Officer’s Certificates. Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a certificate of a Responsible Financial Officer substantially in the form of Exhibit D (a “Compliance Certificate”) stating that to the best of such officer’s knowledge, (x) such financial statements present fairly in all material respects, in accordance with GAAP, the financial condition and results of operations of the Company and its Subsidiaries for the period referred to therein (subject, in the case of interim statements, to normal recurring adjustments and the absence of footnotes) and (y) no Default or Event of Default exists, except as specified in such certificate and, if so specified, the action which the Company proposes to take with respect thereto, which certificate shall set forth detailed computations to the extent necessary to establish the Company’s compliance with the covenants set forth in Section 7.15;

(b)Audit Reports and Statements. Promptly following the Company’s receipt thereof, copies of all final consolidated financial or other consolidated reports or statements, if any, submitted to the Company or any of its Material Subsidiaries by independent public accountants relating to any annual or interim audit of the books of the Company or any of its Material Subsidiaries including, without limitation, in each case to the extent available, audited reports with respect to each Material Subsidiary that is a Foreign Subsidiary and reconciliations thereof to GAAP prepared by independent public accountants, within one hundred eighty (180) days after the end of each Fiscal Year of the applicable Foreign Subsidiary (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(c)“Material Weakness” Letters. Promptly after receipt thereof, a copy of any definitive letter citing a “material weakness” received by the Company or any of its Subsidiaries from its certified public accountants;
(d)Public Filings. Within ten (10) Business Days after the same become public, copies of all financial statements, filings, registrations and reports which the Borrowers may make to, or file with, the SEC or any successor or analogous Governmental Authority;
(e)Annual Covenant Compliance Certificate. Concurrently with the delivery of the financial statements set forth in Section 6.01(b) hereof, a certificate certified by a Responsible Financial Officer of the Company setting forth the Company and its Subsidiaries’ compliance with each of the covenants set forth in Article VII hereof, including calculations of basket amounts, in each case in a manner reasonably satisfactory to the Administrative Agent;
(f)KYC, etc. Information. Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation;
(g)ESG Score Report; KPI Metrics Report. Promtly after receipt thereof, a copy of any ESG Score Report,any KPI Metrics Report or Sustainability Certificate received by the Company to the Administrative Agent and Sustainability Structuring Agent; and
(h)Other Requested Information. Such other information with respect to the Company or any of its Subsidiaries or the Collateral as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (b) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Borrower hereby acknowledges that (a) the Administrative Agent and/or each Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such

Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, each Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and each Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. The parties hereto hereby agree that, unless and until the Administrative Agent and the Company agree otherwise, the Company shall not be required to mark any Borrower Materials “PUBLIC” or otherwise, and all Borrower Materials shall be posted on the portion of the Platform not designated “Public Side Information”.
6.03Notices. Promptly and in any event within three (3) Business Days after a Responsible Officer of the Company or of any of its Subsidiaries obtains knowledge thereof, give written notice to the Administrative Agent (which shall promptly provide a copy of such notice to each Lender) of:
(a)Default or Event of Default. The occurrence of any Default or Event of Default, accompanied by a statement of a Responsible Financial Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Borrowers propose to take with respect thereto;
(b)Litigation and Related Matters. The commencement of, or any material development in, any action, suit, proceeding or investigation pending or threatened against or affecting the Company or any of its Material Subsidiaries or any of their respective properties before any arbitrator or Governmental Authority, (i) in which the Company reasonably determines that potential exposure not covered by insurance of the Company and its Subsidiaries exceeds the Threshold Amount in the aggregate; (ii) with respect to any Loan Document or any Indebtedness in a principal amount in excess of the Threshold Amount or material preferred stock of the Company or any of its Subsidiaries; or (iii) which, if determined adversely to the Company or any of its Subsidiaries, would individually or when aggregated with any other action, suit, proceeding or investigation reasonably be expected to have a Material Adverse Effect;
(c)Environmental Matters. The occurrence of one or more of the following environmental matters which would reasonably be expected to subject the Company or any of its Subsidiaries to liability individually or in the aggregate in excess of the Threshold Amount:
(i)any pending or threatened material Environmental Claim against the Company or any of its Subsidiaries or any real property owned or operated by the Company or any of its Subsidiaries;
(ii)any condition or occurrence on or arising from any real property owned or operated by the Company or any of its Subsidiaries that (A) results in material noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of a material Environmental Claim against the Company or any of its Subsidiaries or any such real property;

(iii)any condition or occurrence on any real property owned or operated by the Company or any of its Subsidiaries that would reasonably be expected to cause such real property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such real property under any Environmental Law;
(iv)the taking of any Remedial Action on any real property at any time owned or operated by the Company or any of its Subsidiaries; and
(v)all such notices shall describe in reasonable detail the nature of the Environmental Claim, condition, occurrence or Remedial Action and the Company’s or such Subsidiary’s response thereto. In addition, the Company will discuss such Environmental Claim with the Administrative Agent at such times and in such detail as may reasonably be requested by Administrative Agent; or
(d)The (i) occurrence of any Asset Disposition for which the Borrowers are required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), and (ii) incurrence or issuance of any Indebtedness for which the Borrowers are required to make a mandatory prepayment pursuant to Section 2.05(b)(iv).
Each notice pursuant to this Section 6.03 (other than Section 6.03(d)) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04Conduct of Business and Maintenance of Existence. The Company and its Subsidiaries shall (a) continue to engage in business of the same general types as now conducted by them (including, without limitation, businesses reasonably related or incidental thereto) and preserve, renew and keep in full force and effect its and each of its Material Subsidiaries’ corporate existence and take all reasonable action to maintain all rights, privileges and franchises material to its and those of each of its Material Subsidiaries’ business except as otherwise permitted pursuant to Sections 7.03 and 7.04 and comply and cause each of its Subsidiaries to comply with all requirements of Law except to the extent that failure to comply therewith would not in the aggregate reasonably be expected to have a Material Adverse Effect; and (b) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.
6.05Payment of Obligations. The Company shall pay or discharge or otherwise satisfy at maturity or, to the extent permitted hereby, prior to maturity or before they become delinquent, as the case may be, and cause each of its Material Subsidiaries to pay or discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be:
(a)all taxes, assessments and governmental charges or levies imposed upon any of them or upon any of their income or profits or any of their respective properties or assets prior to the date on which penalties attach thereto; and
(b)all lawful claims prior to the time they become a Lien (other than Liens permitted by Section 7.01) upon any of their respective properties or assets;
provided that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim (i) while the same is being contested by it in good faith and by appropriate proceedings diligently pursued so long as the Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves in accordance with GAAP (segregated to the extent required by GAAP) or their equivalent in the relevant jurisdiction of the taxing authority with respect thereto; or (ii) that the failure to pay, either individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.
6.06Inspection of Property, Books and Records. The Company shall keep, or cause to be kept, and cause each of its Subsidiaries to keep or cause to be kept, adequate records and books of account, in which entries are to be made reflecting its and their business and financial transactions in accordance with GAAP and all material requirements of Law and permit, and cause each of its Subsidiaries to permit, any Lender or its respective representatives, at any reasonable time during normal business hours, and from time to time at the reasonable request of such Lender and at such Lender’s expense made to the Borrowers and upon reasonable notice (which shall be at least two (2) Business Days’ notice), to visit and inspect its and their respective properties, to examine and make copies of and take abstracts from its and their respective records and books of account, and to discuss its and their respective affairs, finances and accounts with its and their respective executive officers, and, if an Event of Default exists and is continuing, independent public accountants (and by this provision the Borrowers authorize such accountants to discuss with the Lenders and such representatives, and in the presence of an executive officer of the Company, the affairs, finances and accounts of the Company and its Subsidiaries).
6.07ERISA. The Company shall, and shall cause each of its Subsidiaries to (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, except where failure to comply with clause (a), (b) or (c) would not, individually or in the aggregate, have a Material Adverse Effect.
6.08Maintenance of Property, Insurance.
(a)The Company shall keep, and cause each of its Material Subsidiaries to keep, all material property (including, but not limited to, equipment) useful and necessary in its business in good working order and condition, normal wear and tear and damage by casualty or condemnation excepted, and subject to Section 7.04;
(b)The Company shall maintain, and shall cause each of its Material Subsidiaries to maintain, with reputable insurers, insurance with respect to its material properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Such insurance shall be maintained with reputable insurers, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance, provided adequate reserves therefor, in all material respects in accordance with GAAP, are maintained; and
(c)The Company shall furnish to Administrative Agent, on the Restatement Effective Date, Schedule 6.08 to the Disclosure Letter listing the insurance that the Company, each Loan Party and each Domestic Subsidiary which is a Material Subsidiary carries as of such date.
6.09Environmental Laws. The Company shall comply with, and cause its Subsidiaries to comply with, and, in each case take reasonable steps to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable steps to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not in the aggregate reasonably be expected to have a Material Adverse Effect.
6.10Use of Proceeds. Use all proceeds of the Loans as provided in Section 5.08.
6.11Guarantee Obligations and Security; Further Assurances.
(a)The Company agrees, subject to clause (f) of this Section, to cause each Domestic Subsidiary (other than a Receivables Subsidiary, an Insurance Subsidiary or an Excluded Domestic Joint Venture Subsidiary) in existence on the date hereof to become a party to the U.S. Subsidiary Guaranty and the Security Agreement, in accordance with the terms hereof.

(b)Within sixty (60) days (or such later date as the Administrative Agent shall agree in its reasonable discretion) after, with respect to any new direct or indirect Domestic Subsidiary by any Loan Party (other than a Receivables Subsidiary, an Insurance Subsidiary or an Excluded Domestic Joint Venture Subsidiary), the date of the formation or acquisition of any such Domestic Subsidiary, the Company shall, at the Company’s expense, cause such Domestic Subsidiary to (i) duly execute and deliver to the Administrative Agent (A) a supplement to the U.S. Subsidiary Guaranty, guaranteeing the Obligations subject clause (f) below, and (B) a Security Agreement Supplement (including delivery by the parent of such Domestic Subsidiary of all Pledged Equity in and of such Domestic Subsidiary, and other instruments of the type delivered by each other Domestic Subsidiary that was a Loan Party on the Restatement Effective Date), securing payment of the Obligations subject to clause (f) below and constituting a Lien on such Domestic Subsidiary’s personal properties, as provided therein; and (ii) take such actions to allow the filing of Uniform Commercial Code financing statements as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to security and pledge agreements delivered pursuant to this Section, enforceable against all third parties in accordance with their terms.
(c)Upon the date (i) of the formation or acquisition of any new Foreign Subsidiary that is a direct parent of a Designated Borrower, (ii) on which any Foreign Subsidiary becomes a Designated Borrower, or (iii) on which any Specified Foreign Issuer (other than an Excluded Foreign Issuer) incurs Specified Foreign Indebtedness, the Company shall (if it has not already done so), at the Company’s expense, within sixty (60) days (or such later date as the Administrative Agent shall agree in its reasonable discretion) after such date (if applicable), cause such Foreign Subsidiary to duly execute and deliver to the Administrative Agent, as applicable, (A) a Foreign Subsidiary Guaranty, guaranteeing the Obligations subject to clause (f) below, and (B) a Foreign Security Agreement, securing payment of the Obligations subject to clause (f) below, and including the delivery of all relevant instruments of the type delivered by each other Foreign Subsidiary that was a Loan Party on the Restatement Effective Date; provided that, notwithstanding anything to the contrary contained herein, for so long as no Subsidiary of Greif International Holding (other than Greif Beheer) or Greif Beheer is a Borrower, neither Greif International Holding nor Greif Beheer shall be required to deliver a Foreign Security Agreement, including (for the avoidance of doubt) Greif International Holding shall not be required to deliver a pledge of the Equity Interests of Greif Beheer.
(d)Within sixty (60) days (or such later date as the Administrative Agent shall agree in its reasonable discretion) of (i) the formation or acquisition of any new Subsidiary, (ii) the addition of a Designated Borrower under this Agreement or (iii) the issuance of Specified Foreign Indebtedness by a Specified Foreign Issuer (other than an Excluded Foreign Issuer), in each case as described in clauses (b) and (c) above, the Company shall deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters as the Administrative Agent may reasonably request.
(e)Notwithstanding any other provision of this Agreement or any other Loan Document, in the event that the Company obtains an Investment Grade Rating (provided that if in the case of split ratings whereby one rating is an Investment Grade Rating and another rating is below an Investment Grade Rating, only so long as such split ratings are no more than one level apart), then the Company shall have the option to require the Administrative Agent to release its Liens (on behalf of the Secured Parties) in the Collateral; provided that if the Company shall subsequently have corporate family ratings of (A) BB+ or lower from S&P and (B) Ba1 or lower from Moody’s (or as detailed above, the split in ratings are more than one level (regardless of whether one rating is an Investment Grade Rating)), then, promptly (and in any event within ten (10) days (or such later date as the Administrative Agent shall agree in its reasonable discretion)) after receiving such corporate family ratings, the Company shall, and shall cause each applicable Subsidiary (subject to the terms of this Section) to, (1) take whatever action (including the filing of Uniform Commercial Code financing statements) that may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (for the benefit of the Secured Parties) valid and subsisting Liens on the Collateral and (2) provide to the Lenders customary legal opinions in connection therewith, in each case above, such deliveries to be substantially the same as those in place immediately prior to the release of such Liens.

(f)Notwithstanding anything to the contrary in any Loan Document, (i) no more than 66% of each class of the voting Equity Interests of any Subsidiary that is a CFC (and that is held directly by the Company, any of its Domestic Subsidiaries or any Foreign Subsidiary that is disregarded as a separate entity from the Company or a Domestic Subsidiary for U.S. tax purposes) shall be pledged as security for the Obligations of the Company, any of its Domestic Subsidiaries or any Foreign Subsidiary that is disregarded as a separate entity from the Company or a Domestic Subsidiary for U.S. tax purposes; (ii) no Equity Interests of any Foreign Subsidiary not described in clause (i) shall be pledged as security for the Obligations of the Company, any of its Domestic Subsidiaries or any Foreign Subsidiary that is disregarded as a separate entity from the Company or a Domestic Subsidiary for U.S. tax purposes; (iii) no Subsidiary that is a CFC (or a Subsidiary that is held directly or indirectly by a CFC) shall be required to pledge any of its assets as security for the Obligations of the Company, any of its Domestic Subsidiaries or any Foreign Subsidiary that is disregarded as a separate entity from the Company or a Domestic Subsidiary for U.S. tax purposes; (iv) no Subsidiary that is a CFC (or a Subsidiary that is held directly or indirectly by a CFC) shall guarantee the Obligations of the Company or its Domestic Subsidiaries or any Foreign Subsidiary that is disregarded as a separate entity from the Company or a Domestic Subsidiary for U.S. tax purposes; (v) with respect to any guarantee of, or pledge of Equity Interests as security for, the Obligations that is not otherwise described in clauses (i) through (iv) above, no such guarantee or pledge shall be required if, and only to the extent, that it would represent an investment of earnings in U.S. property described in Section 956 of the Code and the Treasury Department regulations promulgated thereunder; (vi) no Subsidiary shall be required to execute such documents to the extent and for so long as any Law (including any exchange control, financial assistance, minimum capitalization, fraudulent conveyance, mandatory labor advice or similar rules or regulations) would be violated thereby if all relevant Persons have taken all commercially reasonable steps to avoid or cure such violation; and (vii) no Foreign Subsidiary shall be required to execute such documents to the extent and for so long as the Company and the Administrative Agent reasonably agree that the costs of obtaining any such documents (including as to the perfection of any assets covered thereby in the applicable local jurisdiction) are excessive in relation to the benefit to the Secured Parties of the guarantee and security to be afforded thereby.
(g)Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent to a Subsidiary required to provide Collateral under this Section, such Subsidiary shall (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents; (B) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents; (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder; and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
6.12End of Fiscal Years; Fiscal Quarters. Cause the Company’s annual accounting periods to end on October 31 of each year (each a “Fiscal Year”), with quarterly accounting periods ending on or about January 31, April 30, July 31 and October 31 of each Fiscal Year (each a “Fiscal Quarter”).
6.13Foreign Pension Plan Compliance. The Company shall, and shall cause each of its Subsidiaries and each ERISA Affiliate to, establish, maintain and operate all Foreign Pension Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.14Currency and Commodity Hedging Transactions. Each of the Company and each of its Subsidiaries shall only enter into, purchase or otherwise acquire Swap Contracts to the extent and only to the extent that such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business of the Company and its Subsidiaries with reputable financial institutions or counterparties and not for purposes of speculation.
6.15Limitations on Activities of Subsidiaries. The Company shall cause Insurance Subsidiary Holdco not at any time to conduct operations or business, incur direct or indirect obligations, contingent or otherwise, and hold no assets other than the following: (i) its Obligations under the Loan Documents, (ii) Investments in its Subsidiaries permitted by this Agreement, and (iii) the Equity Interests of Greif Insurance Bermuda.
6.16Lien Searches. Promptly following receipt of the acknowledgment copy of any financing statements filed under the Uniform Commercial Code in any jurisdiction by or on behalf of the Secured Parties, and upon the reasonable written request of the Administrative Agent, deliver to the Administrative Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Loan Party as debtor, together with copies of such other financing statements.
6.17Anti-Corruption Laws and Sanctions. The Company will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance in all material respects by the Company, its Subsidiaries and any directors or officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. This Section 6.17 will not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such representations are or would be unenforceable pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom.
6.18Centre of Main Interest. For the purposes of the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency Proceedings (recast) (the “Regulation”), the centre of main interest (as that term is used in Article 3(1) of the Regulation) of each Loan Party that is organized, incorporated or established in a jurisdiction that is a member of the European Union is situated in its jurisdiction of incorporation or establishment and it has no “establishment” as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.
Article VII
NEGATIVE COVENANTS
Each Borrower hereby agrees, as to itself and its Subsidiaries, that, so long as any of the Commitments remain in effect or any Loan or L/C Obligation remains outstanding and unpaid or any other amount is owing to any Lender or Administrative Agent hereunder (other than contingent indemnity Obligations):
7.01Liens. No Borrower will nor will permit any of its Subsidiaries to create, incur, assume or suffer to exist or become a party to any agreement, note, indenture or other instrument pursuant to which such Person agrees to create, incur or assume any Lien in, upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, except for the following Liens (herein referred to as “Permitted Liens”):
(a)Liens created by the Loan Documents or otherwise securing the Obligations;
(b)Customary Permitted Liens;
(c)Liens securing Indebtedness permitted by Section 7.02(l);
(d)Liens on any property (including the interest of a lessee under a Capitalized Lease (other than in respect of Capitalized Leases for automobiles leased in the ordinary course of business that are not required to be capitalized under GAAP)) securing Indebtedness incurred or assumed for the purpose of financing (or financing of the purchase price or cost of construction, repair, or improvement within 180 days after the respective purchase of assets or completion of such construction, repair or improvement) all or any part of the acquisition, construction, repair or improvement cost of such property (including Liens to which any property is subject at the time of acquisition thereof by the Company or any of its Subsidiaries); provided that:
(i)any such Lien does not extend to any other property,
(ii)such Lien either exists on the date hereof or is created in connection with the acquisition, construction, repair or improvement of such property as permitted by this Agreement,
(iii)the indebtedness secured by any such Lien, (or the Capitalized Lease Obligation with respect to any Capitalized Lease) does not exceed 100% of the fair market value of such assets, at the time of acquisition; and
(iv)the Indebtedness secured thereby is permitted to be incurred pursuant to Section 7.02(e);
(e)Liens on any assets of any Person at the time such assets are acquired or such Person becomes a Subsidiary or is merged, amalgamated or consolidated with or into a Subsidiary and, in each case, not created in contemplation of or in connection with such event; provided that (i) no such lien shall extend to or cover any other property or assets of any Borrower or of such Subsidiary, as the case may be; (ii) the aggregate principal amount of the Indebtedness secured by all such Liens in respect of any such property or assets shall not exceed 100% of the fair market value of such property or assets at the time of such acquisition nor, in the case of a Lien in respect of property or assets existing at the time of such Person becoming a Subsidiary or being so consolidated or merged, the fair market value of the property or assets acquired at such time; and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 7.02(f);
(f)any Lien arising out of the replacement, refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by clauses (c), (d), (e), (g) and (h) of this Section; provided that such Indebtedness is not increased and is not secured by any additional assets;
(g)Liens on Receivables Facility Assets transferred in accordance with the terms of the Receivables Documents pursuant to a Permitted Accounts Receivable Securitization;
(h)Liens incurred in connection with Sale and Leaseback Transactions permitted under Section 7.02(j);
(i)Liens securing Indebtedness of Foreign Subsidiaries; provided that such Liens do not at any time encumber any Collateral or other assets located in the United States and the Dollar Equivalent amount of such Indebtedness shall not exceed $50,000,000 in the aggregate at any one time outstanding;
(j)Liens securing Indebtedness of the type referred to in Section 7.02(q);
(k)Liens securing Incremental Equivalent Debt (which may be on a pari passu basis with the Obligations); provided that such Incremental Equivalent Debt, to the extent secured, (i) shall be subject to an intercreditor agreement containing customary terms and conditions reasonably acceptable to the Administrative Agent and the Company and (ii) shall not be secured by any collateral other than the Collateral and in any event not guaranteed by any Person who is not a Loan Party; and
(l) additional Liens incurred by the Company and its Subsidiaries so long as, without duplication, (i) the Dollar Equivalent of the value of the property subject to such Liens at the time such Lien is incurred and (ii) the sum of (A) the Dollar Equivalent of all Indebtedness (including any refinancings of such Indebtedness) and other obligations secured thereby plus (B) the Dollar Equivalent of all Indebtedness in respect of Secured Other Facilities, do not exceed 12.5% of the Company’s Consolidated Tangible Assets in the aggregate at any time.
In addition, subject to Section 7.13, no Borrower will, nor will such Borrower permit any of its Subsidiaries to, become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent for the benefit of the Secured Parties, as collateral for the Obligations (other than in connection with a commitment to obtain Indebtedness which would be used to indefeasibly pay in full all Obligations outstanding hereunder and result in the termination of all Commitments hereunder); provided that any agreement, note, indenture or other instrument in connection with Indebtedness permitted under Section 7.02(b), (d) and (s) and Indebtedness consisting of purchase money obligations or Capitalized Lease Obligations permitted under Section 7.02(c) or (f) and any license agreements under which the Company or any Subsidiary is a licensee, operating leases of real property, and any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents and does not require the direct or indirect granting of any Lien securing Indebtedness for the benefit of any Person by virtue of the granting of Liens hereunder, may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of the Secured Parties on the items of property obtained with the proceeds of such Indebtedness.
7.02Indebtedness. No Borrower will nor will permit any of its Subsidiaries to, incur, create, assume directly or indirectly, or suffer to exist any Indebtedness except:
(a)Indebtedness incurred pursuant to this Agreement and the other Loan Documents or otherwise evidencing any of the Obligations and Indebtedness existing on the date hereof and set forth on Schedule 7.02(a) to the Disclosure Letter;
(b)Receivables Facility Attributable Debt incurred in connection with Permitted Accounts Receivable Securitizations; provided that (i) such Indebtedness related to Permitted Accounts Receivable Securitizations of Foreign Subsidiaries shall not exceed the Dollar Equivalent of $300,000,000 and (ii) such Indebtedness related to all Permitted Accounts Receivable Securitizations shall not exceed the Dollar Equivalent of $600,000,000;
(c)Permitted Additional Indebtedness;
(d)Indebtedness consisting of Permitted Acquired IRB Debt in an aggregate principal amount outstanding not to exceed $35,000,000;
(e)Indebtedness of the Borrowers and their Subsidiaries secured by Liens permitted under Section 7.01(d); provided that the Dollar Equivalent of the aggregate outstanding principal amount of such Indebtedness at any time together with the Dollar Equivalent of Indebtedness permitted to be outstanding pursuant to Sections 7.02(f) and (j) shall not exceed 7.5% of the Company’s Consolidated Tangible Assets as set forth on the last financial statements delivered by the Company pursuant to Section 6.01;
(f)Indebtedness of a Subsidiary issued and outstanding on or prior to the date on which such Person becomes a Subsidiary or is merged, amalgamated or consolidated with or into a Subsidiary (other than Indebtedness issued as consideration in, or to provide all of any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided that the Dollar Equivalent of the aggregate outstanding principal amount of such Indebtedness at any time together with the Dollar Equivalent of Indebtedness permitted to be outstanding pursuant to Sections 7.02(e) and (j) shall not exceed 7.5% of the Company’s Consolidated Tangible Assets as set forth on the last financial statements delivered by the Company pursuant to Section 6.01;
(g)Indebtedness under Swap Contracts providing protection against fluctuations in interest rates, currency or commodity values in connection with any Borrowers’ or any of their Subsidiaries’ operations so long as management of such Borrower or any such Subsidiary, as the case may be, has determined that the entering into of such Swap Contracts was for bona fide hedging activities;
(h)Intercompany Indebtedness to the extent permitted by Section 7.07; provided that in the event of any subsequent issuance or transfer of any Equity Interests which results in the holder of such Indebtedness ceasing to be a Subsidiary or Borrowers or any subsequent transfer of such Indebtedness (other than to the Company or any of its Subsidiaries) such Indebtedness shall be required to be permitted under another clause of this Section 7.02; provided further that, in the case of Intercompany Indebtedness consisting of a loan or advance to a Loan Party, each such loan or advance outstanding at any time after the Restatement Effective Date shall be subordinated to the indefeasible payment in full of all of such Loan Party’s Obligations;
(i)Indebtedness constituting Permitted Guarantee Obligations;
(j)Indebtedness in respect of Sale and Leaseback Transactions; provided that at the time of such entering into such Sale and Leaseback Transaction and after giving effect thereto, the aggregate Dollar Equivalent amount of Attributable Debt for such Sale and Leaseback Transaction and for all Sale and Leaseback Transactions so entered into by Borrowers and their Subsidiaries, together with the Dollar Equivalent of Indebtedness permitted to be outstanding pursuant to clauses (e) and (f) of this Section 7.02 does not exceed 7.5% of the Company’s Consolidated Tangible Assets as set forth on the last financial statements delivered by the Company pursuant to Section 6.01;
(k)Indebtedness, in addition to that referred to elsewhere in this Section 7.02, (i) constituting Specified Foreign Indebtedness, in a Dollar Equivalent principal amount not to exceed 10% of the Company’s Consolidated Tangible Assets; plus (ii) constituting other Indebtedness incurred by Foreign Subsidiaries, in a Dollar Equivalent principal amount not to exceed 7.5% of the Company’s Consolidated Tangible Assets; provided that the aggregate principal amount of the Indebtedness described in clauses (i) and (ii) above that may be secured under Section 7.01(i) shall not exceed $50,000,000;
(l)Indebtedness incurred by Domestic Subsidiaries (other than the Excluded Domestic Joint Venture Subsidiaries) in addition to that referred to elsewhere in this Section 7.02 in a principal amount not to exceed in the aggregate $80,000,000;
(m)Indebtedness of the Borrowers or any of their Subsidiaries consisting of take-or-pay obligations consistent with past practice contained in supply agreements entered into in the ordinary course of business;
(n)Indebtedness in respect of obligations secured by Customary Permitted Liens;
(o)Guarantees incurred by the Company or any Subsidiary of obligations of any employee, officer or director of the Company or any such Subsidiary in respect of loans made to such employee, officer or director in connection with such Person’s acquisition of Equity Interests, phantom stock rights, capital appreciation rights or similar equity-like interests in the Company or any such Subsidiary in an aggregate amount not to exceed $10,500,000 outstanding at any one time;
(p)Indebtedness in respect of Secured Other Facilities;
(q)Indebtedness of (i) Pinwheel, in an aggregate principal amount not to exceed $200,000,000, and (ii) the Excluded Domestic Joint Venture Subsidiaries, in an aggregate principal amount (on a cumulative basis for all such Excluded Domestic Joint Venture Subsidiaries) not to exceed $50,000,000; provided that, in each case, both before and immediately after giving effect to the incurrence of any such Indebtedness, (A) no Default or Event of Default shall have occurred and be continuing and (B) the Company shall be in pro forma compliance with the financial covenants set forth in Section 7.15; and
(r)Indebtedness in respect of senior or subordinated loans made to any Loan Party (which may be secured in accordance with Section 7.01(k)) (any such Indebtedness, “Incremental Equivalent Debt”); provided that (1) (A) any Incremental Equivalent Debt, when taken together with any

Incremental Facilities, shall not exceed the Incremental Cap at the time of incurrence thereof and (B) such Indebtedness satisfies the applicable requirements set forth in the definition of Incremental Cap; (2) no Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence or issuance of Incremental Equivalent Debt; (3) the Company shall be in compliance with Section 7.15 on a Pro Forma Basis after giving effect to such Incremental Equivalent Debt (giving effect to the full incurrence of such Incremental Equivalent Debt and to any Permitted Acquisition, other Investment, or any sale, transaction or other Disposition or any incurrence of Indebtedness or repayment of Indebtedness consummated concurrently therewith), as of the end of the most recently ended Test Period; (4) any Incremental Equivalent Debt shall not have a maturity earlier than the latest Maturity Date then in effect or a Weighted Average Life to Maturity that is shorter than any of the Term Loans then in effect (other than customary bridge loans with a maturity date of no longer than one year that are required to be converted or exchanged on customary terms into other instruments, provided that the long-term Indebtedness that such bridge loan is to be converted into satisfies the maturity, amortization, and prepayment restrictions of this clause (r)); (5) any such Incremental Equivalent Debt shall be established pursuant to a separate loan agreement, indenture, note purchase agreement or other such facilities, (6) all terms of such Indebtedness not covered in this clause (r) shall be determined by the Company and the investors or lenders of such Incremental Equivalent Debt and to the extent such Incremental Equivalent Debt takes the form of loans and the terms and documentation for such loans are not the same as the Term Loans (other than, in each case, pricing, amortization, maturity, or participation in voluntary or mandatory prepayments) (as reasonably determined by the Company in good faith), such loans shall be reasonably acceptable to the Administrative Agent (except for covenants and events of default applicable to periods after the latest Maturity Date in effect at the time such Incremental Equivalent Debt is entered into); provided further, that (x) such facility shall not be incurred by or subject to any Guarantee by any Person other than, as to either circumstance, a Loan Party, and (y) such Indebtedness shall not have any scheduled principal prepayments or be subject to any mandatory redemption or prepayment provisions (except for customary change of control provisions and customary asset sale provisions that permit application of the applicable proceeds to the payment of the obligations prior to application to such Indebtedness) due prior to the date that is ninety-one (91) days after the latest Maturity Date then in effect hereunder; provided that, for purposes of any Limited Condition Acquisition, any Pro Forma Basis calculation and other conditions set forth in this clause (r) shall be subject to Section 1.02(e), and in the event of any inconsistency between Section 1.02(e) and this clause (r), Section 1.02(e) shall control;
(s)Permitted Refinancing Indebtedness with respect to Indebtedness described in clauses (a) through (r) of this Section.
7.03Fundamental Changes. No Borrower will nor will permit any of its Subsidiaries to, merge into, amalgamate or consolidate with any other Person, or permit any other Person to merge into, amalgamate or consolidate with it, or liquidate, wind-up or dissolve, except (i) with respect to any Permitted Restructuring and (ii) that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, the Company may amalgamate with or merge with any Person in a transaction where the Company is the surviving corporation and any Subsidiary (other than a Receivables Subsidiary or an Insurance Subsidiary) (a) may amalgamate with or merge into the Company in a transaction in which the Company is the surviving corporation, (b) may amalgamate with or merge into any Loan Party in a transaction in which the surviving entity is a Loan Party or that becomes a Loan Party simultaneously with such merger in connection with a Permitted Acquisition and pursuant to which such surviving Loan Party assumes all of the Obligations of the Person so amalgamated or merged, (c) that is not a Loan Party may amalgamate with or merge into any Subsidiary that is not a Loan Party or any Person that becomes a Loan Party or a Subsidiary simultaneously with such merger, (d) may merge into any other Person that becomes a Loan Party in connection with a Permitted Acquisition, and (e) may liquidate, wind-up or dissolve if the Company determines in good faith that such liquidation, winding-up or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided that any such amalgamation or merger involving a Person that is not a Controlled Subsidiary immediately prior to such amalgamation or merger shall not be permitted unless also permitted by Section 7.07.
7.04Asset Sales. No Borrower will nor will permit any of its Subsidiaries to, convey, sell, lease or otherwise dispose of (or become party to any agreement, note, indenture or other instrument pursuant to which such Person agrees to do any of the foregoing at any future time without the

Administrative Agent’s prior written consent) all or any part of their property or assets, or enter into any Sale and Leaseback Transaction, except that:
(a)the Company and its Subsidiaries may sell, contribute and make other transfers of Receivables Facility Assets pursuant to the Receivables Documents under a Permitted Accounts Receivable Securitization;
(b)the Borrowers and their Subsidiaries may lease, including subleases and assignments of leases and subleases, real or personal property in the ordinary course of business;
(c)the Borrowers and their Subsidiaries may sell Inventory in the ordinary course of business;
(d)the Borrowers and their Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business (x) which are overdue, or (y) which such Borrower or Subsidiary may reasonably determine are difficult to collect but only in connection with the compromise or collection thereof consistent with prudent business practice (and not as part of any bulk sale or financing of receivables); provided that any Foreign Subsidiary may effect a sale or discount with recourse or without recourse if such sale or discount is consistent with its past practice or is consistent with customary practice in such Subsidiary’s country of business;
(e)Asset Dispositions by the Company or any of its Subsidiaries to the Company or any Domestic Subsidiary, Asset Dispositions by any Foreign Borrower to any other Foreign Borrower; Asset Dispositions from any Foreign Subsidiary (other than any Foreign Borrower) to any other Foreign Subsidiary and to the extent permitted by Section 7.07, Asset Dispositions by any Domestic Subsidiary to any Foreign Borrower and any other transaction permitted by Section 7.07;
(f)the Borrowers and their Subsidiaries may enter into consignment arrangements (as consignor or as consignee) or similar arrangements for the sale or purchase of goods in the ordinary course of business;
(g)the Borrowers and their Subsidiaries may make Investments and acquisitions permitted pursuant to Section 7.07;
(h)the Borrowers and their Subsidiaries may enter into licenses or sublicenses of software, trademarks and other IP Rights and general intangibles in the ordinary course of business and which do not materially interfere with the business of such Person;
(i)the Borrowers and their Subsidiaries may enter into Sale and Leaseback Transactions permitted under Section 7.02(j);
(j)the Borrowers and their Subsidiaries may make Restricted Payments permitted pursuant to Section 7.05, may grant Permitted Liens, may enter into transactions permitted by Section 7.07, and may lease property in transactions not prohibited by this Agreement;
(k)the Borrowers and their Subsidiaries may make dispositions in the ordinary course of business of equipment and other tangible personal property that is obsolete, uneconomical, surplus, worn-out, excess or no longer useful in the Company’s and its Subsidiaries’ business;
(l)the Borrowers and their Subsidiaries may make dispositions of owned or leased vehicles in the ordinary course of business;
(m)as to Asset Dispositions not otherwise permitted under this Section, the Borrowers and their Subsidiaries may make such other Asset Dispositions for fair value; provided that (A) at least 75% of the aggregate sales price from such Asset Disposition shall be paid in Cash or Cash Equivalents; and (B) that the aggregate book value (at the time of disposition thereof) of all assets then proposed to be disposed of together with all other assets disposed of since the Original Closing Date pursuant to this clause (m), does not exceed 15% of the Consolidated Tangible Assets of the Company at such time, in each case, measured as of the date of the last such sale based on the last financial statements delivered by the Company pursuant to Section 6.01; provided that to the extent that the Net Sale Proceeds of any Asset Disposition that are not required to be used to prepay the Loans pursuant to Section 2.05(b)(ii) are used to purchase assets used or to be used in the businesses referred to in Section 6.04 in the time period prescribed in Section 2.05(b)(ii), and if the Company or such Subsidiary has complied with the provisions of Section 6.10 with respect to any assets purchased with such reinvested proceeds, such Asset Disposition shall be disregarded for purposes of calculations pursuant to this clause (m) (and shall otherwise be deemed to be permitted under this clause (m)) to the extent of the reinvested proceeds, from and after the time of compliance with Section 6.10 with respect to the acquisition of such other property;
(n)the Borrowers and their Subsidiaries may consummate the Soterra Disposition; provided that such Soterra Disposition is pursuant to a substantially contemporaneous exchange for, or acquisition of, other timberland properties, or that at the time of such Soterra Disposition and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing; (ii) the Company shall be in pro forma compliance with the financial covenants in Section 7.15 hereof as if the Soterra Disposition had occurred on the first day of the most recently completed fiscal period for measuring compliance with such financial covenants; (iii) the Net Sale Proceeds therefrom are applied pursuant to Section 2.05(b)(ii) or Section 7.05(b); and (iv) the Soterra Disposition will not result in the breach of or default under any material Contractual Obligation of the Company or any of its Subsidiaries;
(o)the Borrowers and their Subsidiaries may sell equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of similar replacement equipment;
(p)the Borrowers and their Subsidiaries may make transfers of property subject to casualty events or via eminent domain;
(q)the Borrowers and their Subsidiaries may unwind any Swap Contract pursuant to its terms;
(r)the Borrowers and their Subsidiaries may make the Asset Dispositions contemplated by Schedule 7.04 to the Disclosure Letter so long as made for fair market value as reasonably determined by the Company and on ordinary business terms and so long as the Net Sale Proceeds therefrom are applied pursuant to Section 2.05(b)(ii); and
(s)the Borrowers and their Subsidiaries may consummate the Specified Dispositions.
In the event the Required Lenders waive the provisions of this Section with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section, such Collateral shall be sold free and clear of the Liens created by the Collateral Documents, and Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
7.05Dividends or Other Distributions.
(a)No Borrower will, nor will it permit any of its Subsidiaries to, (i) declare or pay any dividend or make any distribution on or in respect of its Equity Interests (each a “Dividend”) to the direct or indirect holders of its Equity Interests (except (A) dividends or distributions payable solely in such Equity Interests or in options, warrants or other rights to purchase such Equity Interests and (B) dividends, distributions or redemptions payable to (1) the Company or a Wholly-Owned Subsidiary of the Company, (2) any other Subsidiary of the Company in compliance with applicable corporation or other organizational law or (3) any other Person that holds Equity Interests in any Subsidiary of the Company, if the Company or one of its Subsidiaries simultaneously receives a portion of any such dividend, distribution or redemption based on its pro rata share of the Equity Interests of such Subsidiary); (ii)

purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Borrowers other than in exchange for, or out of proceeds of, the substantially concurrent sale (other than to an Affiliate of any Borrower) of other Equity Interests of such Borrower or as permitted under clause (a)(i)(B) above; or (iii) purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final or stated maturity, any Indebtedness (other than with the proceeds of Permitted Refinancing Indebtedness) that is either subordinate or junior in right of payment to the Obligations (other than Intercompany Indebtedness subordinated as a result of Section 7.02(h) or as permitted by Section 7.12) (any of the foregoing being hereinafter referred to as a “Restricted Payment”); provided that the Company may make scheduled principal and interest payments on Indebtedness permitted pursuant to Section 7.02 in accordance with the terms of the documents governing such Indebtedness and make distributions to the extent necessary to enable the Company or a Subsidiary of the Company to pay their taxes as they legally become due; and provided, further, that, so long as no Default or Event of Default then exists pursuant to Section 8.01(a), (e) or (f) or would result therefrom, the Company may make any Restricted Payment which, together with all other Restricted Payments made pursuant to this Section 7.05(a) since November 1, 2018 would not exceed the sum of:
(I)    75% of Consolidated Net Income for each Fiscal Year, commencing with the Fiscal Year ended October 31, 2021, ending immediately prior to the date of such Restricted Payment and for which financial statements complying with Section 6.01(b) have been delivered to the Lenders (it being understood that there shall not be any deductions for any net loss as shown on the Company’s income statement for any Fiscal Year prepared in accordance with GAAP);
(II)    the aggregate Net Offering Proceeds received by the Company from the issue or sale of its Common Stock (including the issuance of Common Stock in conjunction with the exercise of stock options) or Permitted Preferred Stock subsequent to October 31, 2021 (other than an issuance or sale to a Subsidiary or an employee stock ownership plan); and
(III)    $475,000,000;
(b)So long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company can make a Soterra Disposition in the form of a dividend payment of its Equity Interests in Soterra LLC, or the Company may make a Restricted Payment from the Net Sale Proceeds of any Soterra Disposition when the Net Sale Proceeds thereof are not used to make a substantially contemporaneous exchange for, or acquisition of, other timberland properties, and any Subsidiary may declare and make dividend payments and other distributions so long as any such payments pursuant thereto by any non-Wholly-Owned Subsidiary of the Company are made on a pro rata basis to such Subsidiary’s shareholders generally.
(c)On and after the date on which the Company achieves Dual Investment Grade Status, and for so long as such Dual Investment Grade Status exists, the Company may make Restricted Payments without restriction; provided that (i) no Default or Event of Default has occurred, is continuing or would result therefrom and (ii) that in the event that Dual Investment Grade Status ceases to exist, any Restricted Payments made pursuant to this Section 7.05(c) shall be counted for purposes of the calculation of Restricted Payments (as if such Restricted Payments had been made pursuant to Section 7.05(a)) and determining the Company’s ability to make Restricted Payments pursuant to Section 7.05(a).
Notwithstanding the foregoing, (x) the Company may pay Dividends of up to the lesser of (I) $0.01 per share of Class A Common Stock for each four consecutive Fiscal Quarters and (II) $300,000 for each consecutive Fiscal Quarter, and the Company may pay Dividends within 60 days after the date of declaration thereof if at such date of declaration such Dividend would have complied with this Section 7.05; provided that such Dividend if permitted only by Section 7.05(a) shall be included (without duplication) in the calculation of the amount of Restricted Payment for purpose of Section 7.05(a); and (y) the Company may pay Dividends and make other Restricted Payments not otherwise permitted under this Agreement if (I) no Default or Event of Default is existing or would result therefrom and (II) the Leverage Ratio, immediately after giving pro forma effect to any such Dividend or Restricted Payment, shall be less than 3:50:1.00).

7.06Issuance of Stock.
(a)The Company will not issue any Equity Interests, except for such issuances of Equity Interests of the Company consisting of Common Stock or Permitted Preferred Stock.
(b)No Borrower will nor will permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of Equity Interests of any Subsidiary of the Company, except (i) to the Company, (ii) to another Wholly-Owned Subsidiary of the Company, (iii) to qualified directors if required by applicable law, (iv) pursuant to employee stock ownership or employee benefit plans in effect on the date hereof or (v) as otherwise permitted in connection with an Investment permitted by Section 7.07; provided that the Company can make the Soterra Disposition in the form of a dividend payment of its Equity Interests in Soterra LLC; and provided, further, that nothing in this Section 7.06(b) will prohibit the Company or any Subsidiary from disposing of any Equity Interests if the transaction would otherwise be permitted by Section 7.04.
7.07Loans, Investments and Acquisitions. No Borrower will nor will permit any of its Subsidiaries to, make any Investments or make any acquisitions except:
(a)the Borrowers and their Subsidiaries may acquire and hold Cash and Cash Equivalents;
(b)Investments existing on the date hereof identified on Schedule 7.07(b) to the Disclosure Letter, without giving effect to any additions thereto, but including any renewal or extension of any thereof in the ordinary course of business and on ordinary business terms in an amount not to exceed the original amount thereof;
(c)Investments required pursuant to the terms of any Permitted Accounts Receivable Securitization;
(d)Investments (including debt obligations) in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement (including settlements of litigation) of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(e)the Company may enter into Swap Contracts in compliance with Section 7.02(g);
(f)pledges or deposits made in the ordinary course of business;
(g)(i) Investments by the Company or any Subsidiary in their respective Subsidiaries outstanding on the date hereof; (ii) Investments by the Company or any Subsidiary in Loan Parties; (iii) Investments by Subsidiaries of the Company that are not Loan Parties in other Subsidiaries that are not Loan Parties; and (iv) Investments in any Wholly-Owned Foreign Subsidiary (excluding Investments of the type described in Section 7.07(p)(ii)), (A) to the extent made in the ordinary course of business and in a manner consistent with the Company’s past business practice to fund or support the ordinary course operations of such Wholly-Owned Foreign Subsidiary or (B) if de minimis and made in connection with the organization or formation thereof;
(h)the Borrowers or any Subsidiary may make Permitted Acquisitions (including payments permitted by Section 7.02(f)) subject to clause (g) above in the case of Investments by the Company and any Domestic Subsidiary in any Foreign Subsidiary;
(i)extensions of trade credit, accounts or notes receivable and prepaid expenses in the ordinary course of business and Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with Asset Dispositions not prohibited by this Agreement;

(j)(i) Investments in Pinwheel and the Excluded Domestic Joint Venture Subsidiaries existing on the date hereof; (ii) after the Restatement Effective Date, Investments in Pinwheel and in new joint ventures by the Company or any of its Subsidiaries in an aggregate amount not to exceed $150,000,000 and (iii) other Investments in joint ventures (other than Pinwheel) by the Company or any of its Subsidiaries not at any time exceeding the sum of (A) in the aggregate a Dollar Equivalent amount of $85,000,000 in any Fiscal Year following the Restatement Effective Date, plus (B) the aggregate net cash received by the Company and its Subsidiaries since the Restatement Effective Date in connection with Investments under this clause (j) as interest, dividends, distributions or other income and returns of capital from Investments under this clause (j);
(k)other Investments not in excess of the sum of (i) the greater of (A) the Dollar Equivalent amount of $180,000,000 outstanding at any one time and (B) 5.0% of the Company’s Consolidated Tangible Assets as set forth on the last financial statements delivered by the Company pursuant to Section 6.01, plus (ii) the aggregate net cash received by the Company and its Subsidiaries since the Original Closing Date in connection with Investments under this clause (k) as interest, dividends, distributions or other income and returns of capital from Investments under this clause (k); provided that any such Investment that is an acquisition complies with clauses (a) through (d) of the definition of Permitted Acquisition;
(l)advances, loans or extensions of credit to suppliers in the ordinary course of business consistent with past practice as of the Restatement Effective Date;
(m)advances, loans or extensions of credit by the Company or any Subsidiary to any of its employees (other than employees of any Insurance Subsidiary or any Receivables Subsidiary) in the ordinary course of business; provided that the aggregate amount of all such loans, advances and extensions of credit shall not at any time exceed in the aggregate a Dollar Equivalent amount of $10,500,000;
(n)Investments of any Person in the amount existing at the time such Person became a Subsidiary, to the extent such Investment was not made in connection with, or in contemplation of, such Person becoming a Subsidiary;
(o)Investments of Greif Packaging in the CoBank Equities (which, as of December 31, 2021, shall equal the Dollar Equivalent amount of $1,955,430.67), as such amount may increase from time to time in accordance with documentation governing the CoBank Equities;
(p)(i) so long as no Default has occurred and is continuing or would result from such Investment, Investments by the Loan Parties in Foreign Subsidiaries that are not Loan Parties, or joint ventures in which the Company or any Subsidiary has an interest; and (ii) Investments consisting of the transfer of equipment (and any intellectual property rights necessary for the use of such assets) to Foreign Subsidiaries in the ordinary course of business; provided that the aggregate amount of Investments described in clauses (i) and (ii) above shall not exceed 5% of the total assets of the Company (in each case measured at the time of such Investment and, in the case of clause (ii) above, based upon the sum of the current book value of the assets transferred, plus the book values of all other assets previously transferred to Foreign Subsidiaries pursuant to clause (ii) above); and
(q)the Company and its Subsidiaries may consummate any Permitted Restructuring.

7.08Transactions with Affiliates. No Borrower will nor will permit any of its Subsidiaries to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Borrower (other than a Loan Party) unless the terms of such business, transaction or series of transactions are as favorable to such Borrower, such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm’s-length dealings with an unrelated third Person or, if such transaction is not one which by its nature could be obtained from such Person, is on fair and reasonable terms; provided that the following shall be permitted: (u) the payment of customary fees to members of the Board of Directors of the Company and compensation or employee benefit arrangements with employees of the Company or any Subsidiary, (v) employment and severance arrangements among the Borrowers or any of their Subsidiaries and their respective officers and employees in the ordinary course of business, (w) transactions expressly permitted by Section 7.03 or Section 7.05, (x) transactions described in Schedule 7.08 to the Disclosure Letter, transactions pursuant to the Specified Dispositions, or transactions pursuant to a Soterra Disposition, and (y) transactions in connection with Permitted Accounts Receivable Securitizations.
7.09Insurance Subsidiary. Notwithstanding anything to the contrary in this Agreement, neither Insurance Subsidiary shall engage in any business other than the business of serving as a captive insurance company for the Company and its Subsidiaries (and, in such capacity, insuring the risks of the Company and its Subsidiaries) and engaging in such necessary activities related thereto.
7.10Sale or Discount of Receivables. The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, sell, with or without recourse, or discount (other than in connection with trade discounts or arrangements necessitated by the creditworthiness of the other party, in each case in the ordinary course of business consistent with past practice) or otherwise sell for less than the face value thereof, notes or accounts receivable, except (i) to any Domestic Loan Party and (ii) other than pursuant to a Permitted Accounts Receivable Securitization and transactions permitted by Section 7.04(d) or Section 7.07.
7.11Fiscal Year. The Company will not change its Fiscal Year.
7.12Limitation on Voluntary Payments and Modifications, Etc. No Borrower will nor will permit any of its Subsidiaries to:
(a)make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Indebtedness with a principal amount in excess of the Dollar Equivalent of $14,000,000 (other than Intercompany Indebtedness subordinated as a result of Section 7.02(h)) that is either contractually subordinate or junior in right of payment to the Obligations (for the avoidance of doubt the making of the 2027 Senior Notes Redemption is not a payment of Indebtedness that is contractually subordinate or junior in right of payment of the Obligations), other than pursuant to the issuance of Permitted Refinancing Indebtedness, except (i) regularly scheduled payments of interest and regularly scheduled payments of principal on Indebtedness permitted by Section 7.02, (ii) the conversion or exchange of any Indebtedness into Equity Interests of any Borrower, and (iii) Permitted Refinancing Indebtedness;
(b)amend, terminate or modify, or permit the amendment, termination or modification of, any provision of any documents governing Indebtedness described in clause (a) above in a manner materially adverse to the interests of the Lenders;
(c)enter into any Receivables Documents other than in connection with a Permitted Accounts Receivable Securitization (unless such Receivables Documents have been approved by the Administrative Agent or are non-material documentation entered into pursuant to such approved Receivables Documents) or amend or modify in any material respect which is adverse to the Lenders any of such Receivables Documents except as permitted by Section 7.10 unless such amendment or modification has been approved by the Administrative Agent (which shall not be unreasonably withheld); provided that if the Receivables Documents, after giving effect to such amendment or modification, would constitute a Permitted Accounts Receivable Securitization, then such approval of the Administrative Agent shall not be required; or
(d)amend, modify or change in any way materially adverse to the interests of the Lenders, its Organizational Documents (including, without limitation, by filing or modification of any certificate of designation) or bylaws, or any agreement entered into by it, with respect to its Equity Interests, or enter into any new agreement with respect to its preferred stock in any manner materially adverse to the interests of the Lenders.

7.13Limitation on Certain Restrictions on Subsidiaries. No Borrower will nor will permit any of its Material Subsidiaries, to create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Borrower or any Material Subsidiary of any Borrower to (a) pay dividends or make any other distributions on its Equity Interests or pay any Indebtedness or other Obligation owed to the Company or any of its other Subsidiaries, (b) make any loans or advances to the Company or any of its other Material Subsidiaries, or (c) transfer any of its property to the Company or any of its other Material Subsidiaries, except:
(i)any encumbrance or restriction pursuant to the Loan Documents, any documents evidencing Permitted Refinancing Indebtedness with respect to any of the foregoing, any Permitted Accounts Receivable Securitization (including limitations set forth in the charter documents of any Receivable Subsidiary) or an agreement in effect at or entered into on the Restatement Effective Date and reflected on Schedule 7.13 to the Disclosure Letter;
(ii)any encumbrance or restriction with respect to a Subsidiary of the Company pursuant to an agreement relating to any Indebtedness issued by such Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary of the Company or was acquired by the Company (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and outstanding on such date;
(iii)any such encumbrance or restriction consisting of customary provisions restricting subletting or assignment of any leases governing leasehold interests of the Company or any of its Subsidiaries and customary provisions restricting assignment of any agreement or license entered into by the Company or any Subsidiary in the ordinary course of business and customary restrictions in sales agreements pending the closing of the applicable sale;
(iv)any encumbrance or restriction existing solely as a result of a requirement of Law; and
(v)Permitted Liens or other restrictions contained in security agreements or Capitalized Leases securing or otherwise related to Indebtedness permitted hereby to the extent such restrictions restrict the transfer of the property subject to such security agreements.
7.14Accounting Changes. No Borrower will, nor will permit any of its Subsidiaries to, make any change in accounting policies affecting the presentation of financial statements from those employed by it on the date hereof, unless (a) such change is disclosed to the Lenders through the Administrative Agent or otherwise; (b) relevant prior financial statements that are affected by such change are restated (in form and detail reasonably satisfactory to the Administrative Agent) as may be required by GAAP to show comparative results; and (c) the Company delivers a report to the Administrative Agent calculating all financial statements and other relevant financial terms without giving effect to such change.
7.15Financial Covenants.
(a)Leverage Ratio. The Company shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter of the Company to be more than 4.00:1.00; provided that, notwithstanding the foregoing to the contrary, during any Collateral Release Period, the Company shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter for the Test Period then ended to be more than 3.75:1.00; provided, further, that, at the Company’s election, in connection with a Specified Acquisition and upon prior written notice to the Administrative Agent, the Leverage Ratio permitted under this clause (a) shall increase by 0.50x for the applicable Fiscal Quarter in which the Specified Acquisition occurred and for the following three consecutive Fiscal Quarters occurring after the Fiscal Quarter in which the Specified Acquisition occurred (such increase, a “Covenant Step-Up”) (it being agreed that (i) only one Covenant Step-Up may be in effect at any time, (ii) in no event will a Covenant Step-Up be in effect for more than four consecutive Fiscal Quarters at any time and (iii) such Covenant Step-Up shall apply solely with respect to compliance with this Section 7.15(a) and any determination of the Leverage Ratio for purposes of the definition of Permitted Acquisition and any incurrence test with respect to any Indebtedness used to finance a Permitted Acquisition, but shall not apply to any other incurrence test set forth in this Agreement).
(b)Consolidated Interest Coverage Ratio. The Company shall not permit the Consolidated Interest Coverage Ratio as of the end of any Fiscal Quarter of the Company to be less than 3.00:1.00.
7.16Use of Proceeds. No Borrower will request any Credit Extension, and no Borrower shall use (and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use) the proceeds of any Credit Extension (a) in furtherance of a direct offer, payment, promise to pay, or authorization of the direct payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of directly funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, the United Kingdom or in a European Union member state, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto. The foregoing clause (c) of this Section 7.16 will not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such representations or covenants are or would be unenforceable pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom.
Article VIII
EVENTS OF DEFAULT AND REMEDIES
8.01Events of Default. Any of the following events, acts, occurrences or state of facts shall constitute an “Event of Default” for purposes of this Agreement:
(a)Failure to Make Payments When Due. Any Borrower (i) shall default in the payment of principal on any of the Loans or any reimbursement obligation with respect to any Letter of Credit; or (ii) shall default in the payment of interest on any of the Loans or default in the payment of any fee or any other Obligation when due and such default in payment of such interest, fee or other Obligation (other than principal) shall continue for five (5) Business Days; or
(b)Representations and Warranties. Any representation or warranty made by any Loan Party, as the case may be, to Administrative Agent or any Lender contained in any Loan Document or certificate delivered to Administrative Agent or any Lender pursuant hereto or thereto shall have been incorrect in any material respect on the date as of when made or deemed made, or
(c)Covenants. Any Loan Party shall (i) default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Article VII (other than Section 7.09 or 7.12(d)) hereof, Section 6.02(g), Section 6.03(a), or Section 6.04 (solely as to any failure to maintain in full force and effect the corporate existence of any Borrower), or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after written notice to the Company by Administrative Agent; or
(d)Default Under Other Loan Documents. Any Loan Party shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Loan Document (and not constituting an Event of Default under any other clause of this Section 8.01) and such default shall continue unremedied for a period of thirty (30) days after written notice thereof has been given to the Company by Administrative Agent; or

(e)Voluntary Insolvency, Etc. Any Borrower or any Material Subsidiary shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding, make any proposal, seek any relief under or file any petition or proposal under any bankruptcy, insolvency or similar law in any jurisdiction or seeking dissolution, reorganization, arrangement, composition or readjustment or the appointment of a receiver, receiver and manager, interim receiver, trustee, custodian, court appointed monitor, administrator, administrative receiver, liquidator or other similar official for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding in any jurisdiction, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, receiver and manager, interim receiver, trustee, custodian, sequestrator, court appointed monitor, administrator, administrative receiver, liquidator or other similar official for a substantial portion of its property, assets or business, shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts or shall take any corporate action authorizing any of the foregoing; or
(f)Involuntary Insolvency, Etc. Involuntary proceedings or an involuntary petition shall be commenced or filed against any Borrower or any Material Subsidiary under any bankruptcy, insolvency or similar law in any jurisdiction or seeking the dissolution, reorganization, arrangement, composition, readjustment, winding up, liquidation, suspension of operations of it or the appointment of a receiver, receiver and manager, interim receiver, trustee, custodian, court appointed monitor, administrator, administrative receiver, liquidator or other similar official for it or of a substantial part of its property, assets or business, or to effect a plan or other arrangement with its creditors or any writ, judgment, warrant of attachment, sequestration, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and (other than in respect of a Dutch Person) such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or
(g)Default Under Other Agreements. (i) Any Loan Party shall default in the payment when due, whether at stated maturity or otherwise, of any Indebtedness (other than Indebtedness owed to the Lenders under the Loan Documents) in excess of the Threshold Amount in the aggregate beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, (ii) a default shall occur in the performance or observance of any Permitted Debt Document, any agreement or condition to any such Indebtedness referred to in clause (i) of this Section 8.01(g) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration or similar notice is required), any such Indebtedness to become due or be repaid prior to its stated maturity, or (iii) any such Indebtedness referred to in clause (i) of this Section 8.01(g) of the Loan Parties shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required payment or prepayment, prior to the stated maturity thereof; or
(h)Invalidity of Subordination Provisions. The subordination provisions of any agreement, instrument or other documents evidencing, guaranteeing or otherwise governing subordinated notes evidencing any Incremental Equivalent Debt, Permitted Additional Indebtedness or any Permitted Refinancing Indebtedness therefor is for any reason revoked or invalidated, or otherwise ceases to be in full force and effect, or the Loans and the other Obligations hereunder entitled to receive the benefits of any Loan Document is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions; or
(i)Judgments. One or more judgments or decrees shall be entered against a Loan Party involving, individually or in the aggregate, a liability (to the extent not paid or covered by insurance) of the Threshold Amount or more and shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(j)Collateral Documents. Except as contemplated by Section 7.10, at any time after the execution and delivery thereof, any of the Collateral Documents shall cease to be in full force and effect (other than in accordance with its terms, or as otherwise provided in any Loan Document) or shall cease to give Administrative Agent for the benefit of the Secured Parties the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a first priority perfected security interest in, and Lien on, all of the Collateral), in favor of Administrative Agent for the benefit of the Secured Parties superior to and prior to the rights of all third Persons and subject to no other Liens (except to the extent expressly permitted herein or therein); or
(k)Guaranties. Any Guaranty or any provision thereof shall (other than as a result of the actions taken by Administrative Agent or the Lenders to release such Guaranty) cease to be in full force and effect in accordance with its terms or the terms of any other Loan Document, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under any Guaranty (except to the extent expressly permitted herein or therein); or
(l)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(m)Change of Control. A Change of Control shall occur; or
(n)Dissolution. Any order, judgment or decree shall be entered against any Borrower or any Material Subsidiary decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or Company or any Material Subsidiary shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.
If any of the foregoing Events of Default shall have occurred and be continuing, Administrative Agent, at the written direction of the Required Lenders, shall take one or more of the following actions for the ratable benefit of the Secured Parties: (i) by written notice to Borrowers declare all Commitments to be terminated whereupon such Commitments shall forthwith terminate, (ii) by written notice to Borrowers declare all sums then owing by Borrowers hereunder and under the Loan Documents to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrowers, (iii) direct Borrowers to Cash Collateralize (and each Borrower agrees that upon receipt of such notice, or immediately and automatically upon the occurrence and during the continuance of any Event of Default specified in Section 8.01(e) or Section 8.01(f) with respect to such Borrower it will Cash Collateralize) the then Outstanding Amount of all L/C Obligations, and (iv) enforce, as Administrative Agent the Guaranties and all of the Liens and security interests created pursuant to the Collateral Documents in accordance with their terms. In cases of any occurrence of any Event of Default described in Section 8.01(e) or Section 8.01(f) with respect to the Company, the Loans, together with accrued interest thereon and all of the other Obligations, shall become immediately and automatically due and payable forthwith and all Commitments immediately and automatically terminated without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Borrower, any provision of this Agreement or any other Loan Document to the contrary notwithstanding, and other amounts payable by Borrowers hereunder shall also become immediately and automatically due and payable all without notice of any kind.
Anything in this Section 8.01 to the contrary notwithstanding, Administrative Agent shall, at the request of the Required Lenders, rescind and annul any acceleration of the Loans by written instrument filed with Borrowers; provided that, at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal, if any, on the Loans and all other sums payable under this Agreement and the other Loan Documents shall have been duly paid, and (B) no Event of Default shall have occurred and be continuing which shall not have been waived in accordance with the provision of Section 10.01 hereof.

8.02Application of Funds. After the exercise of remedies provided for in Section 8.01, any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer)) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, ratably to (i) payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Ancillary Obligations, ratably among the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the Secured Facility Banks and the Existing Guaranty Banks, in proportion to the respective amounts described in this clause (i) held by them and (ii) the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.03 and 2.16;
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full to the Company or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.
Notwithstanding the foregoing, Ancillary Obligations shall be excluded from the application described above if (a) the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank, Secured Facility Bank (in each case, together with the signature of the Company), or Existing Guaranty Bank, as the case may be; or (b) the Administrative Agent receives notice that any such Ancillary Obligations are meant to be excluded from the application described above from the Company and the applicable Cash Management Bank, Hedge Bank, Secured Facility Bank or Existing Guaranty Bank, as the case may be. Each Cash Management Bank, Hedge Bank, Secured Facility Bank or Existing Guaranty Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
8.03Collateral Allocation Mechanism. On the CAM Exchange Date, (a) the Lenders shall automatically and without further act be deemed to have exchanged participation interests in the Designated Obligations such that, in lieu of the interests of each Lender in the Designated Obligations under each Loan in which it shall participate as of such date, such Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each of the Loans and (b) simultaneously with the deemed exchange of participation interests pursuant to clause (a) above, the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar amount, determined using the Spot Rate calculated as of such date, of such amount and on and after such date all amounts accruing and owed to the Lenders in respect of such Designated Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 10.06 and each Borrower hereby consents and agrees to the CAM Exchange. Each of the Borrowers and the Lenders agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange. As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment).
Article IX
ADMINISTRATIVE AGENT
9.01Appointment and Authority.
(a)Each of the Lenders and the L/C Issuer hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Borrower shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank, a potential Cash Management Bank and a potential Secured Facility Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent”, and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
9.02Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03Exculpatory Provisions.
(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or the L/C Issuer.
(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document; (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default; (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents; (v) the value or the sufficiency of any Collateral; or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)Neither the Administrative Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or any prospective Lender or prospective Participant is a

Disqualified Lender or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
9.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to approval by the Company if no Default exists and is continuing (such approval not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders with the consent of the Company, if required, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders and the Company) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, subject to approval by the Company if no Default exists and is continuing (such approval not to be unreasonably withheld or delayed). Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and appoint a successor, subject to approval by the Company if no Default exists and is continuing (such approval not to be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and, for purposes of the Loan Documents governed by Dutch law, until the rights and obligations under the Parallel Debts have been assumed by the successor Administrative Agent) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)Any resignation by JPMorgan as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If JPMorgan resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c).  If JPMorgan resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, other than those obligations arising prior to such resignation, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to JPMorgan to effectively assume the obligations of JPMorgan with respect to such Letters of Credit.
9.07Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Bookrunners, Co-Syndication Agents, Co-Documentation Agents, Managing Agents or the Sustainability Structuring Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder. The Borrowers and the

Lenders acknowledge and agree that ING Capital LLC is hereby appointed as the Sustainability Structuring Agent. The Sustainability Structuring Agent may exercise such powers, rights and remedies and perform such duties as are delegated to it by the terms hereof or any of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto by or through its agents or employees. The Sustainability Structuring Agent shall not have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Sustainability Structuring Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.
9.09Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(j) and (k), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.
9.10Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank, a potential Hedge Bank, a potential Secured Facility Bank or an Existing Guaranty Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) on the date on which all Obligations (including any then due and owing indemnity obligations hereunder but excluding any Ancillary Obligations) shall be indefeasibly paid in full in cash (or cash collateralized on reasonably satisfactory terms), and the Aggregate Commitments hereunder shall have been terminated, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) if approved, authorized or ratified in writing in accordance with Section 10.01, or (iv) otherwise in accordance with Section 6.11(e).
(b)to release any Subsidiary Guarantor from its obligations under any Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); provided that the subordination of all or substantially all of the Collateral shall be subject to Section 10.01(a)(ii).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under any Subsidiary Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under any Subsidiary Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith.
9.11Existing Guaranties and Secured Lender Arrangements. No Existing Guaranty Bank, Cash Management Bank, Hedge Bank or Secured Facility Bank that obtains the benefits of Section 8.02, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty, any Collateral Document or any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Ancillary Obligations unless the Administrative Agent has received written notice of such Ancillary Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Existing Guaranty Bank, Cash Management Bank, Hedge Bank or Secured Facility Bank, as the case may be.
The parties hereto hereby acknowledge and agree that, on the date on which all Obligations (including any then due and owing indemnity obligations hereunder but excluding any Ancillary Obligations) shall be indefeasibly paid in full in cash (or cash collateralized on reasonably satisfactory terms), and the Aggregate Commitments hereunder shall have been terminated (all of which shall occur in accordance with the terms of the Loan Documents and whether or not any Ancillary Obligations remain outstanding), any benefits obtained by any Existing Guaranty Bank, Cash Management Bank, Hedge Bank or Secured Facility Bank pursuant to any Guaranty, any Collateral Document or any other Loan Document shall terminate, regardless of whether any Ancillary Obligations remain outstanding.
9.12Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 thereof, or any similar Laws in any other jurisdictions to which a Loan Party is subject (including any other Debtor Relief Laws), or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
9.13Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such

Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement.
(b)In addition, unless clause (a)(i) of this Section is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that neither the Administrative Agent nor any Arranger is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or any Arranger under this Agreement, any Loan Document or any documents related hereto or thereto).
9.14Erroneous Payments.
(a)Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.14 shall be conclusive, absent manifest error.
(b)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)The Borrowers and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such

Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from a Borrower or any other Loan Party for the purpose of satisfying an obligation under the Loan Documents owed by such Borrower or any other Loan Party.
(d)Each party’s obligations under this Section 9.14 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
Article X
MISCELLANEOUS
10.01No Waiver; Modifications in Writing.
(a)No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Administrative Agent or any Lender at law or in equity or otherwise. Neither this Agreement nor any terms hereof may be amended, modified, supplemented, waived, discharged, terminated or otherwise changed unless such amendment, modification, supplement, waiver, discharge, termination or other change is in writing signed by the Company and the Required Lenders; provided that (x) if the Administrative Agent and the Company shall have jointly identified an obvious error or any error or omission of an immaterial nature, in each case in any provision of any Loan Document, then the Administrative Agent and the Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within ten Business Days following receipt of notice thereof, and (y) no such amendment, modification, supplement, waiver, discharge, termination or other change shall, without the consent of:
(i)each Lender with Obligations directly affected thereby, extend the final scheduled maturity of any Loan or Note (or extend the stated maturity of any Letter of Credit beyond the Maturity Date with respect to the Revolving Credit Facility), or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof or extend the time of payment or reduce the amount of any other amounts payable hereunder or under any other Loan Document (provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (y) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder),
(ii)(x) each Lender, (A) release all or substantially all of the value of the Guarantors or (B) all or substantially all of the Collateral, and (y) each Lender with Obligations directly affected thereby (A) subordinate any of the Obligations in right of payment or otherwise adversely affect the priority of payment of any of such Obligations, or (B) subordinate any of the Liens securing the Obligations (except, in any of the foregoing cases, as expressly provided in the Collateral Documents or in this Agreement),
(iii)(x) each Lender, amend, modify or waive any provision of this Section 10.01 (except for technical amendments with respect to additional extensions of credit pursuant to Section 2.14 which afford the protections to such additional extensions of credit of the type provided to the Loans on the date hereof), reduce any percentage specified in the definition of Required Lenders, or, subject to clause (y), any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, or (y) each Lender that has a Commitment and/or Loans outstanding under the applicable Facility, reduce any percentage specified in the definition, as applicable, of “Required Term A-1 Lenders”, “Required Term A-2 Lenders”, “Required Revolving Lenders”, “Required U.S. Revolving Lenders” or “Required Global Revolving Lenders”,
(iv)each Lender, consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement,
(v)(v) if such Facility is the Term A-1 Facility, the Required Term A-1 Lenders, (x) if such Facility is the Term A-2 Facility, the Required Term A-2 Lenders, (y) if such Facility is the U.S. Revolving Credit Facility, the Required U.S. Revolving Lenders, and (z) if such Facility is the Global Revolving Credit Facility, the Required Global Revolving Lenders, change Section 2.13 or Section 8.02, in either case, in any manner that materially and adversely affects the Lenders under any such Facility,
(vi)each Lender directly affected thereby, amend Section 1.08 or the definition of “Alternative Currency”; and
provided, further, that no such amendment, modification, supplement, waiver, discharge, termination or other change shall:
(A)increase or extend the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, representations, warranties, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender);
(B)without the consent of each L/C Issuer, amend, modify or waive any provision of Section 2.03 or alter its rights or obligations with respect to Letters of Credit;
(C)without the consent of the Administrative Agent, amend, modify or waive any provision of Article IX as same applies to the Administrative Agent or any other provisions as same relates to the rights or obligations of the Administrative Agent;
(D)without the consent of the Administrative Agent, amend, modify or waive any provisions relating to the rights or obligations of the Administrative Agent under the other Loan Documents; or
(E)alter the required application of any prepayments or repayments (or commitment reductions), as among the various Facilities, without the consent of the Required Term A-1 Lenders, Required Term A-2 Lenders, the Required U.S. Revolving Lenders and the Required Global Revolving Lenders, as applicable and to the extent that their respective Facilities are being allocated a lesser prepayment, repayment or commitment reduction; provided that the Required Lenders may waive in whole or in part, any such prepayment, repayment or commitment reduction so long as the application, as among the various Facilities, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered; and
provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lenders under this Agreement; and (ii) any of the Fee

Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, (y) the principal amount of the Loans or L/C Borrowings of any Defaulting Lender may not be reduced or forgiven, (z) the rate of interest for any Defaulting Lender may not be reduced (except as expressly provided in clause (a)(i) above) in a way that would affect a Defaulting Lender more adversely than the other affected Lenders, in each case, without the consent of such Defaulting Lender.
(b)If, in connection with any proposed amendment, modification, supplement, waiver, discharge, termination or other change of any of the provisions of this Agreement as contemplated by clauses (a)(i) through (iv), inclusive, of the first proviso to the third sentence of Section 10.01(a), the consent of the Required Lenders (or, in the case of such proposed amendment, modification, supplement, waiver, discharge, termination or other change that requires approval of all Lenders or all affected Lenders in a Facility, the Required Term A-1 Lenders, the Required Term A-2 Lenders, the Required U.S. Revolving Lenders or the Required Global Revolving Lenders, as applicable) is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right to replace each such non-consenting Lender (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”) (or, at the option of the Borrowers if the respective Non-Consenting Lender’s consent is required with respect to less than all Loans and/or Commitments, to replace only the respective Loans and/or Commitments of the respective Non-Consenting Lender which gave rise to the need to obtain such Non-Consenting Lender’s individual consent) with one or more replacement Lenders pursuant to Section 10.13 so long as at the time of such replacement, each such replacement Lender consents to the proposed amendment, modification, supplement, waiver, discharge, termination or other change. Promptly following any such replacement hereunder, the Administrative Agent shall effect the vote on the proposed amendment, modification, supplement, waiver, discharge, termination or other change.
(c)Notwithstanding the foregoing, (i) upon the execution and delivery of all documentation required by the Administrative Agent to be delivered pursuant to Section 2.14 in connection with any Incremental Facility, this Agreement shall be deemed amended without further action by any Lender to reflect, as applicable, the new Lenders and the terms of such increase, (ii) this Agreement may be amended by the Company, the applicable Applicant Borrower, the Administrative Agent and each Lender that is to provide Commitments and/or Loans in favor of such Applicant Borrower to add such provisions as are deemed necessary, in the sole discretion of the Administrative Agent, to facilitate the addition of any Applicant Borrower designated pursuant to Section 2.15 and (iii) this Agreement may be amended by the Company and the Administrative Agent to add such provisions as are deemed necessary, in the reasonable discretion of the Administrative Agent, to facilitate the addition of any new Alternative Currency designated pursuant to Section 1.08.
10.02Notices; Effectiveness; Electronic Communications.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to a Borrower, the Administrative Agent, the L/C Issuer or any Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or, in respect of any notice information for any L/C Issuer or Swing Line Lender not so specified on Schedule 10.02, to the address, facsimile number, electronic mail address or telephone number specified by such L/C Issuer or Swing Line Lender in a notice to the Administrative Agent and the Company; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through Electronic Systems, to the extent provided in clause (b) below, shall be effective as provided in such clause (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II if the Administrative Agent or the applicable Lender or L/C Issuer, as applicable, has notified the Administrative Agent and the Company that it is incapable of receiving notices under such Articles through Electronic Systems. The Administrative Agent, the Swing Line Lenders, the L/C Issuer or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Agency Site.
(i)Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the L/C Issuers and the Lenders by posting the Communications on its Agency Site, Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
(ii)ANY ELECTRONIC SYSTEM USED BY THE ADMINISTRATIVE AGENT (INCLUDING THE AGENCY SITE) IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF ANY SUCH ELECTRONIC SYSTEM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR ANY ELECTRONIC SYSTEM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lenders may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lenders. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent; and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.
(e)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein; or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower, except to the extent determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent, the L/C Issuer or any Lender. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.01 for the benefit of all the Lenders and the L/C Issuer; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents; (b) the L/C Issuer or any Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents; (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13); or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.01; and (y) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder; (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all reasonable fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all fees and charges of and reasonable out-of-pocket expenses incurred by the KPI Metrics Auditor (and any other out-of-pocket expenses incurred by third parties on behalf of the KPI Metrics Auditor).
(b)Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, the Sustainability Structuring Agent, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents; (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to any Borrower or any of its Subsidiaries; or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party or any of the Company’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or

(B) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lenders or any Related Party of any of the foregoing, but without affecting the Borrowers’ obligations with respect thereto, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lenders or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or each Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), L/C Issuer or each Swing Line Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section shall be payable not later than thirty (30) days after demand therefor (and, where applicable, presentation of a reasonably detailed summary statement thereof).
(f)Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and any Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Effective Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, subject to Section 10.06(b)(vi) no minimum amount need be assigned; and
(B)in any case not described in clause (b)(i)(A) of this Section 10.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “trade date” is specified in the Assignment and Assumption, as of such “trade date”, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $5,000,000, in the case of any assignment in respect of either Term Facility, unless each of the Administrative Agent and, subject to Section 10.06(b)(vi) so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to any Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii)Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:
(A)the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within eight (8) Business Days after having received notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Commitment or Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;
(C)the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
(D)the consent of each of the L/C Issuer and the Swing Line Lenders (such consents not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)Minimum Amounts for Assignment. No such assignment with respect to any Obligations hereunder which are owed by or committed to a Borrower incorporated or established under Dutch law, shall be for an amount less than €100,000 (or its equivalent in another currency) or, if it is less and until the interpretation of the term “public” (as referred to in Article 4.7(7) of the Capital Requirements Regulation (EU/575/2013)) has been published by the competent authority, the new Lender shall confirm in writing to such Borrower that it, the new Lender, is a professional market party within the meaning of the Dutch Act on Financial Supervision (Wet op het financieel toezicht). As soon as the interpretation of the term “public” has been published by the competent authority, and the assigned amount is less than the new threshold or in the event there is no new threshold and it is not clear that the new Lender is not considered to be part of the public on the basis of such interpretation, the new Lender shall upon reasonable request confirm in writing to such Borrower that it, the new Lender, is not considered to be part of the public on the basis of such interpretation.

(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the applicable Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. No assignment or transfer of a Lender’s Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Subject to Section 10.06(g), any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it);

provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first or second proviso to Section 10.01 that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation, and such Lender shall forward such documentation to the Company and the Administrative Agent) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.01(e), 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Without limiting the foregoing or any other provision of this Agreement (including clause (h) of this Section), no Lender shall provide, and no Disqualified Lender shall be entitled to receive, any Information unless such Information is publicly available at the time of the disclosure thereof.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, reserve bank or other banking institution that is granted the exclusive privilege to lend a government its currency; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer or any Swing Line Lender assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), (i) such L/C Issuer may, upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer or (ii) such Swing Line Lender may, upon 30 days’ notice to the Company, resign as a

Swing Line Lender, as the case may be. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders willing to accept such appointment in their sole discretion a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Company to appoint any such successor shall affect the resignation of any L/C Issuer as an L/C Issuer or any Swing Line Lender as a Swing Line Lender, as the case may be. If any L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If any Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the resigning L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.
(g)Voting Participations. Notwithstanding anything in this Section 10.06 to the contrary, any Farm Credit System Institution that (a) has purchased a participation in the minimum amount of $10,000,000 on or after the Original Closing Date, (b) is, by written notice to the Company and the Administrative Agent (“Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a Voting Participant hereunder (any Farm Credit System Institution so designated being called a “Voting Participant”) and (c) receives the prior written consent of the Company and the Administrative Agent to become a Voting Participant, shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action; provided that (a) if any Voting Participant has at any time failed to fund any portion of its participation when required to do so and notice of such failure has been delivered by the selling Lender to the Administrative Agent, then until such time as all amounts of such Voting Participant’s participation required to have been funded have been funded and notice of such funding has been delivered by the selling Lender to the Administrative Agent, such Voting Participant shall not be entitled to exercise its voting rights pursuant to the terms of this clause (g), and the voting rights of the selling Lender shall not be correspondingly reduced by the amount of such Voting Participant’s participation and (b) in no event will a Voting Participant be a Lender for any purpose under this Agreement, nor will the Company have any direct contractual agreements or obligations with a Voting Participant under this Agreement (other than with respect to the voting rights specifically granted to Voting Participants herein and the rights specifically granted to Participants under this Section 10.06). To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (i) state the full name, as well as all contact information required of an assignee as set forth in Exhibit E hereto and (ii) state the Dollar amount of the participation purchased. The selling Lender and the Voting Participant shall promptly notify the Administrative Agent and the Company of any termination of, or reduction or increase in the amount of, the participation interests held by a Voting Participant. No sub-participants shall be entitled to become a “Voting Participant”. The voting rights of a Voting Participant hereunder are solely for the benefit of the Voting Participant and shall not inure to any assignee or sub-participant of a Voting Participant. The Company and the Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this paragraph. Notwithstanding anything to the contrary in this Section 10.06(g), each Farm Credit System Institution designated as a Voting Participant in Schedule 10.06(g) shall, for so long as such Farm Credit System Institution continues to hold a participation in any Commitment or Loan hereunder, be a Voting Participant without delivery of a Voting Participant Notification and without the prior written consent of the Company and the Administrative Agent.
(h)Disqualified Lenders.

(i)No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders (and the Administrative Agent agrees to so post such DQ List from time to time upon its receipt of a written request from the Company), participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign (or participate) all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment as otherwise contemplated by this Section 10.06(h), in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this clause (h)(i) shall not be void, but the other provisions of this clause (h) shall apply.
(ii)If any assignment is made to any Disqualified Lender without the Company’s prior consent in violation of clause (i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Company may, in its discretion and at its expense, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Commitment of such Disqualified Lender and repay all obligations of the Company owing to such Disqualified Lender in connection with such Commitment, (B) in the case of outstanding Term Loans held by Disqualified Lenders, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in clause (b) of this Section, (ii) such assignment does not conflict with applicable Laws and (iii) in the case of clause (B), the Company shall not use the proceeds from any Loans to prepay Term Loans held by Disqualified Lenders.
(iii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e)

of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court of the United States (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same. The Company covenants and agrees to send the DQ List and any updates and supplements thereto to the Administrative Agent at JPMDQ_Contact@jpmorgan.com and understands and agrees that no delivery of any such DQ List, update or supplement shall be effective except upon receipt thereof at such address (and otherwise subject to the provisions set out in the definition of “Disqualified Lender”).
10.07Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties in connection with this Facility (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential on the terms hereof), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative, risk protection, or other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder (it being understood that the DQ List may be disclosed to any assignee or Participant or prospective assignee or Participant in reliance on this clause), (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement (but not any Information about the Company or any of its Subsidiaries) to market data collectors, data service providers (including information routinely provided by arrangers to league table providers that serve the lending industry), similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. Nothing in any Loan Document shall prevent disclosure of any confidential information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents or any transaction carried out in connection with any transaction contemplated by the Loan Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.
For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; provided that in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08Right of Setoff. Subject to the provisions of Section 2.13, if an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10Counterparts; Integration; Effectiveness; Electronic Execution.
(a)This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the

Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization to be signed or delivered in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective, and as validly binding on any such delivering party, as delivery of an original, manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as an original, manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be (provided nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or in any format without its prior written consent and pursuant to procedures approved by it); provided, that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the written request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original, manually executed counterpart. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and any of the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), and (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto. In addition, the Company and each other Loan Party hereby waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, except to the extent any such Liabilities are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Lender.
10.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents of all Persons other than such Lender required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(a)the Company shall have paid (or caused a Borrower to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
10.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL

CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW
10.15WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Sustainability Structuring Agent are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Sustainability Structuring Agent, on the other hand, (B) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger and the Sustainability Structuring Agent each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger or Sustainability Structuring Agent has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents and as otherwise agreed in writing by the relevant parties; and (iii) the Administrative Agent, the Arrangers and the Sustainability Structuring Agent and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent nor any Arranger or Sustainability Structuring Agent has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Sustainability Structuring Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the PATRIOT Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
10.18Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).
10.19Special Provisions in relation to Dutch Collateral.
(a)Each Loan Party that is or becomes a party to a Collateral Document governed by Dutch law (each a “Dutch Law Credit Party”) hereby irrevocably and unconditionally undertakes (such undertaking to become effective at the time of effectiveness of the related Collateral Document) to pay to the Administrative Agent as a separate and independent obligation an amount equal to the total amount owed from time to time by such Loan Party to any Secured Party (excluding any amount owed to the Administrative Agent under this Section) under the Loan Documents, provided that, in furtherance of the foregoing and for the avoidance of doubt, such amount shall not include any Obligations to the extent that the same is prohibited by Section 6.11(f) (its “Parallel Debt”).
(b)For the avoidance of doubt it is confirmed that clause (a) above means:
(i)that any separate and independent payment obligation of a Dutch Law Credit Party under clause (a) above shall be due and payable to the Administrative Agent under this Section as soon as, and to the extent that, the amount owed by such Dutch Law Credit Party to any Secured Party (excluding any amount owed to the Administrative Agent under this Section) is due and payable under the Loan Documents;

(ii)accordingly (without prejudice to the foregoing), that upon any Loans or other amounts (the “Accelerated Amounts”) being declared due and payable or payable on demand (as the case may be) by a Dutch Law Credit Party pursuant to Section 10.01, a portion of the Parallel Debt of that Dutch Law Credit Party in the same amount as the Accelerated Amounts shall be due and payable or payable on demand (as the case may be) on the same terms as are applicable to the Accelerated Amounts; and
(iii)that the undertaking of each Dutch Law Credit Party under this Section shall not increase the principal, interest, or fees owing by such Dutch Law Credit Party under the Loan Documents.
(c)Each of the parties acknowledges that (i) for this purpose the Parallel Debt of a Dutch Law Credit Party constitutes undertakings, obligations and liabilities of such Dutch Law Credit Party which are separate and independent from, and without prejudice to the obligations which such Dutch Law Credit Party has to any Secured Party and; (ii) each Parallel Debt represents the Administrative Agent’s own claim (vordering) to receive payment of such Parallel Debt by each Dutch Law Credit Party and that the total amount which may become due under a Parallel Debt pursuant to this Section shall never exceed the total amount which becomes due by the relevant Dutch Law Credit Party to the Secured Parties under the other provisions of the Loan Documents (other than under this Section).
(d)Notwithstanding any of the other provisions of this Section:
(i)the total amount due and payable by each Dutch Law Credit Party under its Parallel Debt shall be decreased to the extent such Dutch Law Credit Party shall have paid any amounts to any Secured Party or any of them to reduce such Dutch Law Credit Party’s outstanding obligations to the Secured Parties or any Secured Party otherwise receives any amount in payment of such obligations (other than by virtue of clause (f) of this Section); and
(ii)to the extent that any Dutch Law Credit Party shall have paid any amounts to the Administrative Agent under its Parallel Debt or the Administrative Agent shall have otherwise received monies in payment of such Parallel Debt, the total amount due and payable by such Dutch Law Credit Party to the Secured Parties shall de decreased by an equivalent amount as if said amounts were received directly in payment of the amounts due to the Secured Parties (other than amounts due under this Section).
(e)For the purpose of this Section, the Administrative Agent acts in its own name and on behalf of itself but for the benefit of the Secured Parties and any Lien granted to the Administrative Agent to secure any Parallel Debt is granted to the Administrative Agent in its capacity as sole creditor of that Parallel Debt.
(f)All payments received by the Administrative Agent shall be applied towards payment of a Parallel Debt, whereupon the Administrative Agent shall distribute all amounts to the Secured Parties in accordance with the terms hereof.
(g)If and to the extent any liability owed by any Loan Party to the Administrative Agent in its capacity as Lender and/or L/C Issuer under the Loan Documents cannot be validly secured through the Parallel Debt, such liability itself shall be secured through the security provided by the Dutch Law Credit Parties.
(h)Without limiting or affecting the Administrative Agent’s rights against the Dutch Law Credit Parties (whether under this Section or under any other provision of the Loan Documents), each Dutch Law Credit Party acknowledges that:
(i)nothing in this Section shall impose any obligation on the Administrative Agent to advance any sum to any Dutch Law Credit Party or otherwise under any Loan Document, except in its capacity as Lender and/or L/C Issuer; and

(ii)for the purpose of any vote taken under any Loan Document, the Administrative Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender and/or L/C Issuer.
(i)Greif Luxembourg Holding S.à r.l. has assumed the Parallel Debt as defined in clause (a) above as a party to the Existing Credit Agreement and as of the Restatement Effective Date, as a party to the Reaffirmation Agreement.
(j)If, at any time, a Dutch Loan Party is a member of a fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) purposes, and such fiscal unity is, in respect of that Dutch Loan Party, terminated (verbroken) or disrupted (beëindigd) as a result of or in connection with the Administrative Agent enforcing its rights under any Collateral Document, such Dutch Loan Party shall, at the request of the Administrative Agent and together with the parent company (moedermaatschappij) or deemed parent company (aangewezen moedermaatschappij) of that fiscal unity, for no consideration and as soon as reasonably practicable lodge a request with the relevant Governmental Authority to allocate and surrender any tax losses (within the meaning of Article 20 of the Dutch CITA) and any interest expenses available for carry forward (within the meaning of Article 15b(5) Dutch CITA) to the Dutch Loan Party leaving that fiscal unity to the extent such tax losses and interest expenses are attributable (toerekenbaar) to the Dutch Loan Party leaving that fiscal unity (within the meaning of Article 15af and Article 15ahb of the Dutch CITA).
10.20CoBank Equities, etc.
(a)So long as (i) CoBank (or its Affiliate) is a Lender hereunder and (ii) CoBank has notified Greif Packaging that it is eligible to receive patronage distributions directly from CoBank on account of the Term A-2 Loans made (or participated in) by CoBank hereunder, Greif Packaging will acquire (and CoBank will make available to Greif Packaging for purchase) equity in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s bylaws and capital plan or similar documents (as each may be amended from time to time), except that the maximum amount of equity that Greif Packaging may be required to purchase in CoBank in connection with the portion of the Term A-2 Loans made by CoBank (or its Affiliate) may not exceed the maximum amount permitted by the applicable bylaws, capital plan and related documents at the Restatement Effective Date. Greif Packaging acknowledges receipt as of the Restatement Effective Date of a copy of (x) CoBank’s most recent annual report, and if more recent, CoBank’s latest quarterly report, (y) CoBank’s Notice to Prospective Stockholders and (z) CoBank’s Bylaws and Capital Plan, which describe the nature of all Greif Packaging’s cash patronage, stock and other equities in CoBank acquired in connection with its patronage loan from CoBank (or its Affiliate) (the “CoBank Equities”) as well as capitalization requirements, and agrees to be bound by the terms thereof.
(b)Each party hereto acknowledges that CoBank’s Bylaws and Capital Plan (as each may be amended from time to time) shall govern (x) the rights and obligations of the parties with respect to the CoBank Equities and any patronage refunds or other distributions made on account thereof or on account of Greif Packaging’s patronage with CoBank, (y) Greif Packaging’s eligibility for patronage distributions from CoBank (in the form of CoBank Equities and cash) and (z) patronage distributions, if any, in the event of a sale of a participation interest. CoBank reserves the right to assign or sell participations in all or any part of its Commitments or outstanding Term A-2 Loans hereunder on a non-patronage basis in accordance with Section 10.06. Subject to the first sentence of this clause, any Term A-2 Loans made to Greif Packaging shall result in the accrual of patronage refunds or distributions for the benefit of Greif Packaging from the CoBank (or its Affiliate), and such patronage refunds or distributions shall be payable directly for the account of Greif Packaging.
(c)Each party hereto acknowledges that CoBank has a statutory lien pursuant to the Farm Credit Act of 1971 (as may be amended from time to time) on all CoBank Equities that Greif Packaging may now own or hereafter acquire, which statutory lien shall be for CoBank’s (or its Affiliate’s) sole and exclusive benefit. The CoBank Equities shall not constitute security for the Obligations due to any other Lender. To the extent that any of the Loan Documents create a Lien on the CoBank Equities or on patronage accrued by CoBank for the account of Greif Packaging (including, in each case, proceeds thereof), such Lien shall be for CoBank’s (or its Affiliate’s) sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither the CoBank Equities nor any accrued patronage shall be offset against the Obligations except that, in the event of an Event of Default, CoBank may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts owed to CoBank or its Affiliate under this Agreement, whether or not such amounts are currently due and payable. Greif Packaging acknowledges that any corresponding tax liability associated with such application is the sole responsibility of Greif Packaging. CoBank shall have no obligation to retire CoBank Equities of such person upon any Event of Default, Default or any other default by Greif Packaging or any other Loan Party, or at any other time, either for application to the Obligations or otherwise.
(d)For so long as any Term A-2 Loans remain outstanding, the Loan Parties agree to maintain a sufficient, and substantial amount of, ownership of the mills and assets that were the subject of the investments referred to in the definition of “Investment Purpose” (or similar assets reasonably acceptable to CoBank).
10.21Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.22Effectiveness of Amendment and Restatement. On the Restatement Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the Obligations (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect immediately prior to the Restatement Effective Date and which remain outstanding; and (b) except for any Obligations (as defined in the Existing Credit Agreement) which are expressly contemplated to be repaid on the Restatement Effective Date and to the extent are in fact so repaid, the Obligations (as amended and restated hereby and which are hereinafter subject to the terms herein) are in all respects continuing, and shall continue to be secured as provided in the Collateral Documents.
10.23Affirmation of Obligations. Each of the Borrowers hereby affirms all of its obligations under the Loan Documents to which it is a party.
10.24Dutch Attorney. If any Loan Party that is a Dutch Person is represented by an attorney in connection with the signing and/or execution of this Agreement or any other Loan Document (including by way of accession to this Agreement or any other Loan Document) or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of its authority shall be governed by the laws of The Netherlands.
10.25Acknowledgement Regarding Any Supported QFCs.
    To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Article XI
COMPANY GUARANTY
11.01Continuing Guaranty. In order to induce the Lenders and the L/C Issuers to make Credit Extensions to the Borrowers and to induce the Secured Parties to enter into Secured Lender Arrangements, the Company hereby absolutely, unconditionally and irrevocably, for the benefit of each Secured Party:
(a)guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing, whether for principal, interest (including interest accruing at the then Applicable Rate as provided in this Agreement after the occurrence of any Default set forth in Section 8.01(e) or Section 8.01(f), whether or not a claim for post-filing or post-petition interest is allowed under applicable Law following the institution of a proceeding under any Debtor Relief Law), fees, reimbursement obligations with respect to Letters of Credit or otherwise, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code (11 U.S.C. §362(a)) and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code (11 U.S.C. §502(b) and §506(b)) or similar provisions under any other Debtor Relief Laws); and
(b)indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by such Secured Party in enforcing any rights under this guaranty;

provided that the Company shall only be liable under this guaranty for the maximum amount of such liability that can be hereby incurred without rendering this guaranty, as it relates to the Company, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This guaranty constitutes a guaranty of payment when due and not of collection, and the Company specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any other Loan Party or any other Person before or as a condition to the obligations of the Company hereunder.
11.02Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender or any other Secured Party, or the Administrative Agent or any Lender or any other Secured Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender or such Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
11.03Guaranty Absolute, etc. This guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date. The Company guarantees that the Obligations of each other Loan Party will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of the Company under this guaranty shall be absolute, unconditional and irrevocable irrespective of:
(a)any lack of validity or enforceability of any Loan Document;
(b)the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any Subsidiary Guarantor) of, or Collateral securing, any Obligations;
(c)any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;
(d)any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Company hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;
(e)any amendment to, rescission, waiver or other modification of, or any consent to or departure from, any of the terms of any Loan Document;
(f)any addition, exchange or release of any Collateral or of any Person that is (or will become) a guarantor (including any Subsidiary Guarantor) of the Obligations, or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release of or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or
(g)any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of any other Loan Party, any surety or the Company.
11.04Waiver.
(a)The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this guaranty and any requirement that any

Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any other Borrower, any other Loan Party or any other Person (including any other guarantor) securing the Obligations, as the case may be.
(b)The Company agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this guaranty or any other Loan Document to which it is a party, nor shall the Company seek or be entitled to seek any contribution or reimbursement from any other Loan Party in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to the Company on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by the Company (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 11.05; provided that if the Company has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at the Company’s request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of the Company, execute and deliver to the Company appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Company of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, the Company shall refrain from taking any action or commencing any proceeding against any other Borrower or any other Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this guaranty to any Secured Party.
11.05Payments; Application. The Company hereby agrees with each Lender as follows:
(a)The Company agrees that all payments made by the Company hereunder will be made in the currency of the applicable Obligation to the Administrative Agent, without setoff, counterclaim or other defense and in accordance with Sections 3.01 and 8.02, free and clear of and without deduction for any Taxes (subject to the provisions and limitations of Section 3.01), the Company hereby agreeing to comply with and be bound by the provisions of Sections 3.01 and 8.02 in respect of all payments made by it under this Article.
(b)All payments made hereunder shall be applied upon receipt as set forth in Section 8.02.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
GREIF, INC.

/s/ DAVID C. LLOYD
Name: David C. Lloyd
                        Title: Treasurer

GREIF PACKAGING LLC

/s/ DAVID C. LLOYD
Name: David C. Lloyd
                        Title: Treasurer

GREIF INTERNATIONAL HOLDING B.V.

/s/ GARY R. MARTZ
Name: Gary R. Martz
                        Title: Director

GREIF BEHEER B.V.

/s/ WANDA VAN ENGELEN
Name: Wanda van Engelen
                        Title: Director

        Greif Credit Agreement
Signature Page

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent

/s/ ERIC B. BERGESON
Name: Eric B. Bergeson
                        Title: Authorized Officer

        Greif Credit Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender and L/C Issuer

/s/ ANDREW PAYNE
Name: Andrew Payne
                        Title: Managing Director

        Greif Credit Agreement
Signature Page

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as a Lender and an L/C Issuer

/s/ ERIC B. BERGESON
Name: Eric B. Bergeson
                        Title: Authorized Officer

        Greif Credit Agreement
Signature Page

BANK OF AMERICA, N.A.,
as a Lender and an L/C Issuer

/s/ GREGG BUSH
Name: Gregg Bush
                        Title: Senior Vice President
        Greif Credit Agreement
Signature Page

MUFG BANK, LTD.,
as a Lender and an L/C Issuer

/s/ CHRISTINE HOWATT
Name: Christine Howatt
                        Title: Authorized Signatory
        Greif Credit Agreement
Signature Page

U.S. BANK, NATIONAL ASSOCIATION,
as a Lender and an L/C Issuer

/s/ MATTHEW FISHER
Name: Matthew Fisher
                        Title: Vice President
        Greif Credit Agreement
Signature Page

TD Bank, N.A.
as a Lender and an L/C Issuer

/s/ M. BERNADETTE COLLINS
Name: M. Bernadette Collins
                        Title: SVP
        Greif Credit Agreement
Signature Page

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

/s/ ANTHONY E IRWIN
Name: Anthony E Irwin
                        Title: Vice President
        Greif Credit Agreement
Signature Page

GOLDMAN SACHS BANK USA,
as a Lender

/s/ JONATHAN DWOKIN
Name: Jonathan Dworkin
                        Title: Authorized Signatory
        Greif Credit Agreement
Signature Page

CITIZENS BANK, N.A.,
as a Lender

/s/ CARL S. TABACJAR, Jr.
Name: Carl S. Tabacjar, Jr.
                        Title: Senior Vice President
        Greif Credit Agreement
Signature Page

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as a Lender

/s/ MICHAEL FALTER
Name: Michael Falter
                        Title: Managing Director

/s/ SHANE KOONCE
Name: Shane Koonce
                        Title: Executive Director
        Greif Credit Agreement
Signature Page

ING Bank N.V., Dublin Branch,
as a Lender

/s/ BARRY FEHILY
Name: Barry Fehily
                        Title: Managing Director

/s/ SEAN HASSETT
Name: Sean Hassett
                        Title: Director
        Greif Credit Agreement
Signature Page

BNP PARIBAS,
as a Lender

/s/ RICK PACE
Name: Rick Pace
                        Title: Managing Director

/s/ MICHAEL LEFKOWITZ
Name: Michael lefkowitz
                        Title: Director
        Greif Credit Agreement
Signature Page

HSBC Bank USA, National Association,
as a Lender

/s/ KYLE PATTERSON
Name: Kyle Patterson
                        Title: Senior Vice President
        Greif Credit Agreement
Signature Page

THE HUNTINGTON NATIONAL BANK,
as a Lender

/s/ MARCEL FOURNIER
Name: Marcel Fournier
                        Title: Vice President
        Greif Credit Agreement
Signature Page

KEYBANK NATIONAL ASSOCIATION,
as a Lender

/s/ JOHN R. MACKS
Name: John R. Macks
                        Title: Vice President
        Greif Credit Agreement
Signature Page

TRUIST BANK,
as a Lender

/s/ JASON HEMBREE
Name: Jason Hembree
                        Title: Vice President
        Greif Credit Agreement
Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

/s/ ALEXANDER P. WILKE
Name: Alexander P. Wilke
                        Title: Duly Authorized Signatory
        Greif Credit Agreement
Signature Page

FIFTH THIRD BANK, NATIONAL ASSOCIATION
as a Lender

/s/ JONATHAN H. JAMES
Name: Jonathan H. James
                        Title: Managing Director
        Greif Credit Agreement
Signature Page

BANK OF THE WEST,
as a Lender

/s/ PHILIP R. MEDSGER
Name: Philip R. Medsger
                        Title: Director
        Greif Credit Agreement
Signature Page

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LTD., NEW YORK BRANCH
as a Lender

/s/ BRIAN MONAHAN
Name: Brian Monahan
                        Title: Director, Relationship Manager - Industrials

                        /s/ PINYEN SHIH
Name: Pinyen Shih
                        Title: Executive Director, Team Lead - Industrials
        Greif Credit Agreement
Signature Page

THE NORTHERN TRUST COMPANY,
as a Lender

/s/ ANDREW D. HOLTZ
Name: Andrew D. Holtz
                        Title: Senior Vice President
        Greif Credit Agreement
Signature Page

COBANK, ACB,
as a Lender

/s/ ROBERT PRICKETT
Name: Robert Prickett
                        Title: Vice President
        Greif Credit Agreement
Signature Page

Lender	Term A-1 Commitment	Applicable Percentage (Term A-1)	Term A-2 Commitment	Applicable Percentage (Term A-2)	U.S. Revolving Credit Commitment	Applicable Percentage (U.S. Revolver)	Global Revolving Credit Commitment	Applicable Percentage (Global Revolver)	Aggregate Commitment	Applicable Percentage (Aggregate)
Wells Fargo Bank, National Association	$80,164,383.57	7.287671234%	$0.00	0.00%	$0.00	0.00%	$52,835,616.43	6.329113923%	$133,000,000.00	5.507246377%
JPMorgan Chase Bank, N.A.	$80,164,383.56	7.287671233%	$0.00	0.00%	$0.00	0.00%	$52,835,616.44	6.329113923%	$133,000,000.00	5.507246377%
Bank of America, N.A.	$80,164,383.56	7.287671233%	$0.00	0.00%	$0.00	0.00%	$52,835,616.44	6.329113923%	$133,000,000.00	5.507246377%
MUFG Bank, Ltd.	$80,164,383.56	7.287671233%	$0.00	0.00%	$0.00	0.00%	$52,835,616.44	5.063291140%	$133,000,000.00	5.507246377%
U.S. Bank National Association.	$80,164,383.56	7.287671233%	$0.00	0.00%	$0.00	0.00%	$52,835,616.44	5.063291140%	$133,000,000.00	5.507246377%
TD Bank, N.A.	$80,164,383.56	7.287671233%	$0.00	0.00%	$0.00	0.00%	$52,835,616.44	5.063291140%	$133,000,000.00	5.507246377%
PNC Bank, National Association	$57,863,013.70	5.260273973%	$0.00	0.00%	$0.00	0.00%	$38,136,986.30	3.797468355%	$96,000,000.00	3.975155280%
Goldman Sachs Bank USA	$57,863,013.70	5.260273973%	$0.00	0.00%	$0.00	0.00%	$38,136,986.30	6.329113923%	$96,000,000.00	3.975155280%
Citizens Bank, N.A.	$57,863,013.70	5.260273973%	$0.00	0.00%	$0.00	0.00%	$38,136,986.30	5.063291140%	$96,000,000.00	3.975155280%
Coöperatieve Rabobank U.A., New York Branch	$57,863,013.70	5.260273973%	$0.00	0.00%	$0.00	0.00%	$38,136,986.30	5.063291140%	$96,000,000.00	3.975155280%
ING Bank N.V., Dublin Branch	$57,863,013.70	5.260273973%	$0.00	0.00%	$0.00	0.00%	$38,136,986.30	5.063291140%	$96,000,000.00	3.975155280%
BNP Paribas	$57,863,013.70	5.260273973%					$38,136,986.30		$96,000,000.00	3.975155280%
HSBC Bank USA, National Association	$57,863,013.70	5.260273973%	$0.00	0.00%	$0.00	0.00%	$38,136,986.30	3.037974683%	$96,000,000.00	3.975155280%
The Huntington National Bank	$30,136,986.30	2.739726027%	$0.00	0.00%	$0.00	0.00%	$19,863,013.70	2.025316455%	$50,000,000.00	2.070393375%
KeyBank National Association	$30,136,986.30	2.739726027%	$0.00	0.00%	$0.00	0.00%	$19,863,013.70	2.531645570%	$50,000,000.00	2.070393375%
Truist Bank	$30,136,986.30	2.739726027%	$0.00	0.00%	$0.00	0.00%	$19,863,013.70	3.797468355%	$50,000,000.00	2.070393375%
Capital One National Association	$30,136,986.30	2.739726027%	$0.00	0.00%	$0.00	0.00%	$19,863,013.70	3.797468355%	$50,000,000.00	2.070393375%
Fifth Third Bank	$30,136,986.30	2.739726027%	$0.00	0.00%	$0.00	0.00%	$19,863,013.70	3.797468355%	$50,000,000.00	2.070393375%
Bank of the West	$21,095,890.41	1.917808219%	$0.00	0.00%	$0.00	0.00%	$13,904,109.59	3.797468355%	$35,000,000.00	1.449275362%
Industrial and Commercial Bank of China, New York Branch	$21,095,890.41	1.917808219%	$0.00	0.00%	$0.00	0.00%	$13,904,109.59	2.025316455%	$35,000,000.00	1.449275362%
The Northern Trust Company	$21,095,890.41	1.917808219%	$0.00	0.00%	$0.00	0.00%	$13,904,109.59	1.772151898%	$35,000,000.00	1.449275362%
Cobank, ACB*	$0.00	0.000000000%	$515,000,000.00	100.00%	$75,000,000.00	100.00%	$0.00	0.000000000%	$590,000,000.00	24.430641822%
TOTALS:	$1,100,000,000.00	100%	$515,000,000.00	100%	$75,000,000.00	100%	$725,000,000.00	86%	$2,415,000,000.00	100%

* See Schedule 10.06(g) regarding the participations to occur on the Restatement Effective Date.

Schedule 2.03 Existing Letters of Credit
None.

Schedule 10.02 Addresses for Notices
Notices to Administrative Agent, L/C Issuer or any Swing-Line Lender:

ADMINISTRATIVE AGENT:
Administrative Agent’s Office:
(for payments and Requests for Credit Extensions in Dollars):

JPMorgan Chase Bank, National Association
Street Address:    10 South Dearborn, Suite IL1-0480 City, State ZIP Code    Chicago, Illinois 60603-2300 Attention:    Loan & Agency Services Group
Electronic Mail:    charitra.shetty@chase.com

With copy to:

JPMorgan Chase Bank, N.A. Middle Market Servicing
Street Address:    10 South Dearborn, Floor L2, Suite IL1-0480 City, State ZIP Code:    Chicago, IL, 60603-2300
Attention:    Commercial Banking Group
Fax No:    (844) 490-5663
Email:    jpm.agency.cri@jpmorgan.com; jpm.agency.servicing.1@jpmorgan.com

Account No. (for Dollars): 9008113381C3026 Ref:    Greif, Inc.
ABA#    021000021

(for payments and Requests for Credit Extensions in Euros):

J.P. Morgan Europe Limited
Street Address:    25 Bank Street, Canary Wharf
City, State ZIP Code    London, E14 5JP, United Kingdom Attention:    Loan Agency Group
Telephone:    +44 207 1348187
Facsimile:    +44 207 7772360
Electronic Mail:    loan_and_agency_london@jpmorgan.com

Bank Name:    JP Morgan AG, Frankfurt (Swift: CHASDEFX) Account Name:    J.P. Morgan Europe Limited (Swift: CHASGB22) Account No. (for Euro):    DE93501108006001600037

Other Notices as Administrative Agent:

JPMorgan Chase Bank, National Association
Street Address:    10 South Dearborn, Floor L2, Suite IL1-0480 City, State ZIP Code    Chicago, Illinois 60603
Attention:    Loan & Agency Services Group
Electronic Mail:    charitra.shetty@chase.com
With a copy to:

JPMorgan Chase Bank, National Association Middle Market Servicing
Street Address:    10 South Dearborn, Floor L2, Suite IL1-0480 City, State ZIP Code    Chicago, IL 60603
Attention:    Commercial Banking Group
Facsimile:    (844) 490-5663
Electronic Mail:    jpm.agency.cri@jpmorgan.com; jpm.agency.servicing.1@jpmorgan.com

L/C ISSUER:

JPMorgan Chase Bank, National Association
Street Address:    10 South Dearborn, Floor L2, Suite IL1-0480 City, State ZIP Code    Chicago, Illinois 60603
Attention:    LC Agency Team
Tel:    800-364-1969
Fax:    856-294-5267
Email:    chicago.lc.agency.activity.team@jpmchase.com

With a copy to:

JPMorgan Chase Bank, National Association
Street Address:    10 South Dearborn, Floor L2, Suite IL1-0480 City, State ZIP Code    Chicago, Illinois 60603
Attention:    Loan & Agency Services Group
Email:    charitra.shetty@chase.com

SWING LINE LENDER:

JPMorgan Chase Bank, National Association
Street Address:    10 South Dearborn, Floor L2, Suite IL1-0480 City, State ZIP Code    Chicago, Illinois 60603
Attention:    Loan & Agency Services Group
Electronic Mail:    charitra.shetty@chase.com

With a copy to:

JPMorgan Chase Bank, National Association Middle Market Servicing
Street Address:    10 South Dearborn, Floor L2, Suite IL1-0480 City, State ZIP Code    Chicago, Illinois 60603
Attention:    Loan & Agency Services Group
Facsimile:    (844) 490-5663
Electronic Mail:    jpm.agency.cri@jpmorgan.com jpm.agency.servicing.1@jpmorgan.com

Account No. (for Dollars): 9008113381C3026 Ref:    Greif, Inc.
ABA#    021000021

COMPANY AND DESIGNATED BORROWERS:

Greif, Inc.
425 Winter Road
Delaware, OH 43015
Telephone:    740-549-6172
Facsimile:    740-549-6195
Attention:    Treasurer

US Taxpayer ID 31-4388903
Company’s website address: www.greif.com

With a copy of any notices sent to:

Greif, Inc.
425 Winter Road
Delaware, OH 43015
Attention:    General Counsel
Phone:    740-549-6188
Fax:    740-549-6101
And

Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
P.O. Box 1008 Columbus, OH 43216
Attention:    Travis Wahl
Facsimile:    614-719-5025
Telephone:    614-464-6282

SCHEDULE 10.06(g)

VOTING PARTICIPANTS

Lender	Voting Participant	U.S. Revolving Credit	Participation	Term A-2	Participation
			Amount/Resulting		Amount / Resulting
		Commitment	U.S. Revolving	Commitment	Term A-2

			Credit Commitment*		Commitment*
CoBank, ACB		$75,000,000.00	$17,400,000.00	$515,000,000.00	$111,703,748.26
	AgChoice Farm Credit, ACA, on behalf of itself and its wholly owned Subsidiaries, AgChoice Farm Credit, FLCA and AgChoice Farm Credit, PCA		$1,600,000.00		$11,106,732.87
	AgCountry Farm Credit Services, FLCA		$4,700,000.00		$32,328,429.19
	AgFirst Farm Credit Bank		$8,200,000.00		$56,777,056.96
	American AgCredit, FLCA		$3,900,000.00		$29,957,603.15
	Compeer Financial, FLCA		$10,300,000.00		$70,671,570.83
	Farm Credit Bank of Texas		$10,300,000.00		$70,671,570.83
	Farm Credit East, ACA		$2,600,000.00		$18,088,528.48
	Farm Credit Mid-America, FLCA		$3,900,000.00		$27,305,486.14
	Farm Credit Services of America, FLCA		$2,600,000.00		$20,740,645.49
	Farm Credit West, FLCA		$2,600,000.00		$18,088,528.48
	GreenStone Farm Credit Services, FLCA		$4,300,000.00		$29,471,570.84
	Northwest Farm Credit Services, FLCA		$2,600,000.00		$18,088,528.48
TOTAL		$75,000,000.00	$75,000,000.00	$515,000,000.00	$515,000,000.00

EXHIBIT A
FORM OF LOAN NOTICE

Date:    _,

To:    JPMorgan Chase Bank, National Association,
as Administrative Agent
J.P. Morgan Europe Limited
Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 1, 2022 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among GREIF, INC., a Delaware corporation (the “Company”), GREIF PACKAGING LLC, a Delaware limited liability company, GREIF INTERNATIONAL HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 33065401, GREIF BEHEER B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 30170356 and the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and an L/C Issuer.

[Name of Applicable Borrower], hereby requests, on behalf of itself or, if applicable, the applicable Borrower referenced in item 6 below (the “Applicable Borrower”) (select one):

◦A Borrowing of [[Global][U.S.] Revolving Credit] [Term [A-1][A-2]] Loans

◦A conversion or continuation of [[Global][U.S.] Revolving Credit] [Term [A-1][A- 2]] Loans

1.On          ,    (a Business Day).

2.In the principal amount of $    . 1
3.Comprised of    .
[Type of Loans requested]

4.In the following currency:    .

1    PLEASE SEEK DUTCH LEGAL ADVICE IF ANY AMOUNT LENT TO AN APPLICABLE BORROWER ORGANIZED UNDER THE LAWS OF THE NETHERLANDS IS LESS THAN
€100,000 OR THE EQUIVALENT IN ANOTHER CURRENCY.
A-1

5.For Term Benchmark Loans: with an Interest Period of    months.

6.On behalf of    [insert name of Applicable Borrower].

[The Revolving Credit Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(c) of the Agreement.]2

[NAME OF APPLICABLE BORROWER]

By:_     Name:
Title:

2    INCLUDE THIS SENTENCE IN THE CASE OF A REVOLVING CREDIT BORROWING.
A-2

FORM OF SWING LINE LOAN NOTICE

Date:    _,

To: JPMorgan Chase Bank, National Association, as Administrative Agent
J.P. Morgan Europe Limited
Each Applicable Swing Line Lender Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 1, 2022 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among GREIF, INC., a Delaware corporation, GREIF PACKAGING LLC, a Delaware limited liability company, GREIF INTERNATIONAL HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 33065401, GREIF BEHEER B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 30170356 and the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and an L/C Issuer.

[Name of Applicable Borrower], on behalf of itself or, if applicable, the Borrower referenced in item 3 below (the “Applicable Borrower”), hereby requests a Swing Line Loan:

1.On    , (a Business Day).

2.In the principal amount of $    in the following currency
    .1
3.On behalf of    [insert name of Applicable Borrower].

1    PLEASE SEEK DUTCH LEGAL ADVICE IF ANY AMOUNT LENT TO AN APPLICABLE BORROWER ORGANIZED UNDER THE LAWS OF THE NETHERLANDS IS LESS THAN
€100,000 OR THE EQUIVALENT IN ANOTHER CURRENCY.
B-1

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

[NAME OF APPLICABLE BORROWER]

By:_     Name:
Title:

B-2

EXHIBIT C-1

FORM OF TERM [A-1][A-2] NOTE

         ,

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to    or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term [A- 1][A-2] Loan made by the Lender to the Borrower under that certain Second Amended and Restated Credit Agreement, dated as of March 1, 2022 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among GREIF, INC., a Delaware corporation, GREIF PACKAGING LLC, a Delaware limited liability company, GREIF INTERNATIONAL HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 33065401, GREIF BEHEER B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 30170356 and the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and an L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of the Term [A-1][A-2] Loan made by the Lender to the Borrower from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan is denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term [A-1][A-2]Note is one of the Term [A-1][A-2] Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term [A-1][A-2] Note is also entitled to the benefits of the Guaranties and is secured by the Collateral, to the extent and in the manner provided in the Agreement and the other Loan Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term [A-1][A-2] Note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement. The Term [A-1][A-2] Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term [A-1][A-2] Note and endorse thereon the date, amount and maturity of its Term [A-1][A-2] Loan and payments with respect thereto.

C-1-1

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term [A-1][A-2] Note.

C-1-2

THIS TERM [A-1][A-2] NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

[GREIF, INC.

By:_     Name:
Title:]4

[GREIF PACKAGING LLC

By:_     Name:
Title:]5

4 FOR TERM A-1 NOTE
5 FOR TERM A-2 NOTE
C-1-3

TERM [A-1][A-2] LOAN AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-1-4

EXHIBIT C-2

FORM OF [U.S.][GLOBAL] REVOLVING CREDIT NOTE

         ,

FOR VALUE RECEIVED, each of the undersigned (each a “Borrower”) hereby promises to pay to    or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each [U.S.][Global] Revolving Credit Loan from time to time made by the Lender to such Borrower under that certain Second Amended and Restated Credit Agreement, dated as of March 1, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among GREIF, INC., a Delaware corporation, GREIF PACKAGING LLC, a Delaware limited liability company, GREIF INTERNATIONAL HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 33065401, GREIF BEHEER B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 30170356 and the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and an L/C Issuer.

Each Borrower promises to pay interest on the unpaid principal amount of each [U.S.][Global] Revolving Credit Loan made by the Lender to such Borrower from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement. Notwithstanding anything to the contrary in this [U.S.][Global] Revolving Credit Note, in accordance with Section 2.15(c) of the Agreement, (i) the Obligations of Greif, Inc. and each other Borrower that is a Domestic Subsidiary shall be joint and several in nature, and (ii) the Obligations of all Designated Borrowers shall be several in nature.

This [U.S.][Global] Revolving Credit Note is one of the [U.S.][Global] Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This [U.S.][Global] Revolving Credit Note is also entitled to the benefits of the Guaranties, and is secured by the Collateral, to the extent and in the manner provided in the Agreement and the other Loan Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this [U.S.][Global] Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement. [U.S.][Global] Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this [U.S.][Global] Revolving Credit Note and endorse thereon the date, amount, currency and maturity of its [U.S.][Global] Revolving Credit Loans and payments with respect thereto.

C-2-1

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this [U.S.][Global] Revolving Credit Note.

C-2-2

THIS [U.S.][GLOBAL] REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

GREIF, INC.

By:_     Name:
Title:

GREIF PACKAGING LLC

By:_     Name:
Title:

GREIF INTERNATIONAL HOLDING B.V.

By:_     Name:
Title:

GREIF BEHEER B.V.

By:_     Name:
Title:

C-2-3

[U.S.][GLOBAL] REVOLVING CREDIT LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-2-4

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:          ,

To:    JPMorgan Chase Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 1, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among GREIF, INC., a Delaware corporation (the “Company”), GREIF PACKAGING LLC, a Delaware limited liability company, GREIF INTERNATIONAL HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 33065401, GREIF BEHEER B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 30170356 and the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and an L/C Issuer.

The undersigned Responsible Financial Officer hereby certifies as of the date hereof that he/she is the _    of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

[1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(b) of the Agreement for the Fiscal Year of the Company and its Subsidiaries ended as of the above date, together with the reports of independent certified public accountants of recognized national standing required by such section. To the best knowledge of the undersigned, such financial statements present fairly in all material respects, in accordance with GAAP, the financial condition and results of operations of the Company and its Subsidiaries for the Fiscal Year referred to therein.]

[Use following paragraph 1 for fiscal quarter-end financial statements]

[1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(a) of the Agreement for the Fiscal Quarter of the Company and its Subsidiaries ended as of the above date. To the best knowledge of the undersigned, such financial statements present fairly in all material respects the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP, subject only to normal recurring adjustments and the absence of footnotes.]

2.The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

3.A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.The representations, warranties and certifications of (i) the Borrowers contained in Article V of the Agreement, and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations, warranties and certifications specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in clause
(a) of Section 5.05 of the Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the financial statements in connection with which this Compliance Certificate is delivered.

5.The financial covenant analyses and information set forth on Schedules 2, 3 and 4 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company as of          ,    .

GREIF, INC.

By:_     Name:
Title:

For the Quarter/Year ended          ,    (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate ($ in 000’s)

I.Section 7.15(a) – Leverage Ratio.

A.Consolidated Debt at Statement Date    $

B.The aggregate amount of unrestricted Cash and Cash Equivalents
of the Loan Parties    $

C.Consolidated EBITDA for the applicable Test Period (see
Schedule 3 below):    $
A.Leverage Ratio ((Line I.A – Line I.B) Line I.C):                 :1

Maximum permitted: 4.00:1.001

II.Section 7.15(b) – Consolidated Interest Coverage Ratio

A.Consolidated EBITDA for the applicable Test Period (see
Schedule 3 below):    $

B.Consolidated Interest Expense for the applicable Test Period:    $

C.Consolidated Interest Coverage Ratio ((Line II.A Line II.B):        :1

Minimum permitted:    3.00:1.00

1 To be 3.75:1.00 during any Collateral Release Period and shall be subject to any Covenant Step-Up pursuant to the terms of Section 7.15(a).

For the Quarter/Year ended          ,    (“Statement Date”)

SCHEDULE 3
to the Compliance Certificate ($ in 000’s)

Consolidated EBITDA7
(in accordance with the definition of Consolidated EBITDA as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
Consolidated Net Income
+ Consolidated Interest Expense
+ charges against income for foreign, Federal, state and local taxes and capital taxes, in each case based on income
+ depreciation and depletion expense
+    amortization expense (including amortization of goodwill and other intangible assets, fees, costs and expenses in connection with the execution, delivery and performance of any of the Loan Documents, and other fees, costs and expenses in connection with Permitted Acquisitions)

-/+ gain/loss from sale of assets other than in the ordinary course of business
- gain from sale of Timber Lands in excess of Dollar Equivalent of $40,000,000
-/+ extraordinary or non-cash nonrecurring gains/losses
- gain from write-up of assets (other than with respect to any Company Owned Life Insurance Program)
+ non-cash charge from write-down of assets, and deferred financing costs written off or premiums paid, in either case, in connection with early extinguishment of Indebtedness
+ non-cash restructuring charges
7 TO BE UPDATED FOLLOWING FINALIZATION OF CREDIT AGREEMENT

+ cash restructuring charges (not to exceed, for purposes of this calculation, (i) $50,000,000 for the current Fiscal Year and (ii) $200,000,000 over the term of this Agreement)
+ any non-cash losses (or minus any non-cash gains) realized in connection with adjustments to any Plan due to changes in actuarial assumptions, valuations or studies
+    the amount of “run-rate” cost savings, operating expense reductions and synergies (in each case, net of amounts actually realized) related to mergers and other business combinations, acquisitions, investments, dispositions, divestitures, restructurings, operating improvements, cost savings initiatives and other similar initiatives (including the modification and renegotiation of contracts and other arrangements) and other similar transactions that are projected by the Company in good faith to result within eighteen
(18) months after any such transaction, initiative or event from actions that have been taken or with respect to which substantial steps have been taken (including prior to the date of any such transactions) or are expected to be taken (in the good faith determination of the Company) (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period); provided that such cost savings, operating expense reductions and synergies under this clause (A) shall be certified by a Responsible Financial Officer in a notice to the Administrative Agent and the Lenders at the time of any calculation of Consolidated EBITDA pursuant to the terms of the Credit Agreement as being

reasonably identifiable, reasonably attributable to the actions specified and factually supportable and (B) shall not, in the aggregate during any applicable Test Period, account for more than twenty percent (20.0%) of Consolidated EBITDA in such Test Period (calculated prior to giving effect to any adjustment pursuant to this clause)

-        amount by which the aggregate EBITDA of joint ventures of the Company constituting Consolidated Subsidiaries any time accountable for aggregate amounts in excess of either 25% of Consolidated Operating Profits or 25% of Consolidated Total Assets (as determined by the Company in good faith and consistent with calculations of Consolidated EBITDA and past business practice) exceeds 25% of
Consolidated EBITDA

= Consolidated EBITDA

For the Quarter/Year ended          ,    (“Statement Date”)

SCHEDULE 4
to the Compliance Certificate ($ in 000’s)

Consolidated Operating Profits and Consolidated Total Assets

I.Consolidated Operating Profits

A.Consolidated Operating Profits of joint ventures of the Company constituting Consolidated Subsidiaries:

B.Consolidated Operating Profits of Company and its Subsidiaries:

C.Joint Ventures’ percentage of Consolidated Operating Profits (Line I.A Line I.B):

II.Consolidated Total Assets

A.Consolidated Total Assets of joint ventures of the Company constituting Consolidated Subsidiaries:

B.Consolidated Total Assets of Company and its Subsidiaries:

C.Joint Ventures’ percentage of Consolidated Total Assets (Line II.A Line II.B):

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][and][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Swing Line Loans included in such facilities)5 and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1    For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2    Include bracketed language if there are either multiple Assignors or multiple Assignees.
3    Select as appropriate.
4    Include all applicable facilities.
5    Include all applicable subfacilities.

1.Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.Borrowers: GREIF, INC., a Delaware corporation (the “Company”), GREIF PACKAGING LLC, a Delaware limited liability company, GREIF INTERNATIONAL HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 33065401, GREIF BEHEER B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 30170356 and the other Borrowers from time to time party to the Credit Agreement.

4.Administrative Agent: JPMorgan Chase Bank, National Association, as the administrative agent under the Credit Agreement

5.Credit Agreement: Second Amended and Restated Credit Agreement, dated as of March 1, 2022, among the Borrowers, the Lenders from time to time party thereto, and the Administrative Agent.

6. Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment/Loans for all Lenders[9]	Amount of Commitment /Loans Assigned[10]	Percentage Assigned of Commitment/ Loans[11]	CUSIP Number

7.[Trade Date:          ,    ]12

6    List each Assignor, as appropriate.
7    List each Assignee, as appropriate.
8    Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Global Revolving Credit Commitment”, “Term A-1 Loan Commitment”, etc.).
9    Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
10    Please seek Dutch legal advice if any amount lent to a Borrower organized under the laws of the Netherlands is to be transferred and is less than €100,000 or the equivalent in another currency.
11    Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
12    To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective    Date:                  ,             [TO    BE    INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:_     Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:_     Name:
Title:

[Jurisdiction of tax residence:        _ DTTP Scheme number:    ]13

[Consented to and] 14 Accepted:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:_     Name:
Title:

[Consented to:] 15
[NAME OF APPLICABLE LENDER],
as [[L/C Issuer] [and as] [Swing Line Lender]]

By:_

13    Assignee to include, as applicable, per Section 3.01.
14    To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
15    To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender or L/C Issuer) is required by the terms of the Credit Agreement.

Name:
Title:

GREIF, INC.

By:_     Name:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1.Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, (iv) it is [not] a Defaulting Lender, and (v) it has received and reviewed a copy of the DQ List; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v), (vi) and (vii) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) or Section 6.01(b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee, and (viii) it has received and reviewed a copy of the DQ List; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the] [the relevant] Assignee.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York, including for such purposes Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York

EXHIBIT F

FORM OF NEW BORROWER REQUEST AND ASSUMPTION AGREEMENT

Date:    _,

To:    JPMorgan Chase Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

This New Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.15 of that certain Second Amended and Restated Credit Agreement, dated as of March 1, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among GREIF, INC., a Delaware corporation (the “Company”), GREIF PACKAGING LLC, a Delaware limited liability company, GREIF INTERNATIONAL HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 33065401, GREIF BEHEER B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 30170356 and the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and an L/C Issuer, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this New Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Each of    (the “New Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the New Borrower is a Wholly-Owned Subsidiary of the Company.

The documents required to be delivered to the Administrative Agent under Section 2.15 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

Complete if the New Borrower is a Domestic Subsidiary: The true and correct U.S. taxpayer identification number of the New Subsidiary is _    .

Complete if the New Borrower is a Foreign Subsidiary: The true and correct unique identification number that has been issued to the New Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby confirm that, with effect from the date hereof, the New Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the New Borrower would have had if the New Borrower had been an original party to the Credit Agreement as a Borrower. The New Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

The parties hereto hereby request that the New Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither the New Borrower nor the Company on its behalf shall have any right to request any Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a New Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.15 of the Credit Agreement.

This New Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

THIS NEW BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this New Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[NEW BORROWER]

By:_     Name:
Title:

GREIF, INC.

By:_     Name:
Title:

EXHIBIT G

FORM OF NEW BORROWER NOTICE

Date:    _,

To:    Greif, Inc.
425 Winter Road
Delaware, OH 43015

The Lenders party to the Second Amended and Restated Credit Agreement referred to below

Ladies and Gentlemen:

This New Borrower Notice is made and delivered pursuant to Section 2.15 of that certain Second Amended and Restated Credit Agreement, dated as of March 1, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among GREIF, INC., a Delaware corporation (the “Company”), GREIF PACKAGING LLC, a Delaware limited liability company, GREIF INTERNATIONAL HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 33065401, GREIF BEHEER B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 30170356 and the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and an L/C Issuer, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this New Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Administrative Agent hereby notifies the Company and the Lenders that effective as of the date hereof    shall be a Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.
G-1

This New Borrower Notice shall constitute a Loan Document under the Credit Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:_     Name:
Title:

G-2

EXHIBIT H-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships or Disregarded Entities For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 1, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among GREIF, INC., a Delaware corporation (the “Company”), GREIF, INC., a Delaware corporation (the “Company”), GREIF PACKAGING LLC, a Delaware limited liability company, GREIF INTERNATIONAL HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 33065401, GREIF BEHEER B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 30170356 and the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and an L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
H-1-1

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:_     Name:
Title:

Date:    _,
H-1-2

EXHIBIT H-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships or Disregarded Entities For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 1, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among GREIF, INC., a Delaware corporation (the “Company”), GREIF, INC., a Delaware corporation, GREIF PACKAGING LLC, a Delaware limited liability company, GREIF INTERNATIONAL HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 33065401, GREIF BEHEER B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 30170356] and the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and an L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
H-2-1

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:_     Name:
Title:

Date:    _,
H-2-2

EXHIBIT H-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 1, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among GREIF, INC., a Delaware corporation (the “Company”), GREIF, INC., a Delaware corporation, GREIF PACKAGING LLC, a Delaware limited liability company, GREIF INTERNATIONAL HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 33065401, GREIF BEHEER B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 30170356 and the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and an L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and
(2)the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
H-3-1

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:_     Name:
Title:

Date:    _,
H-3-2

EXHIBIT H-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 1, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among GREIF, INC., a Delaware corporation (the “Company”), GREIF, INC., a Delaware corporation, GREIF PACKAGING LLC, a Delaware limited liability company, GREIF INTERNATIONAL HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 33065401, GREIF BEHEER B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands and registered with the Dutch trade register under number 30170356 and the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and an L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or W-8BEN- E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
H-4-1

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:_     Name:
Title:

Date:    _,
H-4-2